                                                                       Exhibit 2
                                                                       ---------

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------
IN RE:                              )
                                    )       Chapter 11
OWENS CORNING, ET AL.,              )
                                    )       Case No. 00-03837 (JKF)
          Debtors.                  )
                                    )       Jointly Administered
                                    )
-----------------------------------

          SECOND AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING
              AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

SAUL EWING LLP                                  SKADDEN, ARPS, SLATE, MEAGHER
Norman L. Pernick (I.D. # 2290)                 & FLOM LLP
222 Delaware Avenue                             Ralph Arditi
P.O. Box 1266                                   D.J. Baker
Wilmington, DE 19899-1266                       Four Times Square
(302) 421-6800                                  New York, NY 10036-6522
                                                (212) 735-3000
Charles O. Monk, II
Irving E. Walker                                Special Counsel to Debtors
Jay A. Shulman                                  and Debtors-in-Possession
100 South Charles Street
Baltimore, MD 21201-2773
(410) 332-8600

Attorneys for the Debtors and
Debtors-in-Possession

KAYE SCHOLER LLP                                CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                               Elihu Inselbuch
Andrew A. Kress                                 399 Park Avenue
Edmund M. Emrich                                New York, NY 10022
425 Park Avenue                                 (212) 319-7125
New York, NY 10022
(212) 836-8000                                  Peter Van N. Lockwood
                                                Julie W. Davis
YOUNG, CONAWAY,                                 One Thomas Circle, N.W.
STARGATT & TAYLOR LLP                           Washington, D.C. 20005
James L. Patton, Jr. (I.D. # 2202)              (202) 862-5000
The Brandywine Building
1000 West Street, 17th Floor                    CAMPBELL & LEVINE
P.O. Box 391                                    Marla Eskin  (I.D. # 2989)
Wilmington, DE 19899-0391                       Chase Manhattan Center
(302) 571-6600                                  15th Floor
                                                1201 Market Street
Attorneys for James J. McMonagle,               Wilmington, DE 19899
Legal Representative for Future Claimants       (302) 426-1900

Dated as of: May 23, 2003
                                                Attorneys for the Official
                                                Committee of Asbestos Claimants

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW........................1
      A.       SCOPE OF DEFINITIONS..........................................................................1
      B.       DEFINITIONS...................................................................................2
               1.1       "$250 MILLION NOTES"................................................................2
               1.2       "$130 MILLION DEM BEARER BONDS".....................................................2
               1.3       "$300 MILLION HIGH COUPON DEBENTURES"...............................................2
               1.4       "$400 MILLION DEBENTURES"...........................................................2
               1.5       "$550 MILLION TERM NOTES"...........................................................2
               1.6       "1997 CREDIT AGREEMENT".............................................................2
               1.7       "ADMINISTRATIVE CLAIMS".............................................................2
               1.8       "AFFILIATE".........................................................................3
               1.9       "ALLOWED"...........................................................................3
               1.10      "AMENDED AND RESTATED BYLAWS OF REORGANIZED OCD"....................................4
               1.11      "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REORGANIZED OCD"..............4
               1.12      "ASBESTOS CLAIMANTS' COMMITTEE".....................................................5
               1.13      "ASBESTOS PERSONAL INJURY CLAIMS"...................................................5
               1.14      "ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION"..........................5
               1.15      "ASBESTOS PERSONAL INJURY TRUST"....................................................5
               1.16      "ASBESTOS PERSONAL INJURY TRUST AGREEMENT"..........................................5
               1.17      "ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES"............................5
               1.18      "ASBESTOS PERSONAL INJURY TRUSTEES".................................................5
               1.19      "AVAILABLE CASH"....................................................................6
               1.20      "AVOIDANCE ACTIONS".................................................................6
               1.21      "BALLOT"............................................................................6
               1.22      "BALLOT DATE".......................................................................6
               1.23      "BANK HOLDERS"......................................................................6
               1.24      "BANK HOLDERS ACTION"...............................................................6
               1.25      "BANK HOLDERS CLAIMS"...............................................................6
               1.26      "BANKRUPTCY CODE"...................................................................6
               1.27      "BANKRUPTCY COURT"..................................................................6
               1.28      "BANKRUPTCY RULES"..................................................................6
               1.29      "BOARD OF DIRECTORS"................................................................7
               1.30      "BONDHOLDERS".......................................................................7
               1.31      "BONDHOLDERS CLAIMS"................................................................7
               1.32      "BUSINESS DAY"......................................................................7
               1.33      "CASH"..............................................................................7
               1.34      "CHAPTER 11"........................................................................7
               1.35      "CHAPTER 11 CASES"..................................................................7

               1.36      "CLAIM".............................................................................7
               1.37      "CLAIMANT RELEASED PARTIES".........................................................7
               1.38      "CLAIMS OBJECTION DEADLINE".........................................................7
               1.39      "CLAIMS TRADING INJUNCTION".........................................................7
               1.40      "CLASS".............................................................................8
               1.41      "CLASS ___ FINAL DISTRIBUTION PERCENTAGE"...........................................8
               1.42      "CLASS ___ INITIAL DISTRIBUTION PERCENTAGE".........................................8
               1.43      "CLASS 7 AGGREGATE AMOUNT"..........................................................8
               1.44      "CLASS 8 AGGREGATE AMOUNT"..........................................................8
               1.45      "COMBINED DISTRIBUTION PACKAGE".....................................................8
               1.46      "COMBINED NET DISTRIBUTION PACKAGE".................................................9
               1.47      "COMMERCIAL CLAIMS"................................................................10
               1.48      "COMMITTED CLAIMS ACCOUNT".........................................................10
               1.49      "COMMITTEES".......................................................................10
               1.50      "CONFIRMATION CONDITIONS"..........................................................10
               1.51      "CONFIRMATION DATE"................................................................10
               1.52      "CONFIRMATION HEARING".............................................................10
               1.53      "CONFIRMATION ORDER"...............................................................10
               1.54      "CONVENIENCE CLAIM"................................................................10
               1.55      "CSFB".............................................................................11
               1.56      "CURE".............................................................................11
               1.57      "DEBT".............................................................................11
               1.58      "DEBT AGREEMENTS"..................................................................11
               1.59      "DEBTORS"..........................................................................11
               1.60      "DEBTORS-IN-POSSESSION"............................................................11
               1.61      "DEMAND"...........................................................................11
               1.62      "DIP AGENT"........................................................................11
               1.63      "DIP FACILITY".....................................................................11
               1.64      "DIP FACILITY CLAIMS"..............................................................12
               1.65      "DIP LENDERS"......................................................................12
               1.66      "DISALLOWED CLAIM".................................................................12
               1.67      "DISBURSING AGENT".................................................................12
               1.68      "DISCLOSURE STATEMENT".............................................................12
               1.69      "DISCLOSURE STATEMENT HEARING".....................................................12
               1.70      "DISPUTED CLAIM"...................................................................12
               1.71      "DISPUTED DISTRIBUTION RESERVE"....................................................12
               1.72      "DISTRIBUTION RECORD DATE".........................................................12
               1.73      "DISTRIBUTABLE SHARES".............................................................12
               1.74      "DISTRICT COURT"...................................................................12
               1.75      "EFFECTIVE DATE"...................................................................13
               1.76      "ENCUMBRANCE"......................................................................13
               1.77      "ENJOINED ACTION"..................................................................13
               1.78      "ENVIRONMENTAL CLAIMS".............................................................13
               1.79      "EPA"..............................................................................13
               1.80      "ESTATES"..........................................................................13
               1.81      "EXCESS AVAILABLE CASH"............................................................13

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
               1.82      "EXCESS LITIGATION TRUST RECOVERIES"...............................................14
               1.83      "EXCESS NEW OCD COMMON STOCK"......................................................14
               1.84      "EXCESS SENIOR NOTES"..............................................................14
               1.85      "EXCESS SENIOR NOTES AMOUNT".......................................................14
               1.86      "EXISTING FIBREBOARD INSURANCE SETTLEMENT TRUST ASSETS"............................14
               1.87      "EXISTING OCD COMMON STOCK"........................................................14
               1.88      "EXISTING OCD OPTIONS".............................................................14
               1.89      "EXISTING OCD PREFERRED STOCK".....................................................14
               1.90      "EXIT FACILITY"....................................................................14
               1.91      "FACE AMOUNT"......................................................................14
               1.92      "FB ASBESTOS PERSONAL INJURY CLAIM"................................................15
               1.93      "FB ASBESTOS PROPERTY DAMAGE CLAIM"................................................15
               1.94      "FB ASBESTOS PROPERTY DAMAGE INSURANCE ASSETS".....................................15
               1.95      "FB ASBESTOS PROPERTY DAMAGE TRUST"................................................16
               1.96      "FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT"......................................16
               1.97      "FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES"........................16
               1.98      "FB ASBESTOS PROPERTY DAMAGE TRUSTEE"..............................................16
               1.99      "FB INDIRECT ASBESTOS PI TRUST CLAIM"..............................................16
               1.100     "FB INDIRECT ASBESTOS PROPERTY DAMAGE CLAIM".......................................17
               1.101     "FB PERSON"........................................................................17
               1.102     "FB RESOLVED ASBESTOS PERSONAL INJURY CLAIM".......................................18
               1.103     "FB RESTRICTED CASH"...............................................................18
               1.104     "FB REVERSIONS"....................................................................18
               1.105     "FB SUB-ACCOUNT"...................................................................18
               1.106     "FB SUB-ACCOUNT SETTLEMENT PAYMENT"................................................18
               1.107     "FIBREBOARD".......................................................................18
               1.108     "FIBREBOARD INSURANCE SETTLEMENT TRUST"............................................18
               1.109     "FILING"...........................................................................19
               1.110     "FINAL DISTRIBUTION DATE"..........................................................19
               1.111     "FINAL ORDER"......................................................................19
               1.112     "FUTURE CLAIMANTS' REPRESENTATIVE".................................................19
               1.113     "GENERAL UNSECURED CLAIM"..........................................................19
               1.114     "GUARANTEE SETTLEMENT PAYMENT".....................................................19
               1.115     "GUARANTEE SETTLEMENT VALUE".......................................................19
               1.116     "HARTFORD ENTITIES"................................................................19
               1.117     "HARTFORD POLICIES"................................................................20
               1.118     "HARTFORD SETTLEMENT AGREEMENT"....................................................21
               1.119     "IMPAIRED".........................................................................21
               1.120     "INDEMNIFICATION OBLIGATIONS"......................................................21
               1.121     "INITIAL DISTRIBUTION DATE"........................................................22
               1.122     "INSOLVENT INSURER PD RIGHTS"......................................................22
               1.123     "INSOLVENT INSURER PI RIGHTS"......................................................22
               1.124     "INSURANCE GUARANTEE FUND PD RIGHTS"...............................................22
               1.125     "INSURANCE GUARANTEE FUND PI RIGHTS"...............................................22
               1.126     "INTERCOMPANY CLAIM"...............................................................23

               1.127     "INTERESTED PARTY".................................................................23
               1.128     "INTERESTS"........................................................................23
               1.129     "IPM"..............................................................................23
               1.130     "IRC"..............................................................................23
               1.131     "IRS"..............................................................................23
               1.132     "LITIGATION TRUST".................................................................23
               1.133     "LITIGATION TRUST AGREEMENT".......................................................23
               1.134     "LITIGATION TRUST ASSETS"..........................................................23
               1.135     "LITIGATION TRUST EXPENSES"........................................................23
               1.136     "LITIGATION TRUST INITIAL DEPOSIT".................................................24
               1.137     "LITIGATION TRUST RECOVERIES"......................................................24
               1.138     "LITIGATION TRUST REIMBURSEMENT OBLIGATION"........................................24
               1.139     "LITIGATION TRUSTEE"...............................................................24
               1.140     "MANAGEMENT ARRANGEMENTS"..........................................................24
               1.141     "MATERIAL RIGHTS OF ACTION"........................................................24
               1.142     "MIPS INTERESTS"...................................................................24
               1.143     "NET AVAILABLE DISTRIBUTABLE SHARES"...............................................25
               1.144     "NET AVAILABLE SENIOR NOTES AMOUNT"................................................25
               1.145     "NEW OCD COMMON STOCK".............................................................25
               1.146     [INTENTIONALLY OMITTED]............................................................25
               1.147     "NEW OCD SECURITIES"...............................................................25
               1.148     "NON-DEBTOR SUBSIDIARIES"..........................................................25
               1.149     "NSP"..............................................................................25
               1.150     "NSP AGREEMENTS"...................................................................25
               1.151     "OBJECTION DEADLINE"...............................................................25
               1.152     "OC"...............................................................................25
               1.153     "OC ASBESTOS PERSONAL INJURY CLAIM"................................................25
               1.154     "OC ASBESTOS PERSONAL INJURY LIABILITY INSURANCE ASSETS"...........................26
               1.155     "OC ASBESTOS PROPERTY DAMAGE CLAIM"................................................26
               1.156     "OCD"..............................................................................27
               1.157     "O.C. FUNDING B.V. CLAIM"..........................................................27
               1.158     "OCD INSURANCE ESCROW".............................................................27
               1.159     "OCD INTERESTS"....................................................................27
               1.160     "OCD RESTRICTED CASH"..............................................................27
               1.161     "OCD REVERSIONS"...................................................................27
               1.162     "OC INDIRECT ASBESTOS PI TRUST CLAIM"..............................................27
               1.163     "OC INDIRECT ASBESTOS PROPERTY DAMAGE CLAIM".......................................28
               1.164     "OC PERSON"........................................................................28
               1.165     "OC RESOLVED ASBESTOS PERSONAL INJURY CLAIM".......................................29
               1.166     "OC SUB-ACCOUNT"...................................................................29
               1.167     "OTHER PRIORITY CLAIMS"............................................................29
               1.168     "OTHER SECURED CLAIMS".............................................................29
               1.169     "OTHER SECURED TAX CLAIMS".........................................................29
               1.170     "PERSON"...........................................................................29
               1.171     "PETITION DATE"....................................................................30
               1.172     "PLAN".............................................................................30

               1.173     "PLAN PROPONENTS"..................................................................30
               1.174     "PLR"..............................................................................30
               1.175     "POTENTIAL TAX REFUNDS"............................................................30
               1.176     "PRE-PETITION BOND INDENTURES".....................................................30
               1.177     "PRE-PETITION BONDS"...............................................................30
               1.178     "PRE-PETITION INDENTURE TRUSTEES"..................................................30
               1.179     "PRIORITY TAX CLAIM"...............................................................31
               1.180     "PRO RATA".........................................................................31
               1.181     "PROOF OF CLAIM"...................................................................31
               1.182     "PROPOSED ASBESTOS-RELATED TAX LEGISLATION"........................................31
               1.183     "PROTECTED PARTY"..................................................................31
               1.184     "QUARTERLY DISTRIBUTION DATE"......................................................32
               1.185     "RECORD DATE"......................................................................32
               1.186     "REFERENCE ORDER"..................................................................32
               1.187     "REINSTATEMENT"....................................................................32
               1.188     "RELATED PERSONS"..................................................................33
               1.189     "RELEASED ACTIONS".................................................................33
               1.190     "RELEASED PARTIES".................................................................33
               1.191     "REORGANIZED DEBTORS"..............................................................34
               1.192     "REORGANIZED OCD"..................................................................34
               1.193     "REORGANIZED SUBSIDIARY DEBTORS"...................................................34
               1.194     "RESOLVED ASBESTOS PERSONAL INJURY CLAIMS".........................................34
               1.195     "RESTRICTED CASH"..................................................................34
               1.196     "RESTRUCTURING TRANSACTIONS".......................................................34
               1.197     "SENIOR NOTES".....................................................................34
               1.198     "SENIOR NOTES AMOUNT"..............................................................34
               1.199     "SOFAS"............................................................................35
               1.200     "SUBSIDIARY".......................................................................35
               1.201     "SUBSIDIARY DEBTORS"...............................................................35
               1.202     "SUBSIDIARY INTERESTS".............................................................35
               1.203     "TAC"..............................................................................35
               1.204     "TOBACCO CAUSES OF ACTION".........................................................35
               1.205     "UNCLASSIFIED CLAIMS"..............................................................35
               1.206     "UNIMPAIRED".......................................................................36
               1.207     "UNPAID FB RESOLVED ASBESTOS PERSONAL INJURY CLAIM"................................36
               1.208     "UNPAID OC RESOLVED ASBESTOS PERSONAL INJURY CLAIM"................................36
               1.209     "UNSECURED CREDITORS' COMMITTEE"...................................................36
               1.210     "VOTING DEADLINE"..................................................................36
               1.211     "VOTING PROCEDURES"................................................................36
               1.212     "VOTING PROCEDURES ORDER"..........................................................36
      C.       RULES OF INTERPRETATION......................................................................37
      D.       COMPUTATION OF TIME..........................................................................37
      E.       GOVERNING LAW................................................................................37

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS...........................................................37
               2.1       Introduction.......................................................................37
               2.2       Classification of Unimpaired Claims................................................39

               2.3       Classification of Impaired Claims and Interests....................................39

ARTICLE III TREATMENT OF CLAIMS AND INTERESTS...............................................................40
               3.1       Unclassified Claims................................................................40
               3.2       Unimpaired Classes of Claims.......................................................41
               3.3       Impaired Classes of Claims and Interests...........................................42
               3.4       Reservation of Rights Regarding Claims.............................................48

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN..............................................................48
               4.1       Impaired Classes of Claims and Interests Entitled to Vote..........................48
               4.2       Acceptance by an Impaired Class....................................................48
               4.3       Presumed Acceptances by Unimpaired Classes.........................................48
               4.4       Classes Deemed to Reject the Plan..................................................49
               4.5       Summary of Classes Voting on the Plan..............................................49
               4.6       Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code....................49

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN..............................................................49
               5.1       Continued Corporate Existence......................................................49
               5.2       Cancellation of Debt and Debt Agreements...........................................49
               5.3       Cancellation of OCD Interests......................................................50
               5.4       Certificates of Incorporation and Bylaws...........................................50
               5.5       Exculpation and Limitation of Liability............................................50
               5.6       Restructuring Transactions.........................................................51
               5.7       Issuance of New OCD Securities.....................................................52
               5.8       Litigation Trust...................................................................52
               5.9       Revesting of Assets................................................................54
               5.10      Rights of Action...................................................................55
               5.11      Effectuating Documents; Further Transactions.......................................55
               5.12      Exemption from Certain Transfer Taxes..............................................55
               5.13      Releases and Injunction Related to Releases........................................56
               5.14      Permanent Injunctions and Asbestos Personal Injury Permanent Channeling
                         Injunction.........................................................................57
               5.15      Directors and Officers of Reorganized Debtors......................................58
               5.16      Compensation and Benefit Programs..................................................59
               5.17      Continuation of Certain Orders.....................................................59
               5.18      Exit Facility......................................................................60

ARTICLE VI SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS AND PROCESS FOR RESOLUTION
               OF KEY ISSUES................................................................................60
               6.1       Substantive Consolidation..........................................................60

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................................61
               7.1       Assumed Contracts and Leases.......................................................61
               7.2       Payments Related to Assumption of Contracts and Leases.............................61

               7.3       Rejected Contracts and Leases......................................................62
               7.4       Rejection Damages Bar Date.........................................................62
               7.5       Indemnification Obligations........................................................62
               7.6       Insurance Policies and Agreements..................................................63

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS.............................................................64
               8.1       Distributions for Claims Allowed as of the Initial Distribution Date...............64
               8.2       Interest on Claims.................................................................64
               8.3       Distributions under the Plan.......................................................64
               8.4       Record Date for Distributions to Holders of Bank Holders Claims and
                         Bondholders Claims.................................................................65
               8.5       Means of Cash Payment..............................................................65
               8.6       Fractional New OCD Common Stock; Other Distributions...............................65
               8.7       Delivery of Distributions..........................................................66
               8.8       Surrender of Pre-petition Bonds or Prepetition Industrial Revenue Bonds............66
               8.9       Withholding and Reporting Requirements.............................................67
               8.10      Setoffs............................................................................67

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS.....68
               9.1       Prosecution of Objections to Certain Claims........................................68
               9.2       No Distributions Pending Allowance.................................................68
               9.3       Disputed Distribution Reserve......................................................68
               9.4       Distributions on Account of Disputed Claims Once They are Allowed..................69

ARTICLE X THE ASBESTOS PERSONAL INJURY TRUST................................................................69
               10.1      The Asbestos Personal Injury Trust.................................................69
               10.2      Appointment of Asbestos Personal Injury Trustees...................................69
               10.3      Transfers of Property to the Asbestos Personal Injury Trust........................70
               10.4      Assumption of Certain Liabilities by the Asbestos Personal Injury Trust............71
               10.5      Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard
                         Insurance Settlement Trust.........................................................71
               10.6      Cooperation with Respect to Insurance Matters......................................72
               10.7      Authority of the Debtors...........................................................72

ARTICLE XI FB ASBESTOS PROPERTY DAMAGE TRUST................................................................72
               11.1      The FB Asbestos Property Damage Trust..............................................72
               11.2      Appointment of FB Asbestos Property Damage Trustee.................................73
               11.3      Transfer of Certain Property to the FB Asbestos Property Damage Trust..............73
               11.4      Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust.........73
               11.5      Cooperation with Respect to Insurance Matters......................................74

               11.6      Authority of the Debtors...........................................................74

ARTICLE XII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...............................75
               12.1      Conditions to Confirmation.........................................................75
               12.2      Conditions to Effective Date.......................................................78
               12.3      Waiver of Conditions...............................................................80

ARTICLE XIII RETENTION OF JURISDICTION......................................................................80
               13.1      Exclusive Jurisdiction of the Bankruptcy Court and District Court..................80
               13.2      Continued Reference to the Bankruptcy Court........................................82

ARTICLE XIV MISCELLANEOUS PROVISIONS........................................................................82
               14.1      Professional Fee Claims............................................................82
               14.2      Administrative Claims Bar Date.....................................................83
               14.3      Payment of Statutory Fees..........................................................83
               14.4      Modifications and Amendments.......................................................83
               14.5      Severability of Plan Provisions....................................................83
               14.6      Successors and Assigns.............................................................84
               14.7      Compromises and Settlements........................................................84
               14.8      Corrective Action..................................................................84
               14.9      Discharge of the Debtors...........................................................84
               14.10     Special Provisions for Warranty Claims, Distributorship Indemnification
                         Claims and Product Coupon Claims...................................................85
               14.11     Committees and Future Claimants' Representative....................................85
               14.12     Binding Effect.....................................................................86
               14.13     Revocation, Withdrawal, or Non-Consummation........................................86
               14.14     Plan Exhibits......................................................................86
               14.15     Notices............................................................................87
               14.16     Term of Injunctions or Stays.......................................................89

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

                                    EXHIBITS

Exhibit A       Form of Amended and Restated Certificate of Incorporation of Reorganized OCD

Exhibit B       Form of Amended and Restated Bylaws of Reorganized OCD

Exhibit C       Form of Litigation Trust Agreement

Exhibit D       Form of Asbestos Personal Injury Trust Agreement

Exhibit D-1     Form of Asbestos Personal Injury Trust Distribution Procedures

Exhibit E       Form of FB Asbestos Property Damage Trust Agreement

Exhibit E-1     Form of FB Asbestos Property Damage Trust Distribution Procedures

Exhibit F       Management Arrangements including Form of Incentive Compensation Program and List of Participants in Incentive Compensation Program

                                    SCHEDULES

Schedule I      Schedule of Subsidiary Debtors

Schedule II     Schedule of Non-Debtor Subsidiaries

Schedule III    Schedule of Persons against Whom Claims are Not Released under the Plan

Schedule IV     Schedule of Executory Contracts and Unexpired Leases Not Assumed

Schedule V      Schedule of Avoidance Actions Commenced by the Debtors

Schedule VI     Schedule of Purchasers and Transferees Treated as Protected Parties

Schedule VII    Schedule of Insurance Companies Who Are Protected Parties

Schedule VIII   Schedule of FB Persons and OC Persons

Schedule IX     Schedule of Interested Parties

Schedule X      Schedule of Protected Parties

Schedule XI     List of Insurance Policies to Be Rejected to the Extent Executory Contracts

Schedule XII    Combined Distribution Package

Schedule XIII   Combined Net Distribution Package

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

Schedule XIV    Schedule of Exclusions from Intercompany Claims

Schedule XV     Schedule of Avoidance Actions and Material Rights of Action Expressly Not Released

Schedule XVI    Schedule of Fibreboard Insurance Policies Which Are FB Asbestos Property Damage Insurance Assets

Schedule XVII   Schedule of OCD Insurance Policies Which Are OC Asbestos Personal Injury Liability Insurance Assets

Schedule XVIII  Schedule of FB Sub-Account Settlement Payment

                                  INTRODUCTION

     Owens Corning, a Delaware corporation ("OCD"), and those entities listed on
SCHEDULE I hereto (collectively, the "SUBSIDIARY DEBTORS" and, together with OCD, the "DEBTORS"), James J. McMonagle, the Legal Representative for Future Claimants ("FUTURE CLAIMANTS' REPRESENTATIVE"), and the Official Committee of Asbestos Claimants ("ASBESTOS CLAIMANTS' COMMITTEE"), hereby propose the following amended joint plan of reorganization (the "PLAN") for the Debtors in their reorganization cases (the "CHAPTER 11 CASES") under Chapter 11 of the Bankruptcy Code ("CHAPTER 11") for the resolution of their creditors' Claims and Demands and their equity holders' Interests. The Debtors, the Future Claimants' Representative, and the Asbestos Claimants' Committee (collectively, "PLAN PROPONENTS") are the co-proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

     Certain of OCD's Subsidiaries (including IPM, Vytec Corporation, Owens-Corning Fibreglas Sweden Inc. and certain foreign entities and joint ventures) have not commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "NON-DEBTOR SUBSIDIARIES"), and accordingly continue to operate their businesses in the ordinary course. A list of the Non-Debtor Subsidiaries is attached hereto as SCHEDULE II. Although IPM and the other Non-Debtor Subsidiaries have not filed under Chapter 11 at the present time, one or more of the Non-Debtor Subsidiaries may file for reorganization under Chapter 11 in the future.

     Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3019 and SECTION
14.4 of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                    ARTICLE I

                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A.   SCOPE OF DEFINITIONS

     For purposes of the Plan, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Plan that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

B.   DEFINITIONS

     1.1 "$250 MILLION NOTES" means the 7% Notes in the aggregate principal amount of $250 million due March 15, 2009, issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

     1.2 "$130 MILLION DEM BEARER BONDS" means the 7.25% DEM Bearer Bonds in the aggregate principal amount of $130 million due December 2, 2000, issued by OCD pursuant to the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG.

     1.3 "$300 MILLION HIGH COUPON DEBENTURES" means two series of debentures in the aggregate principal amount of $300 million issued by OCD under an Indenture dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, consisting of (i) 8.875% Debentures in the aggregate principal amount of $150 million due June 1, 2002 (the "8.875% Debentures"), and (ii) 9.375% Debentures in the aggregate principal amount of $150 million due June 1, 2012 (the "9.375% Debentures").

     1.4 "$400 MILLION DEBENTURES" means the 7.5% Debentures in the aggregate principal amount of $400 million due August 1, 2018, issued by OCD under the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee.

     1.5 "$550 MILLION TERM NOTES" means two series of notes in the aggregate principal amount of $550 million issued by OCD under an Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, consisting of (i) 7.5% Term Notes in the aggregate principal amount of $300 million due May 1, 2005 (the "First Series"), and (ii) 7.7% Term Notes in the aggregate principal amount of $250 million due May 1, 2008 (the "Second Series").

     1.6 "1997 CREDIT AGREEMENT" means the Credit Agreement, dated as of June 26, 1997, by and among OCD, the Subsidiary Debtors and Non-Debtor Subsidiaries named therein, the banks listed in Annex A thereto and CSFB, as agent, as amended by Amendment No. 1, dated as of February 20, 1998, and Amendment No. 2, dated as of November 30, 1998.

     1.7 "ADMINISTRATIVE CLAIMS" means claims for payment of an administrative expense of a kind specified in Section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating the businesses of the Debtors or any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, (ii) all Cure amounts owed in respect of leases and contracts assumed by the Debtors, (iii) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, (iv) any fees or charges assessed against the Estates of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code, and (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code, but expressly excluding Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, FB Asbestos Property Damage Claims, and Intercompany Claims.

     1.8 "AFFILIATE" of, or a Person "Affiliated" with, a specified Person, is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; PROVIDED, that with respect to an "Affiliate" of a Debtor or a Person "Affiliated" with a Debtor, such term shall include, without limiting the foregoing definition, the meaning ascribed thereto in Section 101(2) of the Bankruptcy Code.

     1.9    "ALLOWED" means:

            (a) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Federal Rule of Bankruptcy Procedure 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection is filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent asserted in the proof of such Claim or
                    (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

            (b) with respect to any Claim, other than an Administrative Claim, an Asbestos Personal Injury Claim or an FB Asbestos Property Damage Claim, as to which no Proof of Claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court, to the extent that such Claim has been listed by one of the Debtors in its SOFAS as liquidated in amount and not disputed or contingent and (i) as to which no objection to the allowance thereof has been interposed on or before the Initial Distribution Date and as to which the Debtors have not sent a notice to the holder of such Claim by the Initial Distribution Date that the Claim is under review for possible objection, or (ii) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the

                    Federal Rules of Bankruptcy Procedure or a Final Order of the Bankruptcy Court or (iii) as to which an objection has been interposed, to the extent that such Claim has been allowed in whole or in part by a Final Order of the Bankruptcy Court;

            (c) with respect to any other Claim that is asserted to constitute an Administrative Claim, other than a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, (a) that represents an actual or necessary expense of preserving the Estate or operating the business of the Debtors, to the extent that such Claim is reflected as a postpetition liability of any of the Debtors on the Debtors' books and records as of the Effective Date, or (b) that the Debtors dispute, to the extent that such Claim is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503(b) and 507(a)(1) of the Bankruptcy Code;

            (d) with respect to any other Claim that is asserted to constitute an Administrative Claim that represents a Claim of a professional person employed under Section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to Section 330 of the Bankruptcy Code, to the extent that such Claim is allowed by a Final Order of the Bankruptcy Court under Section 330 of the Bankruptcy Code;

            (e) with respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures; or

            (f) with respect to any FB Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

     1.10 "AMENDED AND RESTATED BYLAWS OF REORGANIZED OCD" means the Amended and Restated Bylaws of Reorganized OCD to be in effect upon the Effective Date, substantially in the form to be filed as EXHIBIT B at least ten (10) Business Days prior to the Objection Deadline.

     1.11 "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REORGANIZED OCD" means the Amended and Restated Certificate of Incorporation of Reorganized

            OCD to be in effect upon the Effective Date, substantially in the form to be filed as EXHIBIT A at least ten (10) Business Days prior to the Objection Deadline.

     1.12 "ASBESTOS CLAIMANTS' COMMITTEE" means the official creditors' committee representing holders of asbestos claims appointed on October 23, 2000, by the United States Trustee for the District of Delaware pursuant to Section 1102(a) of the Bankruptcy Code, as thereafter modified or reconstituted.

     1.13 "ASBESTOS PERSONAL INJURY CLAIMS" means, collectively, OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims.

     1.14 "ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION" means an order or orders of the Bankruptcy Court, established by the Confirmation Order and issued pursuant to this Plan and Section 524(g) of the Bankruptcy Code, pursuant to which all Persons will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action or proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust Agreement, including, without limitation, with respect to any Resolved Asbestos Personal Injury Claim, except in conformity and compliance therewith, against any Protected Party or property or interests in property of any Protected Party, whether directly or indirectly, derivatively or otherwise, for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claim (other than pursuant to the provisions of the Asbestos Personal Injury Trust Agreement or to enforce the provisions of the Plan).

     1.15 "ASBESTOS PERSONAL INJURY TRUST" means the trust established pursuant to the Asbestos Personal Injury Trust Agreement.

     1.16 "ASBESTOS PERSONAL INJURY TRUST AGREEMENT" means the Asbestos Personal Injury Trust Agreement executed by the Debtors and the Asbestos Personal Injury Trustees, substantially in the form of the agreement to be filed as EXHIBIT D no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

     1.17 "ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES" means the Asbestos Personal Injury Trust Distribution Procedures to be implemented by the Asbestos Personal Injury Trustees pursuant to the terms and conditions of the Plan and the Asbestos Personal Injury Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of EXHIBIT D-1 to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

     1.18 "ASBESTOS PERSONAL INJURY TRUSTEES" means the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos Personal Injury Trust, pursuant to the terms of the Asbestos Personal Injury Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the Asbestos Personal Injury Trust Agreement.

     1.19 "AVAILABLE CASH" means Cash in the amount of the sum of (i) all Cash that would be shown as cash or cash equivalents on a consolidated balance sheet of OC as of the last day of the month prior to the month in which the Effective Date occurs, prepared in accordance with United States generally accepted accounting principles consistent with the past practices of OC, and (ii) the OCD Reversions, and excluding (a) the OCD Insurance Escrow, (b) the aggregate amount of Cash to be distributed to holders of Unclassified Claims, Unimpaired Claims and Allowed Class 3 Claims,
            (c) Restricted Cash, (d) the Existing Fibreboard Insurance Settlement Trust Assets, (e) the FB Reversions, and (f) the Litigation Trust Assets, and (g) necessary reserves for working capital and pension contributions as determined by the Debtors and approved by the other Plan Proponents.

     1.20 "AVOIDANCE ACTIONS" means the adversary proceedings instituted by the Debtors on behalf of the Estates, listed on Schedule V hereto, as it may be amended.

     1.21 "BALLOT" means the ballot form(s) distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in SECTION 4.1 of the Plan, in connection with the solicitation of acceptance of the Plan.

     1.22 "BALLOT DATE" means the date set by the Bankruptcy Court by which all Ballots must be received.

     1.23 "BANK HOLDERS" means the holders of the Debtors' obligations under the 1997 Credit Agreement.

     1.24 "BANK HOLDERS ACTION" means with the action entitled OWENS CORNING, ET AL. v. CREDIT SUISSE FIRST BOSTON, ET AL., in the United States District Court for the District of Delaware, A-02-5829, as such action may be amended.

     1.25 "BANK HOLDERS CLAIMS" means those Claims of Bank Holders arising under or as a result of the Debtors' obligations under the 1997 Credit Agreement.

     1.26 "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended and in effect from time to time.

     1.27 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case to the extent of any reference made to it by the District Court pursuant to 28 U.S.C. Section 157 as a unit of such District Court pursuant to 28 U.S.C. Section 151.

     1.28 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

     1.29 "BOARD OF DIRECTORS" means the board of directors or its equivalent of a corporation or other legal entity, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

     1.30   "BONDHOLDERS" means the registered holders of Pre-petition Bonds.

     1.31 "BONDHOLDERS CLAIMS" means the Claims held by the Bondholders arising under or as a result of the Debtors' obligations under the Pre-petition Bonds.

     1.32 "BUSINESS DAY" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Federal Rule of Bankruptcy Procedure 9006(a)) on which commercial banks are open for business in New York, New York.

     1.33 "CASH" means legal tender of the United States or equivalents thereof.

     1.34   "CHAPTER 11" means Chapter 11 of the Bankruptcy Code.

     1.35 "CHAPTER 11 CASES" means the reorganization cases of the Debtors under Chapter 11.

     1.36 "CLAIM" means a claim as defined in Section 101(5) of the Bankruptcy Code against the Debtors, or any of them, whether or not asserted.

     1.37 "CLAIMANT RELEASED PARTIES" means (i) the Debtors, the Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates as of the Petition Date or thereafter, and additionally (ii) if the Person granting the release votes in favor of the Plan, the Released Parties.

     1.38 "CLAIMS OBJECTION DEADLINE" means the last day for filing objections to Disputed Claims, which day shall be one hundred and eighty (180) days after the Effective Date, unless extended by order of the Bankruptcy Court prior to the expiration thereof.

     1.39 "CLAIMS TRADING INJUNCTION" means an order or orders of the Bankruptcy Court permanently and forever staying, restraining, and enjoining any Person from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim, PROVIDED, HOWEVER, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an OC Indirect Asbestos PI Trust Claim or FB Indirect Asbestos PI Trust Claim solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim, or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and

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            distribution. Any such order or orders also will provide that any action taken in violation thereof will be void AB INITIO.

     1.40 "CLASS" means a category of holders of Claims or Interests, as described in Articles II and III of the Plan.

     1.41 "CLASS ___ FINAL DISTRIBUTION PERCENTAGE" means for each applicable class, the percentage determined by dividing the total amount of all Allowed Claims in such Class by the sum of (i) the aggregate amount of all Allowed Claims in Classes 4, 5, and 6 and (ii) the Class 7 Aggregate Amount; PROVIDED, HOWEVER, that in the event Class 4 accepts the Plan, the denominator shall be reduced by the Guarantee Settlement Value, and for purposes of calculating the Class 4 Final Distribution Percentage, the numerator also shall be reduced by the Guarantee Settlement Value.

     1.42 "CLASS ___ INITIAL DISTRIBUTION PERCENTAGE" means for each applicable Class, the percentage determined by dividing the total amount of all Allowed Claims in such Class by the sum of (i) the aggregate amount of all Allowed Claims in Classes 4, 5, and 6, (ii) the Class 7 Aggregate Amount, and (iii) the aggregate amount of all Disputed Claims in Classes 4, 5, and 6; PROVIDED, HOWEVER, that in the event Class 4 accepts the Plan, the denominator shall be reduced by the Guarantee Settlement Value, and for purposes of calculating the Class 4 Initial Distribution Percentage, the numerator also shall be reduced by the Guarantee Settlement Value.

     1.43 "CLASS 7 AGGREGATE AMOUNT" means (i) if Class 4 accepts the Plan, the amount of $10.7 billion, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets or (ii) if Class 4 rejects the Plan, an amount equal to the present value of OC Asbestos Personal Injury Claims, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the OCD Insurance Escrow and the OC Asbestos Personal Injury Liability Insurance Assets, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

     1.44 "CLASS 8 AGGREGATE AMOUNT" means (i) if Class 4 accepts the Plan, the amount of $5.3 billion, less the sum of the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account, or (ii) if Class 4 rejects the Plan, an amount equal to the present value of FB Asbestos Personal Injury Claims, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing, less the sum of the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions and the Committed Claims Account, as shall be estimated by the Bankruptcy Court or the District Court at the Confirmation Hearing.

     1.45 "COMBINED DISTRIBUTION PACKAGE" means the combination of total Available Cash, Senior Notes, New OCD Common Stock and Litigation Trust Recoveries to be paid or issued under the Plan on a pro rated basis (other than the Guarantee

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            Settlement Payment to be paid to Class 4 if Class 4 accepts the Plan and the FB Sub-Account Settlement Payment to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8) to holders of Claims in Classes 4, 5, 6, and 7, the exact composition of which shall be set forth in Schedule XII, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business Days prior to the date the Disclosure Statement is approved.

     1.46 "COMBINED NET DISTRIBUTION PACKAGE" means the combination of Available Cash, Senior Notes and New OCD Stock remaining after payment of (i) the Guarantee Settlement Payment to be paid to Class 4 in the event that Class 4 accepts the Plan, and (ii) the FB Sub-Account Settlement Payment to be paid to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class 8, which remaining Available Cash, Senior Notes and New OCD Stock are to be paid to holders of Claims in Classes 4, 5, 6, and 7 in the event that Class 4 accepts the Plan. The exact composition of the Combined Net Distribution Package shall be set forth in Schedule XIII, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to five (5) Business Days prior to the date the Disclosure Statement is approved.

     1.47 "COMMERCIAL CLAIMS" means rights, causes of action, suits or proceedings, (whether arising out of contract, tort or otherwise) accruing to any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of, any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors. Commercial Claims shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any Debtor from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims shall not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings created by title 11 of the United States Code.

     1.48 "COMMITTED CLAIMS ACCOUNT" means the remaining balance of the account established pursuant to a certain Agreement Between Fibreboard and Continental [Casualty Corporation] On Remaining Issues dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental Casualty Company Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001.

     1.49 "COMMITTEES" means the Asbestos Claimants' Committee and the Unsecured Creditors' Committee.

     1.50 "CONFIRMATION CONDITIONS" means those conditions to confirmation of the plan set forth in SECTION 12.1 of the Plan.

     1.51 "CONFIRMATION DATE" means the date of entry of the Confirmation Order by the clerk of the Bankruptcy Court.

     1.52 "CONFIRMATION HEARING" means the hearing on confirmation of the Plan scheduled by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c).

     1.53 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

     1.54 "CONVENIENCE CLAIM" means a Claim against any of the Debtors that would otherwise be classified as a Class 6 Claim, which (i) is in an amount that is equal to or less than $5,000 or (ii) on the Ballot has been reduced to $5,000 by the holder of such Claim.

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     1.55   "CSFB" means Credit Suisse First Boston, the agent for the Bank
            Holders under the 1997 Credit Agreement.

     1.56 "CURE" means, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

     1.57 "DEBT" means the Pre-petition Bonds and any other promissory note, bond, indenture, or other instrument or document evidencing or creating any indebtedness for borrowed money or capital lease obligation of a Debtor existing prior to the Effective Date, other than any such instrument or document that evidences or creates (i) any Intercompany Claim or (ii) any executory contract or lease that has been assumed or will be assumed pursuant to the Plan.

     1.58 "DEBT AGREEMENTS" means the 1997 Credit Agreement, the Pre-petition Bonds, the Pre-Petition Bond Indentures and any other agreements, indentures or other instruments or documents governing, evidencing or creating any Debt.

     1.59   "DEBTORS" means, collectively, OCD and the Subsidiary Debtors.

     1.60 "DEBTORS-IN-POSSESSION" means the Debtors, each in its respective capacity as a debtor-in-possession pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

     1.61 "DEMAND" means a present or future demand for payment that (i) was not a Claim during the Chapter 11 Cases; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos Personal Injury Permanent Channeling Injunction; and
            (iii) pursuant to the Plan, is to be paid or otherwise resolved by the Asbestos Personal Injury Trust.

     1.62 "DIP AGENT" means Bank of America, N.A., as administrative agent of the DIP Facility.

     1.63 "DIP FACILITY" means the debtor-in-possession credit facility pursuant to the Post-Petition Credit Agreement, dated December 8, 2000, by and among the financial institutions named therein, as the lenders, Bank of America, N.A., as the agent, and OCD and the Subsidiaries of OCD named therein, as the borrowers, as amended pursuant to the First Amendment to Post-Petition Credit Agreement by and among OCD as Borrower Representative on behalf of the borrowers under the Post-Petition Credit Agreement, Bank of America, N.A., as agent and the Lenders signatory thereto, dated as of October 28, 2002, as further amended, modified, renewed or otherwise in effect from time to time.

     1.64 "DIP FACILITY CLAIMS" means those Claims arising under or as a result of the DIP Facility.

     1.65 "DIP LENDERS" means the lenders party to the DIP Facility, and their successors and assigns.

     1.66 "DISALLOWED CLAIM" means (i) all or such part of a Claim, other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim, that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction, (ii) an Asbestos Personal Injury Claim that is disallowed in its entirety pursuant to the Asbestos Personal Injury Trust Distribution Procedures or (iii) an FB Asbestos Property Damage Claim that is disallowed in its entirety pursuant to the FB Asbestos Property Damage Trust Distribution Procedures.

     1.67 "DISBURSING AGENT" means, as applicable, Reorganized OCD or any Person designated by the Plan Proponents to serve as a disbursing agent under the Plan.

     1.68 "DISCLOSURE STATEMENT" means the disclosure statement filed or to be filed in the Bankruptcy Court by the Plan Proponents, as it may be amended from time to time, in connection with the Plan pursuant to
            Section 1125 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3018.

     1.69 "DISCLOSURE STATEMENT HEARING" means the hearing before the Bankruptcy Court to be held in connection with the approval of the Disclosure Statement.

     1.70 "DISPUTED CLAIM" means any Class 1, Class 2A, Class 2B, Class 3, Class 4, Class 5, or Class 6 Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

     1.71 "DISPUTED DISTRIBUTION RESERVE" means the reserve established pursuant to SECTION 9.3 of the Plan.

     1.72 "DISTRIBUTION RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Claims (other than Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims), which date shall be the Confirmation Date or such other date as may be designated in the Confirmation Order.

     1.73 "DISTRIBUTABLE SHARES" means all New OCD Common Stock to be distributed as part of (i) the Guarantee Settlement Payment if Class 4 accepts the Plan, (ii) the FB Sub-Account Settlement Payment, and
            (iii) either the Combined Distribution Package or the Combined Net Distribution Package.

     1.74 "DISTRICT COURT" means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases.

     1.75 "EFFECTIVE DATE" means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XII of the Plan, and is the effective date of the Plan.

     1.76 "ENCUMBRANCE" means, with respect to any property, tangible or intangible, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any nature in respect of such property (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     1.77 "ENJOINED ACTION" means (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

     1.78 "ENVIRONMENTAL CLAIMS" means, with respect to conduct of the Debtors prior to the Petition Date, (i) Claims against the Debtors by the EPA for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (ii) similar Claims by state and local environmental agencies; (iii) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and (iv) enforcement actions by federal, state and local environmental agencies with respect to alleged violations of environmental law; PROVIDED, HOWEVER, that this definition excludes any Claim in clauses (i) - (iv) treated as an Administrative Claim.

     1.79   "EPA" means the United States Environmental Protection Agency.

     1.80   "ESTATES" means the Debtors' bankruptcy estates created pursuant to
            Section 541 of the Bankruptcy Code.

     1.81 "EXCESS AVAILABLE CASH" means the amount of Available Cash, together with interest earned thereon, remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

     1.82 "EXCESS LITIGATION TRUST RECOVERIES" means the amount of Litigation Trust Recoveries, together with interest earned thereon, remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

     1.83 "EXCESS NEW OCD COMMON STOCK" means the aggregate number of shares of New OCD Common Stock remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

     1.84 "EXCESS SENIOR NOTES" means the Senior Notes remaining in the Disputed Distribution Reserve after all Disputed Claims shall have been Allowed and paid or Disallowed pursuant to a Final Order of the Bankruptcy Court.

     1.85 "EXCESS SENIOR NOTES AMOUNT" means the aggregate principal amount of the Excess Senior Notes, together with any interest earned thereon subsequent to the Effective Date.

     1.86 "EXISTING FIBREBOARD INSURANCE SETTLEMENT TRUST ASSETS" means all of the assets of the Fibreboard Insurance Settlement Trust as of the Effective Date, net of accrued administrative fees and expenses.

     1.87 "EXISTING OCD COMMON STOCK" means the common stock, par value $0.10 per share, of OCD, of which 100 million shares were authorized and 55,423,132 shares were issued and outstanding as of September 30, 2000.

     1.88 "EXISTING OCD OPTIONS" means any options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock or any other capital stock of OCD outstanding as of the Petition Date.

     1.89 "EXISTING OCD PREFERRED STOCK" means the preferred stock, without par value, of OCD, of which 8,000,000 shares were authorized and none were outstanding as of the Petition Date.

     1.90 "EXIT FACILITY" means such bank financing agreements and commitments as the Debtors shall have arranged on the Effective Date, including term loans and revolving credit facilities, for general working capital and corporate purposes, in such amounts and on such terms as are satisfactory to the Debtors and the Plan Proponents.

     1.91 "FACE AMOUNT" means (i) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

     1.92 "FB ASBESTOS PERSONAL INJURY CLAIM" means any present or future right to payment, claim, remedy, liability or Demand against any FB Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products that for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Personal Injury Claims
            (i) include FB Indirect Asbestos PI Trust Claims and Unpaid FB Resolved Asbestos Personal Injury Claims, but (ii) exclude FB Resolved Asbestos Personal Injury Claims, FB Asbestos Property Damage Claims, FB Indirect Asbestos Property Damage Claims, workers' compensation claims, OC Asbestos Personal Injury Claims, OC Indirect Asbestos PI Trust Claims, OC Asbestos Property Damage Claims, and OC Indirect Asbestos Property Damage Claims.

     1.93 "FB ASBESTOS PROPERTY DAMAGE CLAIM" means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

     1.94 "FB ASBESTOS PROPERTY DAMAGE INSURANCE ASSETS" means rights to coverage for FB Asbestos Property Damage Claims under liability insurance policies issued to Fibreboard and identified in SCHEDULE XVI, to be filed at least ten (10) Business Days prior to the Objection Deadline. The foregoing includes, without limitation, (i) rights under such insurance policies, rights under settlement agreements made with respect to such insurance policies, Insolvent Insurer PD Rights, and Insurance Guarantee Fund PD Rights; and (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors for FB Asbestos Property Damage Claims under any such policies or related agreements, provided that a reciprocal release of the Debtors in connection with said policies or agreements is given in exchange by the insurer or other released insurance entity and further provided that any such release shall not encompass rights with respect to coverage for worker's compensation claims or with respect to coverage other than for FB Asbestos Property Damage Claims.

     1.95 "FB ASBESTOS PROPERTY DAMAGE TRUST" means the trust established by Fibreboard in accordance with the FB Asbestos Property Damage Trust Agreement.

     1.96 "FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT" means that certain FB Asbestos Property Damage Settlement Trust Agreement, executed by Fibreboard and the FB Asbestos Property Damage Trustee, substantially in the form of EXHIBIT E to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

     1.97 "FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES" means the FB Asbestos Property Damage Trust Distribution Procedures to be implemented by the FB Asbestos Property Damage Trustee pursuant to the terms and conditions of the Plan and the FB Asbestos Property Damage Trust Agreement to process, liquidate, and pay FB Asbestos Property Damage Claims, substantially in the form of EXHIBIT E-1, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

     1.98 "FB ASBESTOS PROPERTY DAMAGE TRUSTEE" means the Person confirmed by the Bankruptcy Court to serve as trustee of the FB Asbestos Property Damage Trust, pursuant to the terms of the FB Asbestos Property Damage Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the FB Asbestos Property Damage Trust Agreement.

     1.99 "FB INDIRECT ASBESTOS PI TRUST CLAIM" means any present or future right to payment, claim, remedy, liability, or Demand against any FB Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is
            (i) asserted by (a) any Person (other than (I) an FB Person or (II) Related Persons of the Debtors or Reorganized

            Debtors entitled to indemnification pursuant to SECTION 7.5 of the
            Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any FB Person, or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

     1.100 "FB INDIRECT ASBESTOS PROPERTY DAMAGE CLAIM" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any FB Person, whether or not the facts of or legal basis for such right, claim, remedy or liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) an FB Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to
            SECTION 7.5 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person, prior to the Petition Date, or for which any FB Person is otherwise liable due to the acts or omissions of any FB Person or
            (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

     1.101 "FB PERSON" means each of (i) Fibreboard and its direct or indirect Subsidiaries, (ii) Fibreboard's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent listed on SCHEDULE VIII, to be filed no later than ten (10) Business Days prior to the approval of the Disclosure Statement, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, (iii) Fibreboard's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they either (a) are listed on SCHEDULE VIII, or (b) are post-Effective Date successors in interest, (iv) Fibreboard's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent listed on SCHEDULE VIII, and
            (v) the respective former and present employees, directors or officers of the Persons identified in clauses (i),
            (ii), (iii) and (iv) of this SECTION 1.101, acting in such capacity.

     1.102 "FB RESOLVED ASBESTOS PERSONAL INJURY CLAIM" means an FB Asbestos Personal Injury Claim with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with Fibreboard and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim) and (ii) such Claims are eligible to be paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C.,
            (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been, or are not subject to being, avoided and recovered for the benefit of the Fibreboard Insurance Settlement Trust.

     1.103 "FB RESTRICTED CASH" means the amount of administrative deposits by Fibreboard in settlement accounts (together with earnings thereon) in respect of FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

     1.104 "FB REVERSIONS" means such amounts as may from time to time be released from the settlement accounts in respect of FB Asbestos Personal Injury Claims to facilitate claims processing under the NSP and returned to the Fibreboard Insurance Settlement Trust or FB Sub-Account of the Asbestos Personal Injury Trust, whichever is applicable. FB Reversions shall include any recoveries, including any recoveries on account of Avoidance Actions, which recover funds paid from the Fibreboard Insurance Settlement Trust.

     1.105 "FB SUB-ACCOUNT" means the sub-account of the Asbestos Personal Injury Trust established for the purposes of assuming any and all liabilities and responsibility for FB Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

     1.106 "FB SUB-ACCOUNT SETTLEMENT PAYMENT" means the combination of Cash, Senior Notes and New OCD Common Stock in the respective amounts set forth in SCHEDULE XVIII, to be filed no later than the filing of the Disclosure Statement, to be paid into the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of FB Asbestos Personal Injury Claims.

     1.107  "FIBREBOARD" means Fibreboard Corporation, a Delaware corporation.

     1.108 "FIBREBOARD INSURANCE SETTLEMENT TRUST" means the Fibreboard Settlement Trust established by the Irrevocable Settlement Trust Agreement, dated as of

            December 30, 1996, among Fibreboard, as trustor, Michael R. Douglas, as interim trustee, and certain insurance companies, pursuant to the Settlement Agreement dated October 12, 1993.

     1.109 "FILING" means the filing with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors.

     1.110 "FINAL DISTRIBUTION DATE" means the fifteenth day after the date that all Disputed Claims shall have been Allowed or Disallowed pursuant to a Final Order of the Bankruptcy Court, PROVIDED that if such day is not a Business Day, then the next Business Day thereafter.

     1.111 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

     1.112 "FUTURE CLAIMANTS' REPRESENTATIVE" means James J. McMonagle, the legal representative for future claimants appointed by order of the Bankruptcy Court dated September 28, 2001, or his successors.

     1.113 "GENERAL UNSECURED CLAIM" means a Claim against any of the Debtors that is not a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, an Other Secured Tax Claim, an Other Secured Claim, a Convenience Claim, a Bank Holders Claim, a Bondholders Claim, an OC Asbestos Personal Injury Claim, an FB Asbestos Personal Injury Claim, an FB Asbestos Property Damage Claim, an Intercompany Claim or an OCD Interest. General Unsecured Claims include, without limitation, all Environmental Claims and OC Asbestos Property Damage Claims.

     1.114 "GUARANTEE SETTLEMENT PAYMENT" means (i) Cash in the amount of $20 million; (ii) Senior Notes in an aggregate principal amount equal to the sum of $180 million; and (iii) 8 million shares of New OCD Common Stock, with an estimated value of $200 million, which will be paid to holders of Class 4 Allowed Claims in the event that Class 4 accepts the Plan.

     1.115  "GUARANTEE SETTLEMENT VALUE" means $400 million.

     1.116 "HARTFORD ENTITIES" means (i) the Hartford Financial Services Group, Inc., Excess Insurance Company, Ltd., Fencourt Reinsurance Company, Ltd., First State Insurance Company, Hartford Accident and Indemnity Company, Hartford Casualty Insurance Company, Hartford Fire Insurance Company, Hartford Insurance Company of Canada, Hartford Insurance Company of Illinois, Hartford Insurance Company of the Midwest, Hartford Insurance Company of the Southeast, Hartford Insurance, Ltd. (Bermuda), Hartford Lloyds Insurance Company, Hartford Underwriters Insurance Company (formerly New York

            Underwriters Insurance Company), New England Insurance Company, New England Reinsurance Corporation, Nutmeg Insurance Company, Pacific Insurance Company, Ltd., Property and Casualty Insurance Company of Hartford, Sentinel Insurance Company, Ltd., Trumbull Insurance Company, and Twin City Fire Insurance Company; as well as (ii) all of their respective predecessors, successors, assigns, subsidiaries, affiliates, holding companies (if any), parent companies (if any), merged companies and acquired companies, exclusive of any former asset, affiliate, or member company of Reliance Group Holdings, Inc.; and (iii) all of the respective employees, officials, agents, attorneys, representatives, officers, and directors, in their capacity as such, of the entities encompassed by clauses (i) and
            (ii).

     1.117  "HARTFORD POLICIES" means the following policies issued to OCD:

            Issuer                  Policy Period                          Policy Number
            ------                  -------------                          -------------
            First State             06/18/74 to 10/22/74                   921434
                                    10/22/74 to 10/22/75                   921434
                                    10/22/75 to 10/22/76                   921434
                                    10/22/76 to 10/22/77                   923542
                                    10/22/77 to 9/01/78                    925625
                                    09/01/78 to 09/01/79                   926735
                                    03/08/79 to 09/01/79                   927953
                                    09/01/82 to 09/01/83                   934962

            Twin City               09/01/82 to 09/01/83                   TXX111365

            Excess                  09/01/79 to 09/01/80                   EL 10300 (EL 10-87)

            First State             09/01/82 to 09/01/83                   933186
                                    09/01/83 to 09/01/84                   EU 935321
                                    09/01/83 to 09/01/84                   EU 935324
                                    10/31/79 to 11/29/82                   GC802752
                                    04/01/81 to 04/01/84                   GC802770
                                    05/01/88 to 05/01/89                   GC009556
                                    05/01/89 to 05/01/90                   GC010810

            Hartford                12/01/74 to 12/01/75                   57 IC 620122

            Pacific                 05/01/93 to 05/01/94                   ZG 0001003
                                    04/01/94 to 04/01/95                   ZG 0002864
                                    05/01/95 to 05/01/96                   ZG 0004839
                                    05/01/96 to 05/01/97                   ZG 0006912
                                    05/01/97 to 05/01/98                   ZG 0008946

            Twin City               09/01/83 to 09/01/84                   TXX 102719

            The foregoing term shall also include all insurance policies ("Unknown Policies") other than the above-listed policies, that were issued, prior to January 1, 2001, by and in the name of one of the specifically named Hartford Entities, either to OCD or that insure OCD, and such Unknown Policies shall include all known and unknown primary, umbrella, excess, or other insurance policies, contracts, and/or agreements of any nature, type, of kind (including but not limited to: all comprehensive general liability policies; general liability policies; casualty policies, environmental liability policies; environmental impairment policies; difference in conditions policies; directors' and officers' liability policies; errors and omissions liability policies; contractual liability policies; automobile liability policies; products liability policies; and workers' compensation policies). Notwithstanding any of the foregoing and for the avoidance of any doubt, Unknown Policies shall not include: (i) policies issued by one of the specifically named Hartford Entities to Persons other than OCD or the Debtors (except to the extent of the interest of OCD in such policies); (ii) policies issued to Persons that become Affiliates of OCD or Reorganized OCD after June 18, 2001; (iii) policies issued or subscribed by Excess Insurance Company Ltd. that are subject to a May 15, 1999 settlement agreement between OCD and London Market Insurers; (iv) First State policy number EU 935321 to the extent that it provides coverage for products/completed operations claims other than asbestos claims; and (v) policies issued to or insuring Fibreboard.

     1.118  "HARTFORD SETTLEMENT AGREEMENT"

            means the Settlement Agreement between Owens Corning and the Hartford Financial Services Group, Inc., dated June 18, 2001, and approved by the Bankruptcy Court by Order dated July 16, 2001.

     1.119 "IMPAIRED" means, when used with reference to a Claim or Interest, or a Class of Claims or Interests, a Claim or Interest, or a Class of Claims or Interests, that is impaired within the meaning of
            Section 1124 of the Bankruptcy Code.

     1.120 "INDEMNIFICATION OBLIGATIONS" means any legally enforceable obligations of any of the Debtors under their charters, by-laws, contracts assumed by them pursuant to Section 365 of the Bankruptcy Code, or statute, to indemnify, reimburse or provide contribution to any or all persons who may serve or who have served at any time as directors, officers, employees, agents, professionals or advisors of such Debtor, or who at the request of any of the Debtors served as directors, officers, employees, agents, professionals or advisors of another corporation (including Subsidiaries of the Debtors) or of any partnership, joint venture, trust or other enterprise, and any directors, officers, employees, agents, professionals or advisors of any of the Debtors who at the request of such Debtor may serve or have served as agents or fiduciaries of an employee benefit plan of such Debtor or any of its Subsidiaries, from and against any of the expenses, liabilities or other matters arising under or in or covered by applicable law, PROVIDED that the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, professional or advisor or in any other capacity while serving as

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            a director, officer, employee, agent, professional or advisor, and provided that such obligations shall not cover willful misconduct. Notwithstanding anything to the contrary herein, Indemnification Obligations shall not include any obligations of the Debtors to pay or reimburse any party in connection with (i) funds recovered or to be recovered from such party pursuant to an Avoidance Action, or
            (ii) claims arising out of or in connection with the case of JOHN HANCOCK LIFE INSURANCE CO., ET AL. v. GOLDMAN, SACHS & CO., ET AL., in the United States District Court for the District of Massachusetts, C.A. No. 01-10729-RWZ.

     1.121 "INITIAL DISTRIBUTION DATE" means with respect to holders of Allowed Class 1, 2A, 2B, 3, 4, 5, and 6 Claims, a date that is not later than thirty (30) days after the Effective Date.

     1.122 "INSOLVENT INSURER PD RIGHTS" means all of the Debtors' rights and claims as of the Effective Date to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to insurance proceeds from any insolvent insurance company, whether domestic or foreign, and whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding, as well as the rights to any payments of initial dividends, or scheme payments from the Receiver, Liquidator or Scheme Administrator of any insolvent insurance company and the rights to any supplemental dividends or supplemental scheme payments that may be declared from time to time, on account of FB Asbestos Property Damage Claims.

     1.123 "INSOLVENT INSURER PI RIGHTS" means all of the Debtors' rights and claims as of the Effective Date to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to insurance proceeds from any insolvent insurance company, whether domestic or foreign, and whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding, as well as the rights to any payments of initial dividends, or scheme payments from the Receiver, Liquidator or Scheme Administrator of any insolvent insurance company and the rights to any supplemental dividends or supplemental scheme payments that may be declared from time to time, on account of Asbestos Personal Injury Claims.

     1.124 "INSURANCE GUARANTEE FUND PD RIGHTS" means all of the Debtors' rights, and claims to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to payment (whether asserted on their own behalf or on behalf of others) from any state insurance guaranty association, arising under, or in connection with, any state insurance guaranty association statutes (including, without limitation, those statutes under which claims have been made previously by Debtors) on account of FB Asbestos Property Damage Claims.

     1.125 "INSURANCE GUARANTEE FUND PI RIGHTS" means all of the Debtors' rights, and claims to coverage and causes of action and choses in action for accrued or future coverage claims, for demands, or for other entitlements to payment (whether asserted on their own behalf or on behalf of others) from any state insurance guaranty association, arising under, or in connection with, any state insurance guaranty association statutes (including, without limitation, those statutes under which claims have been made previously by Debtors) on account of Asbestos Personal Injury Claims.

     1.126 "INTERCOMPANY CLAIM" means any Claim, including, without limitation, any Administrative Claim, by a Debtor against another Debtor or a non-Debtor Subsidiary against a Debtor (but excluding the Claims set forth on SCHEDULE XIV, as it may be filed or amended at least ten
            (10) Business Days prior to the Objection Deadline, which shall be classified and treated as set forth in SCHEDULE XIV).

     1.127 "INTERESTED PARTY" means all parties listed on SCHEDULE IX, to be filed no later than the filing of the Disclosure Statement, as it may be amended at least ten (10) Business Days prior to the Objection Deadline.

     1.128 "INTERESTS" means, collectively, (i) the OCD Interests, (ii) the Subsidiary Interests and (iii) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

     1.129  "IPM" means IPM, Inc., a Delaware corporation.

     1.130  "IRC" means the Internal Revenue Code of 1986, as amended.

     1.131  "IRS" means the United States Internal Revenue Service.

     1.132 "LITIGATION TRUST" means the trust that is created pursuant to the Plan and the Litigation Trust Agreement to be administered by the Litigation Trustee, all as more specifically set forth in SECTION
            5.7 of the Plan and the Litigation Trust Agreement.

     1.133 "LITIGATION TRUST AGREEMENT" means the trust agreement that is to govern the Litigation Trust, in substantially the form of EXHIBIT C, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

     1.134 "LITIGATION TRUST ASSETS" means those rights, claims or other assets to be transferred to and owned by the Litigation Trust pursuant to
            SECTION 5.8 of the Plan for the benefit of each of Classes 4, 5, 6, and 7, which are comprised of (i) the Litigation Trust Initial Deposit, (ii) the Potential Tax Refunds, (iii) all of the Debtors' rights and standing to object to, litigate, settle and otherwise resolve (a) the Tobacco Causes of Action, (b) the Avoidance Actions and (c) the Material Rights of Action, and (iv) any and all proceeds of the foregoing and interest actually earned. Litigation Trust Assets shall not include the FB Reversions.

     1.135 "LITIGATION TRUST EXPENSES" means all costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in SECTION 5.8 of the Plan and in accordance with the Litigation Trust Agreement.

     1.136 "LITIGATION TRUST INITIAL DEPOSIT" means the distribution, in the amount of $500,000, or such other amount upon which the Plan Proponents may agree no later than ten (10) Business Days prior to the Objection Deadline, to be made by the Debtors to the Litigation Trust as set forth in SECTION 5.8 of the Plan.

     1.137 "LITIGATION TRUST RECOVERIES" means (i) any and all proceeds received by the Litigation Trust from (a) the Potential Tax Refunds,
             (b) the Tobacco Causes of Action, (c) the Avoidance Actions and (d)
            the Material Rights of Action, and (ii) interest actually earned with respect to the foregoing and the Litigation Trust Initial Deposit.

     1.138 "LITIGATION TRUST REIMBURSEMENT OBLIGATION" means the obligation of the Litigation Trust to pay to Reorganized OCD any and all Litigation Trust Recoveries until such time as the Litigation Trust Initial Deposit plus interest at the rate of 5% per annum, or such other rate upon which the Plan Proponents may agree no later than ten (10) Business Days prior to the Objection Deadline, has been repaid in full.

     1.139 "LITIGATION TRUSTEE" means the trustee of the Litigation Trust appointed pursuant to SECTION 5.8 of the Plan.

     1.140 "MANAGEMENT ARRANGEMENTS" means, collectively, the management compensation and benefit plans as set forth in EXHIBIT F, to be filed no later than five (5) Business Days prior to the date the Disclosure Statement is approved, as it may be amended up to ten
            (10) Business Days prior to the Objection Deadline.

     1.141 "MATERIAL RIGHTS OF ACTION" means all rights, claims, causes of action, suits or proceedings accruing to the Debtors or any assets or other property of the Debtors pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the Debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims.

     1.142 "MIPS INTERESTS" means all Claims directly or indirectly against OCD by the holders of the 6 1/2 % Convertible Monthly Income Preferred Securities issued by Owens-Corning Capital L.L.C. or any Person (including any trustee) asserting such Claims derivatively or otherwise on behalf of such holders, including (i) the Claims of Owens-Corning Capital L.L.C. for approximately $253 million original aggregate principal amount arising from OCD's 6.5% Convertible Subordinated Debentures due 2002, issued pursuant to an indenture dated as of May 10, 1995, between OCD, Owens-Corning Capital L.L.C. and Harris Trust and Savings Bank, as trustee, (ii) Claims arising under the guarantee agreement, dated as of May 10, 1995, in respect of such Convertible Subordinated Debentures executed by OCD as guarantor, and (iii) the Claim of The Bank of New York, as Special

            Trustee on behalf of the holders of the 6 1/2 % Convertible Monthly Income Preferred Securities.

     1.143 "NET AVAILABLE DISTRIBUTABLE SHARES" means the amount of Distributable Shares remaining after distribution of (i) the FB Sub-Account Settlement Payment to the FB-Sub Account, and (ii) if Class 4 accepts the Plan, the Guarantee Settlement Payment for the benefit of holders of Allowed Class 4 Claims in accordance with
            SECTION 3.3(b)(i).

     1.144 "NET AVAILABLE SENIOR NOTES AMOUNT" means the Senior Notes Amount less (i) the portion of the FB Sub-Account Settlement Payment to be paid in Senior Notes to the FB Sub-Account and (ii) if Class 4 accepts the Plan, that portion of the Guarantee Settlement Value which is to be paid in Senior Notes for the benefit of holders of Allowed Class 4 Claims pursuant to SECTION 3.3(b)(i).

     1.145 "NEW OCD COMMON STOCK" means the common stock, par value $[0.10] per share, of Reorganized OCD.

     1.146  [INTENTIONALLY OMITTED]

     1.147 "NEW OCD SECURITIES" means the New OCD Common Stock and the Senior Notes to be issued by Reorganized OCD and distributed pursuant to the Plan.

     1.148 "NON-DEBTOR SUBSIDIARIES" means all direct and indirect Subsidiaries of OCD that are not Subsidiary Debtors.

     1.149 "NSP" means the National Settlement Program pursuant to which OCD and Fibreboard entered into agreements with certain law firms prior to the Petition Date for the purpose of attempting to settle OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims, respectively.

     1.150 "NSP AGREEMENTS" means the settlement agreements entered into between OCD and/or Fibreboard and each law firm participating in the NSP.

     1.151 "OBJECTION DEADLINE" means the date set forth in the Order of the Bankruptcy Court or the District Court by which a creditor or interest holder or other party in interest must file an objection to confirmation of the Plan.

     1.152  "OC" means, collectively, OCD and its Subsidiaries.

     1.153 "OC ASBESTOS PERSONAL INJURY CLAIM" means any present or future right to payment, claim, remedy, liability or Demand against any OC Person for death, bodily injury, or other personal damages (whether physical, emotional or otherwise), whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, including, without express or implied limitation, any right, claim, remedy, liability or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Personal Injury Claims (i) include OC Indirect Asbestos PI Trust Claims and Unpaid OC Resolved Asbestos Personal Injury Claims, but (ii) exclude OC Resolved Asbestos Personal Injury Claims, OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, workers' compensation claims, FB Asbestos Personal Injury Claims, FB Indirect Asbestos PI Trust Claims, FB Asbestos Property Damage Claims, and FB Indirect Asbestos Property Damage Claims.

     1.154 "OC ASBESTOS PERSONAL INJURY LIABILITY INSURANCE ASSETS" means rights to coverage for OC Asbestos Personal Injury Claims and OC Resolved Asbestos Personal Injury Claims under excess liability insurance policies issued to OCD and identified in SCHEDULE XVII, to be filed at least ten (10) Business Days prior to the Objection Deadline, including, without limitation, (i) rights under such policies, whether against the insurers that issued such policies and their successors and assigns, or, with respect to any insolvent insurers, against their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to them; and
            (ii) the right, on behalf of the Debtors, to give a full release of the insurance rights of the Debtors under any such policies, PROVIDED that a reciprocal release of the Debtors in connection with said policies is given in exchange by the insurer or other released insurance entity and FURTHER PROVIDED that any such release shall not encompass rights with respect to coverage for workers' compensation claims.

     1.155 "OC ASBESTOS PROPERTY DAMAGE CLAIM" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person prior to the Petition Date, or for which any OC Person is liable due to the acts or omissions of any OC Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. OC Asbestos Property Damage Claims include OC Indirect Asbestos Property Damage Claims, but do not include FB Asbestos Property Damage Claims.

     1.156  "OCD" means Owens Corning, a Delaware corporation.

     1.157 "O.C. FUNDING B.V. CLAIM" means the claim asserted against the Debtors by the Wilmington Trust Company on behalf of the holders of 10% guaranteed debentures due 2001 issued pursuant to an indenture dated as of May 15, 1991, between O.C. Funding B.V, Owens-Corning Fiberglas Corporation and the Bank of New York.

     1.158 "OCD INSURANCE ESCROW" means the approximately $59 million of escrowed insurance proceeds received from certain of OCD's excess insurance carriers which are reflected in OC's consolidated balance sheet as restricted assets, together with all accrued earnings thereon.

     1.159 "OCD INTERESTS" means, (i) collectively, all Existing OCD Common Stock, Existing OCD Preferred Stock and Existing OCD Options, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any Existing OCD Common Stock, Existing OCD Preferred Stock, Existing OCD Options or other capital stock in OCD, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of the capital stock of OCD, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, OCD or another Debtor; (ii) all MIPS Interests; and (iii) all shares of Preferred Stock and Class A Common Stock of Integrex, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, relating to such stock, held by Blue Ridge Investments, L.L.C. or its successors and assigns.

     1.160 "OCD RESTRICTED CASH" means the amount of administrative deposits by OCD in settlement accounts (together with earnings therein) in respect of OC Asbestos Personal Injury Claims to facilitate claims processing under the NSP as of five (5) Business Days prior to the Effective Date.

     1.161 "OCD REVERSIONS" means such amounts as may from time to time be released from the settlement accounts in respect of OC Asbestos Personal Injury Claims to facilitate claims processing under the NSP and returned to OCD.

     1.162 "OC INDIRECT ASBESTOS PI TRUST CLAIM" means any present or future right to payment, claim, remedy, liability, or Demand against any OC Person, whether or not such right, claim, remedy, liability or Demand is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal basis for such right, claim, remedy, liability, or Demand are known or unknown, under any theory of law, equity, admiralty, or otherwise, that is
            (i) asserted by (A) any Person (other than (I) an OC Person or (II) Related Persons of the Debtors or Reorganized Debtors entitled to indemnification pursuant to SECTION 7.5 of the Plan) who has been, is or may be a defendant in an action seeking damages for death, bodily injury or other personal damages (whether physical, emotional or otherwise), to the extent caused or allegedly caused, directly or indirectly, by the presence of, or exposure to asbestos or asbestos-containing products for which any OC Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released, or in any way at any time marketed or disposed of by any OC Person, or (B) any assignee or transferee of such Person, and
            (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

     1.163 "OC INDIRECT ASBESTOS PROPERTY DAMAGE CLAIM" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any OC Person, whether or not the facts of or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (a) any Person (other than (I) a OC Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to
            SECTION 7.5 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any OC Person, prior to the Petition Date, or for which any OC Person is otherwise liable due to the acts or omissions of any OC Person or (b) any assignee or transferee of such Person, and (ii) on account of alleged liability of any OC Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

     1.164 "OC PERSON" means each of (i) OCD and its direct or indirect Subsidiaries, (ii) OCD's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent listed on SCHEDULE VIII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, (iii) OCD's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they either (a) are listed on
            SCHEDULE VIII, or (b) are post-Effective Date successors in interest, (iv) OCD's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent listed on
            SCHEDULE VIII, and (v) the respective employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and
            (iv) of this SECTION 1.164, acting in such capacity.

     1.165 "OC RESOLVED ASBESTOS PERSONAL INJURY CLAIM" means an OC Asbestos Personal Injury Claim with respect to which (i) the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim) and (ii) such Claims are eligible to be paid from settlement accounts in respect of OC Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg, and such monies are available to pay such claims and have not been or are not avoided and recovered for the benefit of the Debtors' Estates.

     1.166 "OC SUB-ACCOUNT" means the sub-account of the Asbestos Personal Injury Trust established for purposes of assuming any and all liabilities and responsibility for OC Asbestos Personal Injury Claims and making payments in respect of such Claims in accordance with the Plan and the Asbestos Personal Injury Trust Distribution Procedures.

     1.167 "OTHER PRIORITY CLAIMS" means all Claims entitled to priority pursuant to Section 507(a) of the Bankruptcy Code other than DIP Facility Claims, Administrative Claims or Priority Tax Claims.

     1.168 "OTHER SECURED CLAIMS" means all Claims secured by a valid Encumbrance in or on any of the Debtors' property, which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code. Other Secured Claims do not include Other Secured Tax Claims.

     1.169 "OTHER SECURED TAX CLAIMS" means all Claims secured by a valid Encumbrance in or on any of the Debtors' property, (i) which is not void or voidable under the Bankruptcy Code or any other applicable law, to the extent of the value of the Claim holder's interest in the Debtors' property, as determined pursuant to Section 506 of the Bankruptcy Code, and (ii) which absent such Claim's secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code.

     1.170 "PERSON" means an individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any government, governmental agency or any subdivision, department or other instrumentality thereof.

     1.171  "PETITION DATE" means October 5, 2000, the date of the Filing.

     1.172 "PLAN" means this Chapter 11 reorganization plan and all exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

     1.173 "PLAN PROPONENTS" means the Debtors, the Asbestos Claimants' Committee, and the Future Claimants' Representative, as co-proponents of the Plan.

     1.174 "PLR" means the private letter ruling received by the Debtors from the IRS on July 23, 2002, as the same may be amended, modified or supplemented from time to time.

     1.175 "POTENTIAL TAX REFUNDS" means the federal income tax refunds, if any, recovered by the Reorganized Debtors pursuant to the Proposed Asbestos-Related Tax Legislation.

     1.176 "PRE-PETITION BOND INDENTURES" means collectively, (i) the Indenture, dated as of May 5, 1997, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $250 Million Notes, $400 Million Debenture and the $550 Million Term Notes; (ii) the Indenture, dated as of May 21, 1992, between OCD and The Bank of New York, as trustee, pursuant to which OCD issued the $330 Million High Coupon Debentures; and (iii) the Underwriting Agreement, dated as of November 15, 1985, between OCD, Dresdner Bank AG and the other banks listed therein, and the Agreement for the Listing, the Trusteeship and the Paying Agency, dated as of November 15, 1985, between OCD and Dresdner Bank AG, pursuant to which OCD issued the $130 Million DEM Bearer Bonds.

     1.177 "PRE-PETITION BONDS" means, collectively, (i) the $550 Million Term Notes, of which $300 million in aggregate principal amount was outstanding in the First Series as of the Petition Date and $250 million in aggregate principal amount was outstanding in the Second Series as of the Petition Date; (ii) the $400 Million Debentures, of which $400 million in aggregate principal amount was outstanding as of the Petition Date; (iii) the $250 Million Notes, of which $250 million in aggregate principal amount was outstanding as of the Petition Date; (iv) the $330 Million High Coupon Debentures, consisting of the 8.875% Debentures, of which $40 million in aggregate principal amount was outstanding as of the Petition Date, and the 9.375% Debentures, of which $7 million in aggregate principal amount was outstanding as of the Petition Date; and (v) the $130 Million DEM Bearer Bonds, of which $60 million in aggregate principal amount was outstanding as of the Petition Date.

     1.178 "PRE-PETITION INDENTURE TRUSTEES" means collectively, the Persons serving from time to time as trustees or paying agents under the Pre-petition Bond Indentures, pursuant to the terms of the applicable Pre-Petition Bond Indentures and the

            Persons serving from time to time as trustees under any prepetition industrial revenue bonds.

     1.179 "PRIORITY TAX CLAIM" means an unsecured Claim asserted by a federal or state governmental authority for taxes specified in Section 507(a)(8) of the Bankruptcy Code.

     1.180 "PRO RATA" when used with respect to the treatment of a Claim, means the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class.

     1.181 "PROOF OF CLAIM" means the proof of claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of claims or interests against the Debtors.

     1.182 "PROPOSED ASBESTOS-RELATED TAX LEGISLATION" means (i) the bill denominated as HR 1412 (also known as the Asbestos Tax Fairness Act) introduced in the United States House of Representatives on April 4, 2001; (ii) the companion bill S 1048, identical to HR 1412, introduced in the United States Senate on June 14, 2001; and (iii) any substantially similar federal tax legislation.

     1.183 "PROTECTED PARTY" means any of the following: (i) any Debtor and its Related Persons, but solely to the extent set forth on SCHEDULE X, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline; (ii) any Reorganized Debtor and its Related Persons, but solely to the extent set forth on SCHEDULE X; (iii) any Person that, pursuant to the Plan or after the Effective Date becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a transferee or successor); (iv) any Person that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such Person's becoming or being such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); (v) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (a) such Person's ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, but solely to the extent set forth on SCHEDULE X, (b) such Person's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the

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            Reorganized Debtors, but solely to the extent set forth on SCHEDULE
            X, or (c) such Person's service as an officer, director, or employee of any of the Debtors, the Reorganized Debtors or any Interested Party; (vi) any past, present or future purchaser or other transferee of the assets or business, in whole or in part, or all of the outstanding capital stock, of any one or more of the Debtors, Reorganized Debtors, or past or present Affiliates of the Debtors or Reorganized Debtors, however effectuated, by operation of law or otherwise, and any Related Person of such purchaser or transferee, including such Persons set forth in SCHEDULE VI, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business days prior to the Objection Deadline, but only to the extent that liability is asserted to exist by reason of such Person becoming or being such a purchaser, transferee or successor; (vii) the Hartford Entities, to the extent set forth in the Hartford Settlement Agreement, with respect to the liability for any Asbestos Personal Injury Claims that arise out of or in connection with the Hartford Policies; and
            (viii) such other insurance companies, liquidators of insolvent insurance companies, and state guaranty associations, including, without limitation, those insurance companies, liquidators, and guaranty associations to the extent set forth in SCHEDULE VII, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business days prior to the Objection Deadline, and with respect to liability for any Asbestos Personal Injury Claims, but only if and to the extent that any such insurance company, liquidator, or guaranty association has entered into a settlement agreement with one or more of the Debtors with respect to liability for Asbestos Personal Injury Claims prior to the Effective Date, or such later date to which the Plan Proponents may agree, and such agreement expressly provides for the payment by any such Person of insurance or other proceeds and either the comprehensive release of such Person's further liability for Asbestos Personal Injury Claims or such Person's entitlement to the protection of the Asbestos Permanent Channeling Injunction in the Chapter 11 Cases as a Protected Party.

     1.184 "QUARTERLY DISTRIBUTION DATE" means the calendar quarters ending in March, June, September and December, on which dates the Reorganized Debtors shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter.

     1.185 "RECORD DATE" means the first Business Day following the Confirmation Date.

     1.186 "REFERENCE ORDER" means the Order (i) Referring Certain Cases to the Bankruptcy Court and (ii) allocating responsibilities between the District Court and the Bankruptcy Court, entered by the District Court on December 10, 2001, as amended and modified by the Case Management Order entered December 24, 2002, and as it may be subsequently be modified or amended.

     1.187 "REINSTATEMENT" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim so as to leave such

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            Claim unimpaired in accordance with Section 1124 of the Bankruptcy
            Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default
            (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before the default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial coverage ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

     1.188 "RELATED PERSONS" means, with respect to any Person, such Person's predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, acting in such capacity, and any Person claiming by or through any of them.

     1.189 "RELEASED ACTIONS" means all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities, and all Interests and rights of an equity security holder, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date in connection with or related to the Debtors and Reorganized Debtors and their respective Estates, the Chapter 11 Cases or the Plan, except for the (i) Tobacco Causes of Action, (ii) the Avoidance Actions listed on SCHEDULE XV, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, (iii) the claims against CSFB and/or the Bank Holders in the Bank Holders Action, (iv) the Material Rights of Action listed on SCHEDULE XV, and (v) Asbestos Personal Injury Claims. Released Actions includes the release of all Claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities against the Debtors and the Non-Debtor Subsidiaries arising from the 1997 Credit Agreement or the guarantees of the 1997 Credit Agreement.

     1.190 "RELEASED PARTIES" means (i) the Unsecured Creditors' Committee and its present and former members, representatives, advisors, attorneys, agents and

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            professionals, acting in such capacity, (ii) the Asbestos Claimants'
            Committee and its present and former members, representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iii) the Future Claimants' Representative and his present and former representatives, advisors, attorneys, agents and professionals, acting in such capacity, (iv) the respective Related Persons of the Debtors and the Reorganized Debtors and their respective Estates as of the Petition Date and thereafter and (v) the present and former officers and directors of the Debtors and Reorganized Debtors; except in each case for the Persons listed on
            SCHEDULE III, to be filed no later than the filing of the Disclosure Statement, as it may be amended up to ten (10) Business days prior to the Objection Deadline, against which Claims, obligations, suits, judgments, damages, Demands, debts, rights, causes of action, liabilities, Interests and other rights of an equity security holder shall not be released under the Plan.

     1.191 "REORGANIZED DEBTORS" means, collectively, Reorganized OCD and the Reorganized Subsidiary Debtors.

     1.192 "REORGANIZED OCD" means reorganized OCD or its successor, on and after the Effective Date.

     1.193 "REORGANIZED SUBSIDIARY DEBTORS" means the reorganized Subsidiary Debtors and their respective successors, on and after the Effective Date.

     1.194 "RESOLVED ASBESTOS PERSONAL INJURY CLAIMS" means OC Resolved Asbestos Personal Injury Claims and FB Resolved Asbestos Personal Injury Claims.

     1.195 "RESTRICTED CASH" means, collectively, OCD Restricted Cash and FB Restricted Cash.

     1.196 "RESTRUCTURING TRANSACTIONS" means those transactions or other actions (including without limitation, mergers, consolidations, restructures, dispositions, liquidations, or dissolutions) that one or more applicable Reorganized Debtors may enter into on or prior to, or as soon as practicable after, the Effective Date outside the ordinary course of business of such Reorganized Debtors in accordance with SECTION 5.6 hereof, including, without limitation, actions to effect a corporate restructuring of their respective businesses, to simplify the overall corporate structure of the Reorganized Debtors or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated.

     1.197 "SENIOR NOTES" means such unsubordinated obligations for borrowed money as any of the Reorganized Debtors may issue or incur on or about the Effective Date in connection with the Plan.

     1.198 "SENIOR NOTES AMOUNT" means the total principal amount of the Senior Notes, the amount of which shall be set forth in SCHEDULE XII and
            SCHEDULE XIII, to be filed no later than the filing of the Disclosure Statement, as they may be amended up to five (5) Business Days prior to the approval of the Disclosure Statement.

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     1.199  "SOFAS" means the Schedules and Statements of Financial Affairs filed in the Chapter 11 Cases by OCD and each of the Subsidiary Debtors, as amended from time to time.

     1.200 "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Persons controlled by such Person or a combination thereof.

     1.201 "SUBSIDIARY DEBTORS" means the direct and indirect Subsidiaries of OCD that are set forth in SCHEDULE I hereto and such other Subsidiaries of OCD as may file for protection under Chapter 11 of the Bankruptcy Code subsequent to the date hereof and prior to the Confirmation Date.

     1.202 "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding ownership interests in the Subsidiary Debtors, together with any options, warrants, conversion rights, rights of first refusal or other rights, contractual, equitable or otherwise, to acquire or receive any ownership interests in the Subsidiary Debtors, or any contract subscription, commitment or agreement pursuant to which any Person was or could have been entitled to receive any share of any ownership interests in the Subsidiary Debtors, or any such option, warrant, conversion right, right of first refusal or other right (including, without limitation, any rights of any 401(k) plan or the interest of any participant therein), in each case issued or entered into by, or otherwise the obligation of, the applicable Subsidiary Debtor; in each case, owned beneficially and of record, directly or indirectly, by OCD.

     1.203 "TAC" means the Trustees' Advisory Committee established under the Asbestos Personal Injury Trust Agreement.

     1.204 "TOBACCO CAUSES OF ACTION" means any and all claims by OCD and Fibreboard for restitution/unjust enrichment, fraud, and violations of state antitrust law against tobacco companies to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases, including, without limitation, (i) the action brought by OCD in the Circuit Court of Jefferson County, Mississippi, styled EZELL THOMAS, ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL. AND OWENS CORNING v. RJ REYNOLDS TOBACCO COMPANY, Docket No. 96-0065; and (ii) the lawsuit brought by OCD and Fibreboard in the Superior Court of California, County of Alameda, styled FIBREBOARD CORP., ET AL. v. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Case No. 791919-8.

     1.205 "UNCLASSIFIED CLAIMS" means the DIP Facility Claims, Administrative Claims and Priority Tax Claims, collectively.

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     1.206  "UNIMPAIRED" means, when used with reference to a Claim, Class or
            Interest, a Claim, Class or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

     1.207 "UNPAID FB RESOLVED ASBESTOS PERSONAL INJURY CLAIM" means an FB Asbestos Personal Injury Claim (i) with respect to which the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with Fibreboard, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim), and (ii) to the extent such Claim has not been, and will not be, paid from settlement accounts in respect of FB Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg.

     1.208 "UNPAID OC RESOLVED ASBESTOS PERSONAL INJURY CLAIM" means an OC Asbestos Personal Injury Claim (i) with respect to which the holder of such Claim (a) is represented by an attorney of record who has entered into an enforceable NSP Agreement with OC, and (b) has satisfied all of the preconditions to payment under the applicable NSP Agreement prior to the Petition Date (including, without limitation, the submission of information about the Claim holder's exposure and injury as well as the delivery of a properly executed release relating to such Claim), and (ii) to the extent such Claim has not been, and will not be, paid from settlement accounts in respect of OC Asbestos Personal Injury Claims, to facilitate claims processing under the NSP, including settlement accounts maintained by (a) Baron & Budd, P.C., (b) Foster & Sear, LLP, (c) Waters & Kraus, LLP, or (d) Weitz & Luxenberg.

     1.209 "UNSECURED CREDITORS' COMMITTEE" means the official creditors' committee representing general unsecured creditors, which was appointed pursuant to Section 1102(a) of the Bankruptcy Code by the United States Trustee for the District of Delaware on October 23, 2000 and which includes the unofficial sub-committee representing the Bank Holders and the unofficial sub-committee representing the Bondholders and trade creditors, each of which sub-committees is represented by separate counsel and financial advisors.

     1.210 "VOTING DEADLINE" means the date set forth in the Voting Procedures Order by which a creditor or interest holder must deliver a ballot voting to accept or reject the Plan.

     1.211 "VOTING PROCEDURES" means the detailed instructions and procedures relating to the solicitation of votes with respect to the Plan.

     1.212 "VOTING PROCEDURES ORDER" means the order of the Bankruptcy Court or District Court approving the Voting Procedures.

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

C.   RULES OF INTERPRETATION

     For purposes of the Plan (i) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented; (iii) unless otherwise specified, all references in the Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (iv) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (v) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Federal Rule of Bankruptcy Procedure 9006(a) shall apply.

E.   GOVERNING LAW

     Unless the application of a specific rule of law or procedure is required by federal law (including the Bankruptcy Code and the Bankruptcy Rules), or is otherwise expressly provided for, (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan (unless such agreement, document or instrument shall specify another state's law) and (ii) the laws of the state of incorporation of each Debtor and Reorganized Debtor shall govern corporate governance matters with respect to such Debtor or Reorganized Debtor, in each case without giving effect to the principles of conflicts of law thereof.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1    Introduction

     The Plan is premised upon the substantive consolidation of the Debtors, as set forth in more detail in Section 6.1 below, for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirmation of the Plan and the resultant discharge of and cancellation of Claims and Interests and distribution of assets, interests and other property under the terms herein. Substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries, and all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be.

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

     In accordance with Section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such Unclassified Claims is set forth in SECTION
3.1 of the Plan.

     A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

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

     2.2    Classification of Unimpaired Claims

            (a)  CLASS 1: OTHER PRIORITY CLAIMS

                 Class 1 consists of all Other Priority Claims.

            (b)  CLASS 2A: OTHER SECURED TAX CLAIMS

                 Class 2A consists of all Other Secured Tax Claims.

            (c)  CLASS 2B: OTHER SECURED CLAIMS

                 Class 2B consists of all Other Secured Claims.

     2.3    Classification of Impaired Claims and Interests

            (a)  CLASS 3: CONVENIENCE CLAIMS

                 Class 3 consists of all Convenience Claims.

            (b)  CLASS 4: BANK HOLDERS CLAIMS

                 Class 4 consists of all Bank Holders Claims.

            (c)  CLASS 5: BONDHOLDERS CLAIMS

                 Class 5 consists of all Bondholders Claims.

            (d)  CLASS 6: GENERAL UNSECURED CLAIMS

                 Class 6 consists of all General Unsecured Claims.

            (e)  CLASS 7: OC ASBESTOS PERSONAL INJURY CLAIMS

                 Class 7 consists of all OC Asbestos Personal Injury Claims.

            (f)  CLASS 8: FB ASBESTOS PERSONAL INJURY CLAIMS

                 Class 8 consists of all FB Asbestos Personal Injury Claims.

            (g)  CLASS 9: FB ASBESTOS PROPERTY DAMAGE CLAIMS

                 Class 9 consists of all FB Asbestos Property Damage Claims.

            (h)  CLASS 10: INTERCOMPANY CLAIMS

                 Class 10 consists of all Intercompany Claims.

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

            (i)  CLASS 11: OCD INTERESTS

                 Class 11 consists of all OCD Interests.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

     3.1    Unclassified Claims

            (a)  DIP FACILITY CLAIMS

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

            (b)  ADMINISTRATIVE CLAIMS

     Except as otherwise provided herein and subject to the requirements hereof, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

     Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses will not be required to file or serve any request for payment of such Claims, as such liabilities will be paid, performed or settled when due in accordance with the terms and conditions of the particular agreements governing such obligations.

            (c)  PRIORITY TAX CLAIMS

     Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on

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the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

     3.2    Unimpaired Classes of Claims

            (a)  CLASS 1: OTHER PRIORITY CLAIMS

                 (i)   TREATMENT

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, or (iii) the date on which such Class 1 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 1 Claim, each holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 1 Claim (a) Cash equal to the unpaid portion of such Allowed Class 1 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing. All Allowed Class 1 Claims which are not by their terms due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                 (ii)  STATUS

     Class 1 Claims are Unimpaired. Holders of the Claims in Class 1 shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

            (b)  CLASS 2A: OTHER SECURED TAX CLAIMS

                 (i)   TREATMENT

     Except to the extent that a holder of an Allowed Class 2A Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Class 2A Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2A Claim, at the sole discretion of the Debtors,
(i) Cash equal to the amount of such Allowed Class 2A Claim, including any interest on such Allowed Class 2A Claims required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Class 2A Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Class 2A Claim, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing. The Debtors' failure to object to any Class 2A Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from

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challenging the validity of any alleged Encumbrance on any asset of a Debtor or
Reorganized Debtor or the value of any collateral.

     Each holder of an Allowed Class 2A Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Class 2A Claim as of the Effective Date until full and final payment of such Allowed Class 2A Claim is made as provided in the Plan, and upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

                 (ii)  STATUS

     Class 2A Claims are Unimpaired. Holders of the Claims in Class 2A shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

            (c)  CLASS 2B: OTHER SECURED CLAIMS

                 (i)   TREATMENT

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 2B Claim becomes an Allowed Class 2B Claim or (iii) the date on which such Class 2B Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Class 2B Claim, each holder of an Allowed Class 2B Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 2B Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Class 2B Claim, (b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed Class 2B Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the applicable Debtor and such holder shall have agreed in writing. The Debtors' failure to object to any Class 2B Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral.

                 (ii)  STATUS

     Class 2B Claims are Unimpaired. Holders of the Claims in Class 2B shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

     3.3    Impaired Classes of Claims and Interests

            (a)  CLASS 3: CONVENIENCE CLAIMS

                 (i)   TREATMENT

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, or (iii) the date on which such Class 3 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 3 Claim, each holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class 3 Claim (a) Cash equal to the amount of such Allowed Class 3 Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

                 (ii)  ELECTION

     Any holder of a Claim in Class 6 that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in SECTION 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

                 (iii) STATUS

     Class 3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 3 shall be entitled to vote to accept or reject the Plan.

            (b)  CLASS 4: BANK HOLDERS CLAIMS

                 (i)   TREATMENT

            In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 4 Claim, each holder of an Allowed Class 4 Claim shall receive the following:

     On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class 4 Claim becomes an Allowed Class 4 Claim, or (iii) the date on which such Class 4 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 4 Claim, such holder's PRO RATA share of either:

     (a) if Class 4 accepts the Plan, (1) the Guarantee Settlement Payment, and (2) the portion of the Combined Net Distribution Package equal to the Class 4 Initial Distribution Percentage; or

     (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 4 Initial Distribution Percentage.

     In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 4 claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 4 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 4 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 4 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 4 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii)  STATUS

     Class 4 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 4 shall be entitled to vote to accept or reject the Plan.

            (c)  CLASS 5: BONDHOLDERS CLAIMS

                 (i)   TREATMENT

     In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 5 Claim, each holder of an Allowed Class 5 Claim who has complied with SECTION 8.8 of the Plan shall receive the following:

     On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 5 Claim becomes an Allowed Class 5 Claim, or (iii) the date on which such Class 5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 5 Claim, such holder's PRO RATA share of either:

     (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 5 Initial Distribution Percentage; or

     (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 5 Initial Distribution Percentage.

     In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 5 Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 5 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 5 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 5 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 5 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii)  STATUS

     Class 5 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 5 shall be entitled to vote to accept or reject the Plan.

            (d)  CLASS 6: GENERAL UNSECURED CLAIMS

                 (i)   TREATMENT

     In full satisfaction, release and discharge of, and in exchange for, its Allowed Class 6 Claim, each holder of an Allowed Class 6 Claim shall receive the following:

     On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, (ii) the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, or (iii) the date on which such Class 6 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class 6 Claim, such holder's PRO RATA share of either:

     (a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 6 Initial Distribution Percentage; or

     (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 6 Initial Distribution Percentage.

     In addition, on or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class 6 Claim shall receive its PRO RATA share of the (i) Cash in an amount equal to the Class 6 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount to the Class 6 Final Distribution Percentage of the Excess Senior Notes Amount, (iii) shares of New OCD Common Stock in an aggregate number equal to the Class 6 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 6 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

                 (ii)  STATUS

     Class 6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 6 shall be entitled to vote to accept or reject the Plan.

            (e)  CLASS 7: OC ASBESTOS PERSONAL INJURY CLAIMS

                 (i)   TREATMENT

     ALL CLASS 7 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 7 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 7 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE

ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

     Nothing contained in this SECTION 3.3(e) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class 7 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

                 (ii)  STATUS

     Class 7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 7 shall be entitled to vote to accept or reject the Plan.

            (f)  CLASS 8:  FB ASBESTOS PERSONAL INJURY CLAIMS

                 (i)   TREATMENT

     ALL CLASS 8 CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 10.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF A CLASS 8 CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY CLASS 8 CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

     Nothing contained in this SECTION 3.3(f) shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class 8 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

                 (ii)  STATUS

     Class 8 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 8 shall be entitled to vote to accept or reject the Plan.

            (g)  CLASS 9: FB ASBESTOS PROPERTY DAMAGE CLAIMS

                 (i)   TREATMENT

     ALL CLASS 9 CLAIMS SHALL BE CHANNELED TO FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST WILL BE FUNDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.3 OF THE PLAN. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS 9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS 9 CLAIM AGAINST ANY FB PERSON. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

                 (ii)  STATUS

     Class 9 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class 9 shall be entitled to vote to accept or reject the Plan.

            (h)  CLASS 10: INTERCOMPANY CLAIMS

                 (i)   TREATMENT

     Under the Plan, on the Effective Date, all Intercompany Claims other than such Claims set forth in SCHEDULE XIV, to be filed or amended at least ten (10) Business Days prior to the Objection Deadline, shall be deemed cancelled and extinguished but solely for purposes of the Plan. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such Intercompany Claim pursuant to the Plan. SCHEDULE XIV shall indicate the classification and/or treatment of the Claims set forth therein.

                 (ii)  STATUS

     Class 10 Claims are Impaired. The holders of the Claims in Class 10 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

            (i)  CLASS 11: OCD INTERESTS

                 (i)   TREATMENT

     On the Effective Date, all of the OCD Interests outstanding at the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain any property or interest in property on account of, such OCD Interests.

                 (ii)  STATUS

     Class 11 Claims are Impaired. The holders of the Claims in Class 11 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

     3.4    Reservation of Rights Regarding Claims

     Except as otherwise expressly provided in the Plan, nothing will affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Notwithstanding the substantive consolidation of the Debtors, the Claims against any particular Debtor that are Unimpaired shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

     4.1    Impaired Classes of Claims and Interests Entitled to Vote

     Subject to SECTIONS 4.3 and 4.4 hereof, holders of Claims in each Impaired Class of Claims shall be entitled to vote as a Class to accept or reject the Plan.

     4.2    Acceptance by an Impaired Class

     Acceptance of the Plan by any Impaired Class of Claims shall be determined in accordance with the Voting Procedures Order and the Bankruptcy Code.

     4.3    Presumed Acceptances by Unimpaired Classes

     Classes 1, 2A and 2B are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1, 2A and 2B are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

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

     4.4    Classes Deemed to Reject the Plan

     Holders of Claims and Interests in Classes 10 and 11 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, holders of Claims and Interests in Classes 10 and 11 are deemed to reject the Plan, and the votes of such Claim or Interest holders will not be solicited.

     4.5    Summary of Classes Voting on the Plan

     As a result of the provisions of SECTIONS 4.1, 4.3 and 4.4 hereof, the votes of holders of Claims in Classes 3, 4, 5, 6, 7, 8 and 9 will be solicited with respect to the Plan.

     4.6    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

     To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan or any exhibits or schedules attached to the Plan, including to amend or modify it to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     5.1    Continued Corporate Existence

     Following confirmation and consummation of the Plan, subject to the Restructuring Transactions, the Reorganized Debtors will continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws are amended pursuant to the Plan. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) Business Days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan.

     5.2    Cancellation of Debt and Debt Agreements

            (a) On the Effective Date, (i) the Debt shall be cancelled and extinguished and (ii) the obligations of the Debtors, CFSB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class 5 Claims and Allowed Class 6 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs and expenses under its indenture or other agreement, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan.

            (b) No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class 5 and Class 6, the Pre-petition Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

     5.3    Cancellation of OCD Interests

     As of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and no consideration will be paid or delivered with respect thereto. Holders of OCD Interests shall not be required to surrender their certificates or other instruments evidencing ownership of such OCD Interests.

     5.4    Certificates of Incorporation and Bylaws

     The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (i) creating the New OCD Common Stock, (ii) stating any restrictions on the transfer of the New OCD Common Stock, and (iii), to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of EXHIBIT A and EXHIBIT B, to be filed at least ten (10) Business Days prior to the Objection Deadline.

     5.5         Exculpation and Limitation of Liability

            (a) No Claimant Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            (b) Notwithstanding any other provision herein, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any right of action against any Claimant Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

            (c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to SECTION 5.10 of the Plan.

     5.6    Restructuring Transactions

            Subject to such approval of the Board of Directors of Reorganized OCD and the holders of New OCD Common Stock as may be required under the Amended and Restated Certificate of Incorporation of Reorganized OCD, the Amended and Restated By-Laws of Reorganized OCD and/or applicable non-bankruptcy law, on or after the Effective Date, any Reorganized Debtor may enter into Restructuring Transactions and may take such actions as may be necessary or appropriate to effect such Restructuring Transactions, as may be determined by such Reorganized Debtor to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms herein and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms herein and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of all or certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan. On or prior to, or as soon as practicable after, the Effective Date, the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth in this SECTION 5.6.

     5.7    Issuance of New OCD Securities

            (a) On the Initial Distribution Date, Reorganized OCD shall issue for distribution in accordance with the terms of the Plan (i) the New OCD Common Stock, and (ii) Senior Notes in the Senior Notes Amount.

            (b) All of the shares of New OCD Common Stock issued as of the Effective Date, the Initial Distribution Date or the Final Distribution Date, as the case may be, will be fully paid and non-assessable.

            (c) The issuance of all of the New OCD Securities, and the distribution thereof, shall be exempt from registration under applicable securities laws pursuant to Section 1145 of the Bankruptcy Code.

     5.8    Litigation Trust

     On the Effective Date, the Reorganized Debtors will transfer and assign, or cause to be transferred and assigned to the Litigation Trust, all their right, title and interest in and to the Litigation Trust Assets.

            (a)  APPOINTMENT OF LITIGATION TRUSTEE

     The Litigation Trustee for the Litigation Trust shall be designated by the Plan Proponents and approved by the Bankruptcy Court. On or prior to the date of the Disclosure Statement Hearing, the Plan Proponents shall file with the Bankruptcy Court a notice designating the Person they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Once approved by the Bankruptcy Court, the Litigation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

            (b)  TRANSFER OF LITIGATION TRUST ASSETS TO THE LITIGATION TRUST

     On the Effective Date, the Debtors shall irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust. Upon such transfer, the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no further interests therein or rights or obligations with respect thereto other than the right of the Reorganized Debtors to recover the Litigation Trust Reimbursement Obligation as set forth in SECTION 5.8(e) hereof.

            (c)  THE LITIGATION TRUST

                 (i) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement in the form of EXHIBIT C, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, shall become effective. The Litigation Trustee shall accept the Litigation Trust and sign the Litigation Trust Agreement as of the Effective Date and the Litigation Trust will then be deemed created and effective.

                 (ii) The Litigation Trustee shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Litigation Trust Assets, to make distributions therefrom to the holders of Allowed Claims in Classes 4, 5, 6, and 7 and to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets.

                 (iii) All costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in this
                         SECTION 5.8, shall be the responsibility of and paid by the Litigation Trust. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Litigation Trustee and to representatives of the Litigation Trust reasonable access during normal business hours, upon reasonable notice, personnel and books and records of the Reorganized Debtors to enable the Litigation Trustee to perform the Litigation Trustee's tasks under the Litigation Trust Agreement and the Plan; PROVIDED, HOWEVER, that the Reorganized Debtors shall not be required to make expenditures in response to such requests determined by them in good faith to be unreasonable.

                 (iv) The Litigation Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Plan including, without limitation, the liquidation and distribution of Litigation Trust Assets.

                 (v) For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a

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                         distribution of an undivided interest in the Litigation
                         Trust Assets and then contributed such interests to the Litigation Trust.

                 (vi) The Litigation Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust.

                 (vii) The Litigation Trustee may invest the corpus of the Litigation Trust in prudent investments in addition to those described in Section 345 of the Bankruptcy Code.

                 (viii) The Litigation Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Litigation Trustee, the Bankruptcy Court shall designate a person to serve as successor Litigation Trustee.

            (d)  FUNDING OF THE LITIGATION TRUST

     The Debtors shall deliver the Litigation Trust Initial Deposit to the Litigation Trustee on the Effective Date. The Litigation Trustee shall use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

            (e)  DISTRIBUTIONS OF LITIGATION TRUST ASSETS

     The Litigation Trustee shall make distributions of Litigation Trust Recoveries in accordance with the Litigation Trust Agreement. The Litigation Trust Agreement shall provide for distributions to be made as soon as practicable after receipt of Litigation Trust Recoveries as follows: (i) first, to pay the Litigation Trust Expenses; (ii) second, to repay the Litigation Trust Reimbursement Obligation until such time as the Litigation Trust Reimbursement Obligation is paid in full; and (iii) third, to (a) holders of Allowed Claims in each of Classes 4, 5, and 6 (and reserving for holders of Disputed Claims in each of such Classes) in accordance with SECTIONS 3.3(b), 3.3(c) and 3.3(d) of the Plan, and, (b) the Asbestos Personal Injury Trust for distribution in accordance with SECTION 3.3(e) of the Plan.

     5.9    Revesting of Assets

     Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

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     5.10   Rights of Action

     Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to the Debtors or the Estates pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without limitation, any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors. Except to the extent such rights, title and interest in the Litigation Trust Assets are transferred and assigned to the Litigation Trust, the Reorganized Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights. The Reorganized Debtors will transfer and assign, or cause to be transferred and assigned, all their right, title and interest in and to the Litigation Trust Assets to the Litigation Trust in accordance with SECTION 5.8, or, if deemed necessary, any right, title and interest in and to Litigation Trust Assets shall be pursued in the name of the Debtors or the Reorganized Debtors for the benefit of the Litigation Trust. Notwithstanding anything in the Plan to the contrary, the Debtors, upon such transfer and assignment, shall forgo any interest they may have in the Litigation Trust Assets, except with respect to the Litigation Trust Reimbursement Obligation.

     5.11   Effectuating Documents; Further Transactions

     The chairman of the OCD Board of Directors, the chief executive officer, chief restructuring officer, president, chief financial officer or any other appropriate officer of OCD or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions herein. The secretary or assistant secretary of OCD or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

     5.12   Exemption from Certain Transfer Taxes

     Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers in the United States from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

     5.13   Releases and Injunction Related to Releases

            (a)  RELEASES BY DEBTORS

     Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against (i) the Released Parties, (ii) the Pre-petition Indenture Trustees, (iii) the DIP Agent and the holders of DIP Facility Claims and (iv) the Persons who are Related Persons of Persons listed in clauses (ii) - (iv) above.

            (b)  RELEASES BY HOLDERS OF CLAIMS AND INTERESTS

     Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their respective Related Persons will be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

            (c)  Injunction Related to Releases

     Except as otherwise provided herein or in the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, each Person that has held, currently holds or may hold a Claim that is released pursuant to this SECTION 5.13 of the Plan or other obligation, suit, judgment, damages, debt, right, cause of action, liability, Interest or other right of an equity security holder released pursuant to this SECTION 5.13 of the Plan, and each other party in interest and each of their respective Related Persons are permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise on account of or based on the subject matter of any such released Claims or other released obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, to any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Encumbrance; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under SECTION 5.13(a) or SECTION 5.13(b), as applicable; and (v) commencing or continuing in any manner, in any place of any action, which in any such case does not comply with or is inconsistent with the provisions of the Plan.

            (d)  INJUNCTION RELATING TO HARTFORD ENTITIES

     Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Hartford Entities pursuant to Section VI of the Hartford Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently enjoined pursuant to 11 U.S.C.
Section 105(a) from taking any action or seeking any recovery against or from any of the Hartford Entities that seeks to enforce any rights under, through or related to the Hartford Policies.

            (e)  DEEMED CONSENT

     By voting to accept the Plan, each holder of a Claim will be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases and injunctions set forth in this SECTION 5.13.

            (f)  NO WAIVER

     The release set forth in Subsection (a) of this SECTION 5.13 shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to the Plan.

     5.14 Permanent Injunctions and Asbestos Personal Injury Permanent Channeling Injunction

            (a)  GENERAL INJUNCTION

     Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, cause of action or liability, or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or terminated Interests or rights of an equity security holder.

            (b)  ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION

     PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS WILL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED AND ENJOINED FROM TAKING ANY ENJOINED ACTION, OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH, AGAINST ANY PROTECTED PARTY OR PROPERTY OR INTERESTS IN PROPERTY OF ANY PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING OR RECEIVING PAYMENT OF, ON OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

            (c)  NO WAIVER

     Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim.

     5.15   Directors and Officers of Reorganized Debtors

            (a)  DIRECTORS OF REORGANIZED DEBTORS

                 (i) APPOINTMENT. The initial Board of Directors of Reorganized OCD shall consist of twelve (12) members. The majority of the initial Board of Directors shall be appointed by the Asbestos Claimants' Committee and the Future Claimants' Representative; and the remaining initial directors shall be appointed by the existing Board of Directors of OCD and shall include David T. Brown, the Chief Executive Officer of Reorganized OCD. The initial Board of Directors shall have at least three individuals who at that time would qualify under New York Stock Exchange rules and applicable laws as independent outside directors and who would be eligible to serve on the audit committee of the Board of Directors of an SEC-reporting public company and at least three individuals who would qualify as independent directors under Section 162(m) of the IRC eligible to serve on the committee of the Board of Directors responsible for matters of executive compensation. The identities of the members of the initial Board of Directors of Reorganized OCD shall be set forth in the Disclosure Statement. The boards of directors of the other Reorganized Debtors shall consist of directors as determined by

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the Plan Proponents. The Plan Proponents shall file with the Bankruptcy Court the identities of such board members on a date not less than ten (10) Business Days prior to the Objection Deadline.

                 (ii) TERMS. Commencing on the Effective Date, Reorganized OCD board members shall serve for initial terms set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

                 (iii) VACANCIES. The procedures for filling any vacancy in the directorship prior to the expiration of the initial term shall be as set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

            (b)  OFFICERS OF REORGANIZED DEBTORS

     The existing senior officers of OCD who will serve initially in the same capacities after the Effective Date for Reorganized OCD shall be identified in the Disclosure Statement, and shall include David T. Brown as Chief Executive Officer. The executive officers of the other Reorganized Debtors shall consist of executive officers as determined by Reorganized OCD on the Effective Date or thereafter.


     5.16   Compensation and Benefit Programs

            (a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; PROVIDED, HOWEVER, that the Debtors may pay all "retiree benefits" (as defined in Section 1114(a) of the Bankruptcy Code).

            (b) On the Effective Date, Reorganized OCD will adopt Management Arrangements to be determined at a later date and be incorporated into the Plan by amendment. On the Effective Date, management and designated employees of Reorganized OCD and the other Reorganized Debtors shall receive the benefits provided under such Management Arrangements on the terms and conditions provided for therein.

     5.17   Continuation of Certain Orders

     Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

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     5.18   Exit Facility

     On or prior to the Effective Date, OCD and those Subsidiaries which are parties to the Exit Facility shall enter into all necessary and appropriate documentation to obtain, and in connection with, the Exit Facility.

                                   ARTICLE VI

           SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED
                CLAIMS AND PROCESS FOR RESOLUTION OF KEY ISSUES

     6.1    Substantive Consolidation

            (a) The Debtors (but not the Fibreboard Insurance Settlement Trust) all shall be substantively consolidated for the purposes of voting, determining which Claims and Interests will be entitled to vote to accept or reject the Plan, confirmation of the Plan and the resultant discharge of and cancellation of Claims and Interests and distribution of assets, interests and other property under the terms herein. Subject to SECTION 5.6, substantive consolidation under the Plan will not result in the merger of or the transfer or commingling of any assets of any of the Debtors or Non-Debtor Subsidiaries, and, subject to SECTION 5.6, all assets (whether tangible or intangible) will continue to be owned by the respective Debtors or Non-Debtor Subsidiaries, as the case may be. In that regard, OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC's major business lines. The planning for this restructuring is in a preliminary stage. It is anticipated that the restructuring plan which is adopted will be announced at least ten (10) days prior to the date the Disclosure Statement is approved and will be described in an amendment to the Plan.

            (b) On the Effective Date and for purposes set forth in Subsection
(a), (i) all assets and liabilities of each Subsidiary Debtor (excluding the Fibreboard Insurance Settlement Trust) will be treated as though they were merged into and with the assets and liabilities of OCD; (ii) except as otherwise provided in the Plan, no distributions will be made under the Plan on account of Intercompany Claims among any of the Debtors; (iii) all guarantees of the Debtors of the obligations of any other Debtor will be deemed eliminated, so that any claim against any such Debtor and any guarantee thereof executed by any other such Debtor and any joint or several liability of any of such Debtors will be deemed to be one obligation of the Debtors with respect to the consolidated estate. Such substantive consolidation will not (other than for purposes of the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect Restructuring Transactions as provided in SECTION 5.6, (ii) Intercompany Claims,
(iii) Subsidiary Interests or (iv) pre- and post-Petition Date guarantees that are required to be maintained in connection with executory contracts or unexpired leases that have been or will be assumed pursuant to the Plan.

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                                   ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     7.1    Assumed Contracts and Leases

            (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on SCHEDULE IV, to be filed at least ten (10) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; PROVIDED, HOWEVER, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend SCHEDULE IV to add or delete any unexpired lease or executory contract. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

            (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

     7.2    Payments Related to Assumption of Contracts and Leases

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors or the assignee of a Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed

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that the Debtors are asserting that no Cure amount is required to be paid under
Section 365(b)(1) of the Bankruptcy Code.

     7.3    Rejected Contracts and Leases

     On the Effective Date, each executory contract and unexpired lease that is listed on SCHEDULE IV, shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on SCHEDULE IV shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend SCHEDULE IV to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on SCHEDULE IV, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on SCHEDULE IV shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

     7.4    Rejection Damages Bar Date

     If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed and served upon counsel to the Debtors, counsel to the Unsecured Creditors' Committee and counsel to the Asbestos Claimants' Committee, within thirty (30) days after service of the earlier of (i) notice of the Confirmation Order or
(ii) other notice that the executory contract or unexpired lease has been rejected.

     7.5    Indemnification Obligations

     Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether indemnification or reimbursement obligation is owed in connection with an event occurring before, on or after the Petition Date; PROVIDED, HOWEVER, that, except as otherwise provided in this Plan, indemnification obligations that are not Indemnification Obligations within the meaning of SECTION 1.120 hereof shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date.

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     7.6    Insurance Policies and Agreements

            (a) ASSUMED INSURANCE POLICIES AND AGREEMENTS The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in SECTION 7.1 or
7.3 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with SECTION 10.3 of the Plan, the rights under the insurance policies and agreements constituting
(i) the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date and (ii) the FB Asbestos Property Damage Insurance Assets shall, to the extent necessary, be deemed assigned to the FB Asbestos Property Damage Trust as of the Effective Date, and, pursuant to
Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

            (b)  REJECTED INSURANCE POLICIES AND AGREEMENTS

            To the extent that any or all of the insurance policies and agreements set forth on SCHEDULE XI, to be filed no later than ten (10) Business days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in SECTION 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on SCHEDULE XI, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on SCHEDULE XI is burdensome and that the rejection thereof is in the best interest of each Debtor, its estate, and all parties in interest in the Chapter 11 Cases.

            (c)  RESERVATION OF RIGHTS

            Nothing contained in the Plan, including this SECTION 7.6, shall constitute a waiver of any claim, right, or cause of action that the Debtors, the Asbestos Personal Injury Trust, the FB Asbestos Property Damage Trust, or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

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                                  ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

     8.1    Distributions for Claims Allowed as of the Initial Distribution Date

     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Initial Distribution Date shall be made on, or as soon as practicable after, the Initial Distribution Date. Notwithstanding anything herein to the contrary, distributions on account of (i) Class 7 and 8 Claims shall be made in accordance with the terms or conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, and (ii) Class 9 Claims shall be made in accordance with the terms or conditions of the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to SECTION
9.4 of the Plan. Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Initial Distribution Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date.

     8.2    Interest on Claims

     Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

     8.3    Distributions under the Plan

            (a) The Disbursing Agent or, in the case of the Bondholders Claims or Claims arising pursuant to any prepetition industrial revenue bonds, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. FB Asbestos Property Damage Claims shall be satisfied in accordance with the distribution procedures described in the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

            (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent will be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses

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incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

     8.4 Record Date for Distributions to Holders of Bank Holders Claims and Bondholders Claims

     At the close of business on the Distribution Record Date, the transfer records for the Bank Holders Claims and Bondholders Claims will be closed, and there shall be no further changes in the record holders of Bank Holders Claims or Bondholders Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders will have any obligation to recognize any transfer of Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they will be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

     8.5    Means of Cash Payment

     Cash payments made pursuant to the Plan will be in United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

     8.6    Fractional New OCD Common Stock; Other Distributions

            (a) No fractional shares of New OCD Common Stock will be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (i) fractions of greater than one-half (1/2) shall be rounded to the next higher whole number, and (ii) fractions of one-half (1/2) or less shall be rounded to the next lower whole number. The total number of shares of New OCD Common Stock and the Senior Notes to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for herein.

            (b) No consideration shall be provided in lieu of fractional shares that are rounded down. The Senior Notes will only be issued with a principal amount in multiples of $1,000 or integral multiples thereof. The principal amount of the Senior Notes that would have been distributed in amounts of other than $1,000 shall be rounded as follows: (i) amounts equal to or less than $500 shall be reduced to $0.00 and (ii) amounts greater than $500 shall be increased to $1,000.

            (c) In addition, the payment of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

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            (d) The Disbursing Agent, or any agent or servicer, as the case may be, shall not make any payment of less than thirty dollars ($30.00) with respect to any Claim.

     8.7    Delivery of Distributions

     Distributions to holders of Allowed Claims in Classes 1, 2A, 2B, 3, 4, 5 and 6, shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or Pre-petition Indenture Trustee as applicable) is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim.

     8.8    Surrender of Pre-petition Bonds or Prepetition Industrial Revenue
            Bonds

            (a)  PRE-PETITION BONDS OR PREPETITION INDUSTRIAL REVENUE BONDS

     Except as provided in SECTION 8.8(b) hereof in connection with lost, stolen, mutilated or destroyed Pre-petition Bonds or prepetition industrial revenue bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond or prepetition industrial revenue bond shall tender such Pre-petition Bond or prepetition industrial revenue bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds or prepetition industrial revenue bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds or prepetition industrial revenue bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds or prepetition industrial revenue bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds or prepetition industrial revenue bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

            (b) LOST, MUTILATED OR DESTROYED PRE-PETITION BONDS OR PREPETITION INDUSTRIAL REVENUE BONDS

     In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a

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Debtor evidenced by a Pre-petition Bond or prepetition industrial revenue bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond or prepetition industrial revenue bond, deliver to the Pre-petition Indenture Trustee (i) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Pre-petition Indenture Trustee to hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond or prepetition industrial revenue bond.

            (c) FAILURE TO SURRENDER CANCELLED PRE-PETITION BONDS OR PREPETITION INDUSTRIAL REVENUE BONDS

     Any holder of a Pre-petition Bond or prepetition industrial revenue bond that fails to surrender or be deemed to have surrendered such Pre-petition Bond before the first (1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond or prepetition industrial revenue bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

            (d) DISTRIBUTIONS UPON RECEIPT OF PRE-PETITION BONDS OR PREPETITION INDUSTRIAL REVENUE BONDS

     No distribution of property under the Plan shall be made to or on behalf of any such holders unless and until such Pre-petition Bond or prepetition industrial revenue bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond or prepetition industrial revenue bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

     8.9    Withholding and Reporting Requirements

     In connection with the Plan and all distributions thereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     8.10   Setoffs

     The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

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                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
            CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

     9.1    Prosecution of Objections to Certain Claims

            (a) Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (i) the applications for the allowance of compensation and reimbursement of expenses of professionals under
Section 330 of the Bankruptcy Code, (ii) Asbestos Personal Injury Claims, and
(iii) FB Asbestos Property Damage Claims.

            (b) From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

            (c) All objections to Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained herein, however, shall limit the Debtors' or Reorganized Debtors' right to object to any Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims filed or amended after the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

     9.2    No Distributions Pending Allowance

     Notwithstanding any other provision in this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

     9.3    Disputed Distribution Reserve

            (a) The Disbursing Agent shall establish appropriate reserves for Disputed Claims by withholding the lesser of (i) 100% of distributions to which holders of Disputed Claims would be entitled under the Plan if such Disputed Claims were Allowed Claims, or (ii) such other amount as may be approved by the Bankruptcy Court.

            (b) On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim, (i) Cash, Senior Notes, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim an Allowed Claim on such date, in the Face Amount thereof, or (ii) Cash, Senior Notes, New OCD Common Stock, or such other

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property of a lesser value as such holder and the Reorganized Debtors may agree.
Cash, Senior Notes, New OCD Common Stock, or such other property reserved under this SECTION 9.3(b) shall be set aside and segregated by Class of Claims and, in the case of Cash, Cash dividends or Cash payments in respect thereof, to the extent practicable, held by the Disbursing Agent in an interest bearing escrow fund (which may be a single account for each Class, PROVIDED, that separate book entries for each Claim are maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claims.

     9.4    Distributions on Account of Disputed Claims Once They are Allowed

     On each Quarterly Distribution Date, the Reorganized Debtor shall make payments and distributions from the reserve established for Disputed Claims to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. After the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any property in the reserve established for Disputed Claims that would have been distributed to the holder of such claim had such Claim been an Allowed Claim. Such distributions will be made pursuant to the provisions of Article III governing the applicable Class. Holders of such Claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions received on account of the property in reserve between the Effective Date and the date such distribution is made to such holder of Claim.

                                    ARTICLE X

                       THE ASBESTOS PERSONAL INJURY TRUST

     10.1   The Asbestos Personal Injury Trust

     The Asbestos Personal Injury Trust is intended to be a "qualified settlement fund" within the meaning of Section 468B of the Internal Revenue Code. Pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust will have two separate sub-accounts: the OC Sub-Account and the FB Sub-Account. The purpose of the Asbestos Personal Injury Trust shall be to, among other things, (i) process, liquidate, and pay all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos Personal Injury Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos Personal Injury Trust (including both the OC Sub-Account and the FB Sub-Account) for use in paying and satisfying Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall comply in all respects with the requirements set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.

     10.2   Appointment of Asbestos Personal Injury Trustees

     On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos Claimants' Committee and the Future Claimants' Representative (as identified in the Asbestos Personal Injury Trust Agreement), which individuals shall be appointed to serve as the Asbestos Personal Injury Trustees for the Asbestos Personal Injury Trust.

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     10.3   Transfers of Property to the Asbestos Personal Injury Trust

            (a) TRANSFER OF THE PLAN CONSIDERATION TO THE OC SUB-ACCOUNT OF THE ASBESTOS PERSONAL INJURY TRUST

     On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i)
(a) if Class 4 accepts the Plan, the portion of the Combined Net Distribution Package equal to the Class 7 Initial Distribution Percentage; or (b) if Class 4 rejects the Plan, the portion of the Combined Distribution Package equal to the Class 7 Initial Distribution Percentage, and in addition and in any event, (ii) the OC Asbestos Personal Injury Liability Insurance Assets and (iii) the OCD Insurance Escrow.

     On or as soon as reasonably practicable after the Final Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class 7 Final Distribution Percentage of Excess Available Cash, (ii) Excess Senior Notes in an aggregate principal amount equal to the Class 7 Final Distribution Percentage of the Excess Senior Notes Amount,
(iii) shares of New OCD Common Stock in an aggregate number equal to the Class 7 Final Distribution Percentage of the Excess New OCD Common Stock, and (iv) Cash in an amount equal to the Class 7 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

     The Reorganized Debtors will also execute and deliver to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request to issue the Distributable Shares to be distributed to the Asbestos Personal Injury Trust in the name of the Asbestos Personal Injury Trust or a nominee and transfer and assign to the Asbestos Personal Injury Trust all other assets which constitute the assets of the Asbestos Personal Injury Trust.

            (b) TRANSFER OF THE PLAN CONSIDERATION TO THE FB SUB-ACCOUNT OF THE ASBESTOS PERSONAL INJURY TRUST

     On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions; (ii) the Committed Claims Account; and (iii) the FB Sub-Account Settlement Payment.

     The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustees of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust's rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

     The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

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            (c)  TRANSFER OF BOOKS AND RECORDS TO THE ASBESTOS PERSONAL
                 INJURY TRUST

     On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustees of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

     10.4   Assumption of Certain Liabilities by the Asbestos Personal Injury
            Trust

            (a)  OC ASBESTOS PERSONAL INJURY CLAIMS

     In consideration for the property transferred to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust will assume all liability and responsibility for (i) all OC Asbestos Personal Injury Claims and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The Asbestos Personal Injury Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with (i) the OC Asbestos Personal Injury Liability Insurance Assets as a result of OC Asbestos Personal Injury Claims, (ii) asbestos-related personal injury claims against Persons insured under policies included in the OC Asbestos Personal Injury Liability Insurance Assets by reason of vendors' endorsements, or (iii) the indemnification provisions of settlement agreements that OC made prior to the Confirmation Date with any insurers, to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing.

            (b)  FB ASBESTOS PERSONAL INJURY CLAIMS

     In consideration for the property transferred to the Asbestos Personal Injury Trustees for allocation to the FB Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust will assume all liability and responsibility for all FB Asbestos Personal Injury Claims and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor.

     10.5 Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard Insurance Settlement Trust

     If and to the extent that any assets, claims, rights or other property of the Reorganized Debtors or of the Fibreboard Insurance Settlement Trust to be transferred to the Asbestos Personal Injury Trust, under applicable law or any binding contractual provision, cannot be effectively transferred, or if for any reason after the Effective Date the Reorganized Debtors or

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the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall retain or receive any assets, claims, rights or other property that is owned by the Reorganized Debtors, the Debtors or the Fibreboard Insurance Settlement Trust (as the case may be) and is to be transferred pursuant to the Plan, then the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall hold such property (and any proceeds thereof) in trust for the benefit of the party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) and will take such actions with respect to such property (and any proceeds thereof) as such party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) shall direct in writing.

     10.6   Cooperation with Respect to Insurance Matters

     The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; and (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall be obligated to compensate the Reorganized OCD for costs reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to this
SECTION 10.6, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

     10.7   Authority of the Debtors

     On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the Asbestos Personal Injury Trust Agreement.

                                   ARTICLE XI

                       FB ASBESTOS PROPERTY DAMAGE TRUST

     11.1   The FB Asbestos Property Damage Trust

     Effective as of the later of (i) the date the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement and (ii) the Effective Date, the FB

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Asbestos Property Damage Trust shall be created. The FB Asbestos Property Damage
Trust is intended to be a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, ET SEQ., promulgated under Section 468B of the IRC. The purpose of the FB Asbestos Property Damage Trust shall be to, among other things, (i) process, liquidate, and pay all FB Asbestos Property Damage Claims in accordance with the Plan, the FB Asbestos Property Damage Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the FB Asbestos Property Damage Trust for use in paying and satisfying FB Asbestos Property Damage Claims.

     11.2   Appointment of FB Asbestos Property Damage Trustee

     On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individual selected jointly by the Plan Proponents (as identified in the FB Asbestos Property Damage Trust Agreement), which individual shall be appointed to serve as the FB Asbestos Property Damage Trustee for the FB Asbestos Property Damage Trust.

     11.3   Transfer of Certain Property to the FB Asbestos Property Damage
            Trust

            (a)  TRANSFER OF BOOKS AND RECORDS

     On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

            (b) TRANSFER OF CERTAIN PROPERTY TO THE FB ASBESTOS PROPERTY DAMAGE TRUST

     On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust.

     11.4 Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust

     In consideration for the property transferred to the FB Asbestos Property Damage Trust pursuant to SECTION 11.3 hereof, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall assume all liability and responsibility for all FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. The FB Asbestos Property Damage Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos-related

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property damage claims against Persons insured under policies included in the FB
Asbestos Property Damage Insurance Assets by reason of vendors' endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability for any of the foregoing; PROVIDED, HOWEVER, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such Trust, as reasonably determined by the Trustee of such Trust, so that the Trust may elect to terminate such liability in the event that the Trustee determines the benefits of maintaining the insurance policies are no longer worth the costs.

     11.5   Cooperation with Respect to Insurance Matters

     The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (ii) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; and (iii) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust pursuant to this SECTION 11.5, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

     11.6   Authority of the Debtors

     On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the FB Asbestos Property Damage Trust Agreement.

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                                   ARTICLE XII

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

     12.1   Conditions to Confirmation

     The Plan will not be confirmed, and the Confirmation Order will not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions are designed to, INTER ALIA, ensure that the Asbestos Personal Injury Permanent Channeling Injunction will be effective, binding and enforceable and will be based on the following general findings of the Bankruptcy Court, each of which will be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents:

            (a) The Asbestos Personal Injury Permanent Channeling Injunction is to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

            (b) At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

            (c) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims, and upon such assumption, the Reorganized Debtors and the OC Persons shall have no liability for any OC Asbestos Personal Injury Claims.

            (d) The Asbestos Personal Injury Trust, as of the Effective Date, will assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims, and, upon such assumption, the Reorganized Debtors and the FB Persons shall have no liability for any FB Asbestos Personal Injury Claims.

            (e) The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, Senior Notes, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, distributable proceeds of the Litigation Trust Assets, and by the obligation of Reorganized OCD to make future payments, including dividends.

            (f) The FB Sub-Account is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions, the Committed Claims Account, and the FB-Sub-Account Settlement Payment.

            (g) The Asbestos Personal Injury Trust is to own, upon the Initial Distribution Date, a majority of the voting shares of Reorganized OCD.

            (h) In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent

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Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

            (i) Reorganized OCD and Reorganized Fibreboard are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and
(b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

            (j) The actual amounts, numbers, and timing of such Demands cannot be determined.

            (k) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands.

            (l) The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A), are set forth in the Plan and in any disclosure statement supporting the Plan.

            (m) The Plan establishes, in Classes 7 and 8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

            (n) Class 7 and Class 8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

            (o) Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust will operate through mechanisms such as structured, periodic or supplemental payments, PRO RATA distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

            (p) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants' Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

            (q) Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

            (r) The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

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            (s) The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

            (t) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos Personal Injury Trust in accordance with the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos Personal Injury Trust in the Allowed amount of such Asbestos Personal Injury Claim.

            (u) With respect to any FB Asbestos Property Damage Claim that is Allowed in accordance with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures by the Bankruptcy Court, other court of competent jurisdiction or otherwise, such allowance shall establish the amount of legal liability against the FB Asbestos Property Damage Trust in the Allowed amount of such FB Asbestos Property Damage Claim.

            (v) The Plan and its Exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

            (w) The Plan and its Exhibits, and the negotiations that led up to them, do not violate any obligation of the Debtors or breach any applicable insurance policy, agreement or contract of the Debtors, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of the Debtors, and the discharge and release of Claims as provided herein shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

            (x) The Debtors do not need the consent of their insurers to transfer the OC Asbestos Personal Injury Liability Insurance Assets to the OC Sub-Account of the Asbestos Personal Injury Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

            (y) The Debtors do not need the consent of their insurers to transfer the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. Alternatively, the Debtors' insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

            (z) The Plan and its Exhibits do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements, and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

            (aa) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the

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OC Sub-Account of the Asbestos Personal Injury Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the OC Asbestos Personal Injury Liability Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos Personal Injury Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the OC Asbestos Personal Injury Liability Insurance Assets, the Asbestos Personal Injury Trust Agreement, or the Asbestos Personal Injury Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

            (bb) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the FB Asbestos Property Damage Insurance Assets so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the FB Asbestos Property Damage Trust's obligations to defend, resolve and satisfy FB Asbestos Property Damage Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the FB Asbestos Property Damage Insurance Assets, the FB Asbestos Property Damage Trust Agreement, or the FB Asbestos Property Damage Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

            (cc) All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Insurance Assets and all insurers of the Debtors whose policies provide coverage for the FB Asbestos Property Damage Claims have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits, and are bound by the Plan and its Exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

            (dd) If an Impaired Class of Claims votes to reject the Plan, the sum of the Class 7 Aggregate Amount and the Class 8 Aggregate Amount as determined by the Bankruptcy Court and the District Court shall be an amount not less than $16 billion prior to the deductions of (a) the OCD Insurance Escrow,
(b) the OC Asbestos Personal Injury Liability Insurance Assets, (c) the Existing Fibreboard Insurance Settlement Trust Assets, (d) the FB Reversions and (e) the Committed Claims Account.

            (ee) Class 6 Claims shall be Allowed or estimated in such maximum aggregate amount as the Plan Proponents shall agree and have filed at least ten
(10) Business Days prior to the Objection Deadline.

     12.2   Conditions to Effective Date

     The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with SECTION 12.3 of the Plan:

            (a) The Confirmation Order shall have been entered, shall have become a Final Order, shall be in form and substance reasonably satisfactory to the Plan Proponents.

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            (b) The Asbestos Personal Injury Permanent Channeling Injunction
shall be in full force and effect.

            (c) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

            (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

            (e) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

            (f) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

            (g) The Future Claimants' Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

            (h) The PLR with respect to the qualification of the trust formed pursuant to Section 524(g) of the Bankruptcy Code described therein as a "qualified settlement fund" within the meaning of Treasury Regulations Section 1.468B-1, ET SEQ., promulgated under Section 468B of the IRC, shall not have been cancelled, withdrawn or revoked and shall remain in full force and effect. Alternatively, the Reorganized Debtors shall have received an opinion of counsel with respect to the tax status of the Asbestos Personal Injury Trust as a "qualified settlement fund" reasonably satisfactory to the Plan Proponents, and,
(i) if Class 4 accepts the Plan, the Bank Holders, and/or (ii) if Class 6 accepts the Plan, the Unsecured Creditors' Committee.

            (i) The FB Asbestos Property Damage Trustee shall have accepted his appointment as FB Asbestos Property Damage Trustees and shall have executed the FB Asbestos Property Damage Trust Agreement.

            (j) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.

            (k) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

            (l) The Existing Fibreboard Insurance Settlement Trust Assets will be irrevocably assigned and transferred on the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Existing Fibreboard Insurance Settlement Trust Assets will be treated in accordance with
SECTION 10.5.

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     12.3   Waiver of Conditions

     Notwithstanding anything contained in SECTION 12.2 hereof, the Plan Proponents reserve, in their sole discretion, the right, with the written consent of (i) if Class 4 accepts the Plan, the Bank Holders, and/or (ii) if Classes 4, 5 and 6 all accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

     13.1   Exclusive Jurisdiction of the Bankruptcy Court and District Court

     Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

            (a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of New OCD Common Stock and Asbestos Personal Injury Claims contained in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Confirmation Order;

            (b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

            (c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; PROVIDED, HOWEVER, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

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            (d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

            (e) effectuate performance of and payments under the provisions herein;

            (f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

            (g) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions herein and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

            (h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

            (i) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

            (j) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

            (k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

            (l) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

            (m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

            (n) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

            (o) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

            (p) hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

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            (q) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

            (r) enter a final decree closing the Chapter 11 Cases; and

            (s) to hear and determine all objections to the termination of the Asbestos Personal Injury Trust and/or the FB Asbestos Property Damage Trust.

     13.2   Continued Reference to the Bankruptcy Court

     Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in this Plan, the Reference Order or other Order shall affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     14.1   Professional Fee Claims

     All final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors' Committee, the Asbestos Claimants' Committee, the Future Claimants' Representative, the advisors to the Bank Holders' sub-committee and the advisors to the Bondholders' and trade creditors' sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

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     14.2   Administrative Claims Bar Date

     All requests for payment of an Administrative Claim (other than as set forth in SECTIONS 3.1 and 14.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

     14.3   Payment of Statutory Fees

     All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to Section 1930 of title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

     14.4   Modifications and Amendments

     The Plan Proponents may alter, amend or modify the Plan or any exhibits or schedules thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Plan Proponents may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

     14.5   Severability of Plan Provisions

     If, prior to the Confirmation Date, any term or provision herein is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision herein, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

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     14.6   Successors and Assigns

     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

     14.7   Compromises and Settlements

     Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims (other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims) against them and/or claims that they may have against other Persons. The Debtors shall have the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to the provisions of
ARTICLE V of the Plan.

     14.8   Corrective Action

     The Debtors are authorized to take such actions as necessary and appropriate to carry out the Plan, including the correction of mistakes or other inadvertent action. In making distributions or transfers under the Plan, the Debtors may seek return of transfers to the extent of any errors, notwithstanding that the transfer is otherwise irrevocable under the Plan.

     14.9   Discharge of the Debtors

            (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, relating to the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under
Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests.

            (b) As of the Confirmation Date, except as otherwise provided herein or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the

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Reorganized Debtors or their respective Related Persons any other or further
Claims or other obligations, suits, judgments, damages, debts, Demands, rights, causes of action or liabilities or Interests or other rights of an equity security holder relating to the Debtors or the Reorganized Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided herein or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, causes of action or liabilities (other than Demands) or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest.

     14.10 Special Provisions for Warranty Claims, Distributorship Indemnification Claims and Product Coupon Claims

            (a) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date warranty claims based on the Debtors' business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

            (b) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date product coupons issued in settlement of asbestos property damage actions based on the Debtors' business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

            (c) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date distributorship indemnification claims that are not Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims based on the Debtors' business judgement notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

     14.11  Committees and Future Claimants' Representative

            (a)  COMMITTEES

     On the Effective Date, each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee will dissolve and its respective members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors' Committee and the Asbestos Claimants' Committee and the respective members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to
Section 330 of the Bankruptcy Code.

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            (b)  FUTURE CLAIMANTS' REPRESENTATIVE

     On the Effective Date, the existence of the Future Claimants' Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto and (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date.

     14.12  Binding Effect

     The Plan will be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

     14.13  Revocation, Withdrawal, or Non-Consummation

     The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Plan Proponents revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of the Plan Proponents, any Debtor or any Person in any further proceedings involving a Debtor, or (c) constitute an admission of any sort by the Plan Proponents, any Debtor or any other Person.

     14.14  Plan Exhibits

     Any and all exhibits to the Plan or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline, unless the Plan provides otherwise. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with SECTION 14.15 of the Plan. The Plan Proponents explicitly reserve the right to modify or make additions to or subtractions from any schedule to the Plan and to modify any exhibit to the Plan prior to the Objection Deadline.

     14.15  Notices

     Any notice, request or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor or the Plan Proponents under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            OWENS CORNING
            One Owens Corning Parkway
            Toledo, OH 43659
            Att'n: Corporate Secretary
            Telephone: (419) 248-7201
            Facsimile: (419) 248-8445

            with a copy to:

            Law Department
            OWENS CORNING
            One Owens Corning Parkway
            Toledo, OH 43659
            Telephone: (419) 248-8650
            Facsimile: (419) 325-4650

            SAUL EWING LLP
            222 Delaware Avenue
            P.O. Box 1266
            Wilmington, DE 19899-1266
            Att'n: Norman L. Pernick, Esq.
            Telephone: (301) 421-6800
            Facsimile: (301) 421-6813

            100 South Charles Street
            Baltimore, MD 21201-2773
            Att'n: Charles O. Monk II, Esq.
            Telephone: (410) 332-8600
            Facsimile: (410) 332-8862

            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
            Four Times Square
            New York, NY 10036-6522
            Att'n: Ralph Arditi, Esq.
                   D.J. Baker, Esq.
            Telephone: (212) 735-3000
            Facsimile: (212) 735-2000

     ASBESTOS CLAIMANTS' COMMITTEE:

            CAPLIN & DRYSDALE, CHARTERED
            399 Park Avenue
            New York, NY 10022-4614
            Att'n: Elihu Inselbuch, Esq.
            Telephone: (212) 319-7125
            Facsimile: (212) 644-6755

            Peter Van N. Lockwood
            Julie W. Davis
            One Thomas Circle, N.W.
            Washington, D.C. 20005
            Telephone: (202) 862-5000
            Facsimile: (202) 420 -3301


            CAMPBELL & LEVINE, LLC
            Chase Manhattan Centre
            1201 N. Market Street
            15th Floor
            Wilmington, DE 19801
            Att'n: Marla Eskin, Esq.
            Telephone: (302) 426-1900
            Facsimile: (302) 426-9947

     FUTURE CLAIMANTS'  REPRESENTATIVE:

            James J. McMonagle
            Vorys Sater Seymour & Pease LLP
            2100 One Cleveland Center
            1375 E. Ninth Street
            Cleveland, OH  44114
            Telephone: (216) 479-6158 (office)
            Facsimile: (216) 937-3734 (office)
            with a copy to:

            KAYE SCHOLER LLP
            425 Park Avenue
            New York, NY 10022
            Att'n: Michael J. Crames Esq.
            Telephone: (212) 836-8000
            Facsimile: (212) 836-7151

            YOUNG CONAWAY STARGATT & Taylor, LLP
            P.O. Box 391
            The Brandywine Building
            1000 West Street, 17th Floor
            Wilmington, DE 19801
            Att'n: James L. Patton, Jr., Esq.
            Telephone: (302) 571-6684
            Facsimile: (302) 571-1253

     14.16  Term of Injunctions or Stays

     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Dated: May 23, 2003

SAUL EWING LLP                                OWENS CORNING, ET AL.
                                              (for itself and on behalf of the
                                              Subsidiary Debtors)

By: /s/ Norman L. Pernick                      By: /s/ Stephen K. Krull
   ------------------------------                ------------------------------
Norman L. Pernick (I.D. # 2290)               Name:  Stephen K. Krull
J. Kate Stickles (I.D. # 2917)                Title: Senior Vice President,
222 Delaware Avenue                                  General Counsel and
P.O. Box 1266                                        Secretary
Wilmington, DE 19899-1266
(302) 421-6800                                SKADDEN, ARPS, SLATE, MEAGHER
                                              & FLOM LLP
                                              Ralph Arditi
                                              D.J. Baker
Charles O. Monk, II                           Four Times Square
Irving E. Walker                              New York, NY 10036-6522
Jay A. Shulman                                (212) 735-3000
100 South Charles Street
Baltimore, MD 21201-2773                      Special Counsel to Debtors
(410) 332-8600                                and Debtors-in-Possession

Attorneys for the Debtors and
Debtors-in-Possession

KAYE SCHOLER LLP                              CAPLIN & DRYSDALE, CHARTERED
Michael J. Crames                             Elihu Inselbuch
Andrew A. Kress                               399 Park Avenue
Edmund M. Emrich                              New York, NY 10022
425 Park Avenue                               (212) 319-7125
New York, NY 10022
(212) 836-8000                                Peter Van N. Lockwood
                                              Julie W. Davis
YOUNG, CONAWAY,                               One Thomas Circle, N.W.
STARGATT & TAYLOR LLP                         Washington, D.C. 20005
                                              (202) 862-5000
By: /s/ Edwin J. Harron
   ------------------------------
James L. Patton, Jr. (I.D. # 2202)            CAMPBELL & LEVINE
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391                                  By: /s/ Marla Eskin
Wilmington, DE 19899-0391                        ------------------------------
(302) 571-6600                                Marla Eskin  (I.D. # 2989)
                                              Chase Manhattan Center, 15th Floor
Attorneys for James J. McMonagle,             1201 Market Street
Legal Representative for Future Claimants     Wilmington, DE 19899
                                              (302) 426-1900

                                              Attorneys for the Official
                                              Committee of Asbestos Claimants

                                   EXHIBIT C

                                 OWENS CORNING
                          LITIGATION TRUST AGREEMENT

            Litigation Trust Agreement (the "Litigation Trust Agreement"), dated as of [_____], 2003, by and among Owens Corning, a Delaware corporation ("OCD"), on behalf of itself and certain of its Subsidiary Debtors (as defined below) (collectively, the Subsidiary Debtors together with OCD, the "Debtors"), as settlors, and [_____], as Litigation Trustee.

                             W I T N E S S E T H:

            WHEREAS, the Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession (as amended, modified or supplemented, the "Plan") provides for the establishment of the Litigation Trust (as defined below) and the retention and preservation of the Litigation Trust Assets (as defined below) by the Litigation Trustee, as successor to, and representative of, the Debtors' bankruptcy estates in accordance with
Section 1123(b)(3)(B) of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), all for the benefit of the holders of Allowed Claims in each of Classes 4, 5, 6 and 7 under the Plan (collectively the "Claimholders"); and

            WHEREAS, the Plan contemplates, among other things, the litigation, settlement or other resolution of the Tobacco Causes of Action, the Avoidance Actions and the Material Rights of Action and the transfer to the Litigation Trust of Potential Tax Refunds, if and when recovered by the Reorganized Debtors, and the distribution of the Litigation Trust Recoveries to the Disbursing Agent for distribution of the same to the Claimholders, all as described in greater detail in the Plan and this Litigation Trust Agreement; and

            WHEREAS, on [_______], 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered the Confirmation Order;

            NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                       Establishment of Litigation Trust

            Section 1.1 Creation and Name. There is hereby created a trust which shall be known as the ["Owens Corning Litigation Trust,"] which is the Litigation Trust created by the Plan.

            Section 1.2 Declaration of Litigation Trust. In order to declare the terms and conditions hereof, and in consideration of the confirmation of the Plan under the Bankruptcy Code, the Debtors and the Litigation Trustee have executed this Litigation Trust Agreement and effective on the Effective Date of the Plan, the Debtors hereby irrevocably transfer to the Litigation Trustee, and to its successors and assigns, all the right, title and interests of the Debtors in and to the Litigation Trust Assets, to have and to hold unto the Litigation Trustee and its successors and assigns forever, in trust nevertheless, under and subject to the terms and conditions set forth in this Litigation Trust Agreement and in the Plan for the benefit of the Claimholders and their successors and assigns as provided for in this Litigation Trust Agreement and in the Plan. The distribution of Litigation Trust Recoveries shall be made in accordance with this Litigation Trust Agreement and the Plan.

            Section 1.3 Purpose of Litigation Trust. The Litigation Trust is organized for the purpose of (a) holding, preserving, managing and maximizing the value of the Litigation Trust Assets for distribution; (b) liquidating the Litigation Trust Assets; and (c) distributing the Litigation Trust Recoveries to the Claimholders as described in the Plan and this Litigation Trust Agreement. In furtherance of this purpose, the Litigation Trustee shall be responsible for (a) being representative of all Beneficiaries of the Litigation Trust in all claims and litigation relating to the Litigation Trust Assets, (b) for performing all obligations specified for the Litigation Trustee under the Plan and (c) for taking such steps as are reasonably necessary to accomplish such purposes in accordance with the provisions of this Litigation Trust Agreement. In the event of any inconsistency between the recitation of the duties and powers of the Litigation Trustee as set forth in the Litigation Trust Agreement and the Plan, the provisions of this Litigation Trust Agreement shall govern.

            Section 1.4 Litigation Trustee's Acceptance. The Litigation Trustee accepts the trust imposed on it by this Litigation Trust Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this Litigation Trust Agreement. In connection with and in furtherance of the purposes of the Litigation Trust, the Litigation Trustee hereby expressly accepts the transfer of the Litigation Trust Assets, subject to the provisions of the Confirmation Order, and the Litigation Trustee hereby further expressly assumes, undertakes and shall control the pursuit, litigation, settlement or other resolution of the Litigation Trust Assets.

                                  ARTICLE II

                                  Definitions

            The capitalized terms used but not defined in this Litigation Trust Agreement shall have the meanings given to them in the Plan.

            Section 2.1 Avoidance Actions means the adversary proceedings instituted by the Debtors on behalf of the Estates, listed on Schedule V to the Plan, as it may be amended.

            Section 2.2 Bankruptcy Code means the United States Bankruptcy Code, 11 U.S.C.ss.ss.101-1330, as amended and in effect from time to time.

            Section 2.3 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware.

            Section 2.4 Beneficiaries means those Claimholders and their successors who are entitled to distributions of the Litigation Trust Assets pursuant to the Plan.

            Section 2.5 Board of Directors means the board of directors of Reorganized OCD.

            Section 2.6 Business Day means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Federal Rule of Bankruptcy Procedure 9006(a)) on which commercial banks are open for business in New York, New York.

            Section 2.7 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, as well as any defenses, objections or other rights to contest to any action or claims.

            Section 2.8 Claimholders has the meaning ascribed to such term in the first recital of this Litigation Trust Agreement.

            Section 2.9 Code means the Internal Revenue Code of 1986, as amended, and any successor thereto.

            Section 2.10 Commercial Claims means rights, causes of action, suits or proceedings, (whether arising out of contract, tort or otherwise) accruing to any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of, any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors, in each case, in the ordinary course of business of the Debtors. "Commercial Claims" shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any of the Debtors from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. For avoidance of doubt, "Commercial Claims" shall not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings arising pursuant to title 11 of the United States Code.

            Section 2.11 Confirmation Order means the order entered by the Bankruptcy Court confirming the Plan.

            Section 2.12 Debtors means collectively, OCD and the Subsidiary Debtors.

            Section 2.13 Effective Date means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XII of the Plan, and is the effective date of the Plan.

            Section 2.14 Litigation Trust means the trust established pursuant this Litigation Trust Agreement and the Plan.

            Section 2.15 Litigation Trust Agreement means this agreement.

            Section 2.16 Litigation Trust Assets means those rights, claims or other assets to be transferred to and owned by the Litigation Trust pursuant to Section 1.2 hereof and Section 5.8 of the Plan for the benefit of each of Classes 4, 5, 6 and 7, which are comprised of (i) the Litigation Trust Initial Deposit, (ii) the Potential Tax Refunds, if and when recovered by the Reorganized Debtors, (iii) all of the Debtors' rights and standing to object to, litigate, settle and otherwise resolve (a) the Tobacco Causes of Action,
(b) the Avoidance Actions and (c) subject to Section 4.01(c) hereof, the Material Rights of Action, and (iv) any and all proceeds of the foregoing, including interest actually earned thereon. Litigation Trust Assets do not include the FB Reversions.

            Section 2.17 Material Rights of Action means all rights, claims, causes of action, suits or proceedings accruing to any Debtor pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims.

            Section 2.18 Litigation Trust Expenses means all reasonable costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in Section 5.8 of the Plan and in accordance with this Litigation Trust Agreement.

            Section 2.19 Litigation Trust Initial Deposit means the distribution in the amount of $[500,000], to be made to the Litigation Trust as set forth in Section 5.8 of the Plan.

            Section 2.20 Litigation Trust Recoveries means (i) any and all proceeds received by the Litigation Trust from (a) the Potential Tax Refunds,
(b) the Tobacco Causes of Action, (c) the Avoidance Actions and (d) the Material Rights of Action, and (ii) interest actually earned with respect to the foregoing and the Litigation Trust Initial Deposit.

            Section 2.21 Litigation Trust Reimbursement Obligation means the obligation of the Litigation Trust to pay Reorganized OCD any and all Litigation Trust Recoveries until such time as the Litigation Trust Initial Deposit plus interest at the annual rate of 5% per annum has been repaid in full.

            Section 2.22 Litigation Trustee means the trustee under the Litigation Trust, or any successor, as approved by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust).

            Section 2.23 Net Litigation Trust Recoveries has the meaning ascribed thereto in Section 5.1(a) of this Agreement.

            Section 2.24 OCD means Owens Corning, a Delaware corporation.

            Section 2.25 Person means an individual, corporation, partnership, association, joint stock company, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or any government, governmental agency or any subdivision, department or other instrumentality thereof.

            Section 2.26 Plan means the Amended Joint Plan of Reorganization of Owens Corning, et al., filed with the Bankruptcy Court on March 28, 2003, as amended, modified or supplemented.

            Section 2.27 Potential Tax Refunds means the federal income tax refunds, if any, recovered by the Reorganized Debtors pursuant to the Proposed Asbestos-Related Tax Legislation and, to the extent not otherwise encompassed within the definition of the term "Litigation Trust Expenses", net of reasonable costs and expenses paid or incurred by the Reorganized Debtors in connection with obtaining and recovering such refunds].

            Section 2.28 Proposed Asbestos-Related Tax Legislation means (i) the bill denominated as HR 1412 (also known as the Asbestos Tax Fairness Act) introduced in the United States House of Representatives on April 4, 2001;
(ii) the companion bill S 1048, identical to HR 1412, introduced in the United States Senate on June 14, 2001; and (iii) any substantially similar federal tax legislation.

            Section 2.29 Reorganized Debtors means, collectively, Reorganized OCD and the Reorganized Subsidiary Debtors.

            Section 2.30 Reorganized OCD means reorganized OCD or its successor, on and after the Effective Date.

            Section 2.31 Reorganized Subsidiary Debtors means the reorganized Subsidiary Debtors and their respective successors, on and after the Effective Date.

            Section 2.32 Subsidiary means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Persons controlled by such Person or a combination thereof.

            Section 2.33 Subsidiary Debtors means the direct and indirect Subsidiaries of OCD that are set forth in Schedule I to the Plan and such other Subsidiaries of OCD as may file for protection under Chapter 11 of the Bankruptcy Code subsequent to the date of the filing of the Plan and prior to the Confirmation Date.

            Section 2.34 Tobacco Causes of Action means any and all claims by OCD and Fibreboard for restitution/unjust enrichment, fraud, and violations of state antitrust law against tobacco companies to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases, including, without limitation, (i) the action brought by OCD in the Circuit Court of Jefferson County, Mississippi, styled Ezell Thomas, et al. v. R.J. Reynolds Tobacco Company, et al. and Owens Corning v. RJ Reynolds Tobacco Company, Docket No. 96-0065; and (ii) the lawsuit brought by OCD and Fibreboard in the Superior Court of California, County of Alameda, styled Fibreboard Corp., et al. v. R.J. Reynolds Tobacco Company, et. al., Case No. 791919-8.

            Section 2.32 Trustee's Professionals means the professionals retained by the Litigation Trustee pursuant to Section 6.4 of this Litigation Trust Agreement.

                                 ARTICLE III

                        Funding of the Litigation Trust

            Section 3.1 Litigation Trust Initial Deposit. The Litigation Trust Initial Deposit shall be funded by the Debtors or Reorganized Debtors by delivering to the Litigation Trustee $[500,000] on the Effective Date. The Litigation Trustee shall use the Litigation Trust Initial Deposit consistent with the purposes of the Litigation Trust and subject to the terms and conditions of the Plan and this Litigation Trust Agreement.

                                  ARTICLE IV

                          The Litigation Trust Assets

            Section 4.1 Liquidating Litigation Trust Assets

            (a) Subject to Section 4.1(c), the Litigation Trustee shall take such steps as it deems necessary to pursue, litigate, settle, or otherwise resolve the Litigation Trust Assets, and to make distributions as required under this Litigation Trust Agreement.

            (b) Subject to Section 4.1(c), the Litigation Trustee may transfer, sell, dispose of, settle or otherwise resolve or compromise the Litigation Trust Assets. The Litigation Trustee's actions with respect to disposition of the Litigation Trust Assets, shall be taken in a manner so as to maximize the value of the Litigation Trust Assets and maximize the Litigation Trust Recoveries.

            (c) In determining whether and how to pursue, litigate, settle, transfer, sell, dispose of, resolve, or compromise any Material Right of Action or Avoidance Action, the Litigation Trustee shall consider the effect of such action on the business, operations, properties, assets or prospects of the Debtors, which shall be determined in consultation with designated representatives of the Debtors.

            Section 4.2 Intervention. On the Effective Date, and without having to obtain any further order of the Bankruptcy Court, the Litigation Trustee shall be deemed to have intervened as plaintiff, movant or additional party, as appropriate, in any Causes of Action, including adversary proceedings, contested matters, avoidance actions or motions which were filed prior to the Effective Date, where the subject matter of such action involves the Litigation Trust Assets.

                                  ARTICLE V

                    Distribution of Litigation Trust Assets

            Section 5.1 Distribution of Litigation Trust Recoveries

            (a) Distributions of Litigation Trust Recoveries. The Litigation Trustee shall apply of Litigation Trust Recoveries as follows: (i) first, to pay Litigation Trust Expenses; (ii) second, to repay the Litigation Trust Reimbursement Obligation until such time as the Litigation Trust Reimbursement Obligation is paid in full; and (iii) third, any remaining amount ("Net Litigation Trust Recoveries") shall be paid to the Disbursing Agent for further disbursement to (a) holders of Allowed Claims in each of Classes 4, 5 and 6 in accordance with Sections 3.3(b), 3.3(c) and 3.3(d), respectively, of the Plan (provided, that the Disbursing Agent shall reserve in the Disputed Distribution Reserve any payment of Litigation Trust Recoveries for holders of Disputed Claims in each such Classes), and (b) the Asbestos Personal Injury Trust for further disbursement in accordance with Section 3.3(e) of the Plan.

            (b) Time of Distributions. Distributions to the Disbursing Agent by the Litigation Trustee of Net Litigation Trust Recoveries shall be made as soon practicable after receipt of the Litigation Trust Recoveries; provided, however, that the Litigation Trustee may withhold any such distribution, or any portion thereof, to the extent it reasonably believes it necessary to pay Litigation Trust Expenses or the Litigation Trust Reimbursement Obligation that the Litigation Trustee will not be required to make any such distribution in the event that the aggregate proceeds and income available for distribution is not sufficient, in the Litigation Trustee's discretion to distribute monies to the Claimholders.

            Section 5.2 Delivery of Distributions. Distributions by the Litigation Trustee shall be made to the Disbursing Agent at the address listed for the Disbursing Agent in the Plan.

                                  ARTICLE VI

            General Powers, Rights and Obligations of the Litigation Trustee

            Section 6.1 Appointment of Litigation Trustee. The Person designated as Litigation Trustee pursuant to the procedures described in the Plan, shall become the Litigation Trustee on the Effective Date and shall have and perform all the duties, responsibilities, rights and obligations set forth in this Litigation Trust Agreement.

            Section 6.2 Legal Title. The Litigation Trustee shall hold legal title to all Litigation Trust Assets except that the Litigation Trustee may cause legal title or evidence of title to any of the Litigation Trust Assets to be held by any nominee or person, on such terms, in such manner and with such power as the Litigation Trustee may determine advisable.

            Section 6.3 General Powers.

            (a) Except as otherwise provided in this Litigation Trust Agreement or the Plan, and subject to Section 4.01(c) of this Litigation Trust Agreement and the retained jurisdiction of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) as provided for in the Plan, but without prior or further authorization, the Litigation Trustee may control and exercise authority over the Litigation Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the business of the Litigation Trust to the same extent as if the Litigation Trustee were the sole owner of the Litigation Trust Assets in its own right. No person dealing with the Litigation Trust shall be obligated to inquire into the Litigation Trustee's authority in connection with the acquisition, management or disposition of Litigation Trust Assets.

            (b) In connection with the management and use of the Litigation Trust Assets, the Litigation Trustee, except as otherwise expressly limited in this Litigation Trust Agreement, the Plan and the Confirmation Order, and, subject to Section 4.01(c) of this Litigation Trust Agreement, shall have, in addition to any powers conferred on it by any other provision of this Litigation Trust Agreement, the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Litigation Trust, including, without limitation, the power and authority:

                (i) to accept the assets transferred and provided to the Litigation Trust under this Litigation Trust Agreement and the Plan;

                (ii) to distribute the Litigation Trust Recoveries in accordance with the terms of this Litigation Trust Agreement and the Plan;

                (iii) to sell, convey, transfer, assign, liquidate, collect or abandon any Litigation Trust Asset or any part thereof or any interest therein, on such terms and for such consideration as the Litigation Trustee deems desirable or appropriate;

                (iv) to prosecute all suits as may be necessary, appropriate or incident to the purposes of the Litigation Trust;

                (v) to endorse the payment of notes or other obligations of any person or to make contracts with respect thereto;

                (vi) to engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

                (vii) to remove all or any of the Litigation Trust Assets or the situs of administration of the Litigation Trust from one jurisdiction to another jurisdiction at any time or from time to time;

                (viii) in connection with any property held under this Litigation Trust Agreement that is distributable or payable to a minor, to transfer and pay over all or any portion of the property to the minor, or to a guardian of the minor's property, whenever appointed, without requiring ancillary guardianship, or to the minor's parent or the person with whom the minor resides, or to any custodian under any Uniform Gifts to Minors Act or Uniform Transfer to Minor Act with power to select any person or trust company (including any fiduciary hereunder) to be such custodian and with power to extend such custodianship to age twenty-one (21) years, without any obligation to see to the use or application of the property or to make inquiry with respect to any other property available for the use of the minor, the receipt by such minor, guardian, parent, person or custodian to be a complete discharge as to such transfer or payment;

                (ix) to borrow sums of money, at any time and from time to time, for periods of time and on terms and conditions from persons or corporations (including any fiduciary hereunder) for purposes as may be deemed advisable, and secure such loans by the pledge or hypothecation of any property held under this Litigation Trust Agreement;

                (x) to change the state of domicile of the Litigation Trust;

                (xi) to establish the funds, reserves and accounts within the Litigation Trust as deemed by the Litigation Trustee, in its discretion, to be useful in carrying out the purposes of the Litigation Trust;

                (xii) to sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding;

                (xiii) in accordance with this Agreement, to indemnify (and purchase insurance indemnifying) the Litigation Trustee, and the employees, agents and representatives of the Litigation Trust or the Litigation Trustee to the fullest extent that a corporation organized under the laws of the Litigation Trust's domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives;

                (xiv) to delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Litigation Trust to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of such delegation, except for such liability as is provided herein;

                (xv) to consult with the Reorganized Debtors at such times and with respect to such issues relating to the conduct of the Litigation Trust as the Litigation Trustee considers desirable; and

                (xvi) to perform such other acts and undertake such other conduct as the Litigation Trustee believes is necessary to carry out the purposes and intent of this Litigation Trust.

            The Litigation Trustee shall not at any time, on behalf of the Litigation Trust or the Holders, enter into or engage in any trade or business, and the Litigation Trustee shall not use or dispose of any part of the Litigation Trust Assets in furtherance of any trade or business.

            Section 6.4 Retention of Attorneys, Accountants and Other Professionals. The Litigation Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Plan and this Litigation Trust Agreement, including, without limitation, the liquidation and distribution of Litigation Trust Assets

            (a) such law firm(s) as counsel to the Litigation Trust as the Litigation Trustee may deem advisable to aid in the pursuit, litigation, settlement or other resolution of the Litigation Trust Assets and to perform such other functions as may be appropriate to carry out the primary purposes of the Litigation Trust. The Litigation Trustee may commit the Litigation Trust to and shall pay such law firm(s) reasonable compensation from the Litigation Trust Assets for services rendered and expenses incurred. The Litigation Trustee may also engage such law firm(s) on a contingent fee basis as permitted by applicable law;

            (b) an independent public accounting firm to audit the financial books and records of the Litigation Trust and to perform such other reviews and/or audits as the Litigation Trustee may deem advisable to carry out the primary purposes of the Litigation Trust. The Litigation Trustee may commit the Litigation Trust to and shall pay such accounting firm reasonable compensation from the Litigation Trust Assets for services rendered and expenses incurred; and

            (c) such experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as are advisable to carry out the purposes of the Litigation Trust. The Litigation Trustee may commit the Litigation Trust to and shall pay all such persons or entities reasonable compensation from the Litigation Trust Assets for services rendered and expenses incurred.

            Section 6.5 Co-Trustees or Separate Trustees.

            (a) In order to (and only to the extent necessary to) meet any legal requirements of any jurisdiction in which any of the Litigation Trust Assets may from time to time be located, the Litigation Trustee shall have the power to appoint one or more individuals or corporations either to act as co-trustee jointly with the Litigation Trustee of all or any part of the Litigation Trust Assets or to act as separate trustee of all or any part of the Litigation Trust Assets and to vest in such person or persons, in such capacity, such title to the Litigation Trust Assets or any part thereof, and such rights, powers, duties, trusts or obligations as may be necessary for the Litigation Trustee to perform its duties under this Litigation Trust Agreement, subject to the remaining provisions of this Section 6.5.

            (b) Unless otherwise provided in the instrument appointing such co-trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms:

                (i) all rights, powers, trusts, duties and obligations conferred or imposed by this Litigation Trust Agreement on the Litigation Trustee in respect of the custody, control or management of monies, papers, securities and other personal property shall be exercised solely by the Litigation Trustee;

                (ii) all rights, powers, trusts, duties and obligations conferred or imposed by this Litigation Trust Agreement on such trustees shall be conferred or imposed on and exercised or performed by the Litigation Trustee, or by the Litigation Trustee and such co-trustee or separate trustee jointly, except when, under the law of any jurisdiction in which any particular act or acts are to be performed, the Litigation Trustee shall be incompetent or unqualified to perform such act or acts, in which event, subject to clause (iv), such act or acts as shall be performed by such co-trustee or separate trustee;

                (iii) any request in writing by the Litigation Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

                (iv) any co-trustee or separate trustee to the extent permitted by law shall delegate to the Litigation Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                (v) the Litigation Trustee, at any time, by an instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.5. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 6.5;

                (vi) neither the Litigation Trustee nor any co-trustee or separate trustee appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder selected by it with reasonable care;

                (vii) any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Litigation Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee;

                (viii) any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Litigation Trustee to be held pursuant to the terms hereof; and

                (ix) any co-trustee appointed solely to qualify the Litigation Trust as a statutory business trust shall have no liability or responsibility for any of the duties and responsibilities under Article VI of this Litigation Trust Agreement or otherwise, except to maintain such offices and to execute such certificates as are required to be executed by all trustees and to take such other actions as are required under the applicable statute authorizing such business trust.

            (c) Upon the Litigation Trustee's acceptance in writing of such appointment by any such co-trustee or separate trustee, it or such person shall be vested with the Litigation Trust's right, title and interest in the Litigation Trust Assets, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Litigation Trustee, all as shall be specified in the instrument of appointment, subject to all the terms of this Litigation Trust Agreement. Every such acceptance shall be filed with the Litigation Trustee.

            (d) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Litigation Trust Assets and all rights, power, trusts, duties and obligations of the co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Litigation Trustee unless and until a successor co-trustee or separate trustee shall be appointed pursuant to this Section 6.5.

            Section 6.6 Compensation of Litigation Trustee and the Trustee's Professionals. [NOTE: The following is for illustrative purposes only and will be amended upon appointment of a Trustee.]

            (a) The Board of Directors shall negotiate with and authorize the payment of reasonable compensation from the Litigation Trust Assets to the Litigation Trustee for services rendered and expenses incurred in fulfilling its duties pursuant to this Litigation Trust Agreement. [For the first six full months following the month in which the Effective Date occurs, the Litigation Trustee shall receive compensation of $[_____] per month. The fee payable for the month in which the Effective Date occurs shall be payable on the first day of the month following the Effective Date, and shall be prorated based on a $[_____] monthly fee and calculated for the actual number of days during the month that the Litigation Trustee has served. In all other cases, the fee will be payable on the first business day of the month (being the first day on which banking institutions in the [State of New York] are not authorized or required by law or regulation to be closed) following the month for which service has been rendered. Six months following the Effective Date, and annually thereafter, the Board of Directors and the Litigation Trustee shall negotiate the amount and payment terms of the compensation to the Litigation Trustee for the following one-year period. If no agreement is reached, the parties may seek the determination of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) as to reasonable compensation.] The compensation and reimbursement of expenses of the Litigation Trustee shall be paid out of Litigation Trust Assets.

            (b) On or before the last day of each month following the month for which compensation is sought, each of the Litigation Trustee's Professionals seeking compensation shall serve a monthly statement on the Litigation Trustee, and the Board of Directors. The Litigation Trustee, and the Board of Directors will have fifteen (15) days from the date such statement is received to review the statement and object to such statement by serving an objection setting forth the precise nature of the objection and the amount at issue on the Trustee's Professional. At the expiration of the fifteen (15) day period, the Litigation Trust shall promptly pay 100% of the amounts requested, except for the portion of such fees and disbursements to which an objection has been made. The parties shall attempt to consensually resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party who received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) and providing notice to the Litigation Trustee. Any professional who fails to submit a monthly statement shall be ineligible to receive further payment of fees and expenses as provided in this Litigation Trust Agreement until the monthly statement is submitted.

            Section 6.7 Standard of Care; Exculpation. The Litigation Trustee shall perform the duties and obligations imposed on the Litigation Trustee by this Litigation Trust Agreement with reasonable diligence and care under the circumstances. The Litigation Trustee shall not be personally liable to the Litigation Trust or to any Beneficiary (or any successor of such entities) except for such of its own acts as shall constitute bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Litigation Trust Agreement. Except as aforesaid, the Litigation Trustee shall be defended, held harmless and indemnified from time to time from the Litigation Trust Assets but not from or by the Beneficiaries or any of the parties released in the Plan, against any and all losses, claims, costs, expenses and liabilities to which the Litigation Trustee may be subject by reason of the Litigation Trustee's execution in good faith of its duties under this Litigation Trust Agreement. The Litigation Trustee's officers, employees and agents may be likewise defended, held harmless and indemnified. The Litigation Trustee shall not be obligated to give any bond or surety or other security for the performance of any of its duties, unless otherwise ordered by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust); if so otherwise ordered, all costs and expenses of procuring any such bond shall be deemed Litigation Trust Expenses.

            Section 6.8 Reliance by Litigation Trustee. The Litigation Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that it has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of its bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Litigation Trust Agreement, the Litigation Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Litigation Trustee may consult with legal counsel and shall be fully protected in respect of any action taken or suffered by it in accordance with the written opinion of legal counsel. The Litigation Trustee may at any time seek instructions from the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) concerning the acquisition, management or disposition of the Litigation Trust Assets.

            Section 6.9 Action upon Instructions. If in performing the Litigation Trustee's duties under this Litigation Trust Agreement, the Litigation Trustee is required to decide between alternative courses of action, or the Litigation Trustee is unsure of the application of any provision of this Litigation Trust Agreement or the Plan, then the Litigation Trustee may promptly deliver a notice to the Board of Directors, requesting written instructions as to the course of action to be taken by the Litigation Trustee. If the Litigation Trustee does not receive such written directions within 10 business days after it has delivered such notice, the Litigation Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Litigation Trust Agreement as the Litigation Trustee shall deem advisable.

            Section 6.10 Bankruptcy Court (or District Court) Approval. If the Litigation Trustee does not receive direction described in Section 6.9 or any other approval required by this Litigation Trust Agreement from the Board of Directors, within the requisite time period or the Litigation Trustee believes that a court order is necessary or advisable to protect the interests of the Beneficiaries, the Litigation Trustee may apply to the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) for a determination as to the course of action to be taken by the Litigation Trustee.

            Section 6.11 Investment Obligations. The Litigation Trustee shall invest and re-invest the liquid Litigation Trust Assets consistent with the obligations of a trustee under Section 345 of the Bankruptcy Code. In addition, the Litigation Trustee may invest the corpus of the Litigation Trust in prudent investments in addition to those described in Section 345 of the Bankruptcy Code. The Litigation Trustee shall not be liable in any way for any loss or other liability arising from any investment, or the sale or other disposition of any investment, made in accordance with this Section 6.11, except for any such loss or liability arising from the Litigation Trustee's gross negligence, willful misconduct or bad faith.

            Section 6.12 Quarterly Reports. The Litigation Trustee shall submit quarterly status reports to the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) and Reorganized OCD. Each quarterly status report shall be due on the thirtieth (30th) day following the last day of any calendar quarter (or the next Business Day if the thirtieth day following the last day of any calendar quarter is not a Business Day). The Litigation Trustee shall continue to submit quarterly status reports until the assets of the Litigation Trust are fully administered or the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) determines on motion that such reports are no longer necessary. Each quarterly status report shall contain a summary of all activity by the reporting party during the previous quarter, a summary of the professional fees sought and obtained in the prior quarter and a summary of cash receipts and disbursements of the Litigation Trustee, a summary of cash receipts and disbursements of the Litigation Trust, a summary of any distributions and such other information as the Litigation Trustee deems appropriate for inclusion or as reasonably requested by the parties to whom such reports are to be submitted.

            Section 6.13 Tax Filings and Notices. The Litigation Trustee shall prepare and provide to, or file with, the appropriate parties such notices, tax returns and other filings, including all federal, state and local tax returns of the Litigation Trust, as may be required under the Code, the Plan, or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest or dividend income. The Litigation Trustee shall, when specifically requested by, to the extent required by applicable law, provide such Beneficiary with such tax information as is necessary for the preparation by such Beneficiary of its income tax return.

            Section 6.14 Compliance with Securities Laws. The Litigation Trustee shall, to the extent required by law, file with the Securities and Exchange Commission and other applicable federal and state governmental agencies any reports and other documents that may be required in connection with the holding, management or distribution of trust assets, and shall take any and all other actions necessary to comply with federal or state securities laws.

            Section 6.15 Section 6.16 Resignation or Removal. The Litigation Trustee may resign as Litigation Trustee by giving written notice of its resignation to the Board of Directors. The Litigation Trustee shall continue to serve as trustee for the shorter of (a) 90 days following the tender of the notice of resignation or (b) until the appointment of a successor Litigation Trustee shall become effective in accordance with Section [__] of this Litigation Trust Agreement. The Litigation Trustee may be removed by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) for acts that constitute bad faith, willful misconduct, gross negligence, willful disregard of its duties or material breach of this Litigation Trust Agreement. In the event of the resignation or removal of the Litigation Trustee, the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) shall designate a person to serve as successor Litigation Trustee.

                                 ARTICLE VII

                     Coordination with Reorganized Debtors

            Section 7.1 Duty to Provide Access. Subject to Section 8.2 of this Litigation Trust Agreement, the Reorganized Debtors shall make available reasonable access during normal business hours, on reasonable notice, to personnel and books and records of the Reorganized Debtors to representatives of the Litigation Trust to enable the Litigation Trustee to perform the Litigation Trustee's tasks under the Litigation Trust Agreement and the Plan; provided, however, that the Reorganized Debtors shall not be required to make expenditures in response to such requests determined by them in good faith to be unreasonable.

            Section 7.2 Preservation of Confidential and Privileged Information. The Litigation Trustee shall enter into an agreement with the Reorganized Debtors for the purpose of maintaining the confidentiality of, and retaining the protection of any applicable privilege in connection with, the information provided by the Reorganized Debtors pursuant to Section 8.1 of this Litigation Trust Agreement.

                                 ARTICLE VIII

                           Retention of Jurisdiction

            Pursuant to the Plan and Confirmation Order, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

        (a) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions in the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including this Litigation Trust Agreement;

        (b) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan, including this Litigation Trust Agreement;

        (c) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, including this Litigation Trust Agreement;

        (d) effectuate performance of and payments under the provisions of the Plan, including the Litigation Trust Expenses.

                                  ARTICLE IX

                                  Termination

            The Litigation Trust shall continue until termination of the Litigation Trust is approved by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) after distribution of all the Litigation Trust Assets and[, in any event,] must be terminated no later than [___] (__) years from the date of creation of the Litigation Trust, which termination date may be extended for one or more finite terms subject to the approval of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) upon a finding that the extension is necessary to its liquidating purpose. Each such extension must be approved by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) within [six
(6)] months of the beginning of the extended term. The Litigation Trustee shall at all times endeavor to liquidate the Litigation Trust Assets expeditiously, and in no event shall the Litigation Trustee unduly prolong the duration of the Litigation Trust. On termination of this Litigation Trust, the Litigation Trustee shall advise the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) in writing of its termination. Notwithstanding the foregoing, after the termination of the Litigation Trust, the Litigation Trustee shall have the power to exercise all the powers, authorities and discretions herein conferred solely for the purpose of liquidating and winding up the affairs of the Litigation Trust. On distribution of all of the Litigation Trust Assets, the Litigation Trustee shall retain the books, records and files that shall have been delivered to or created by the Litigation Trustee. At the Litigation Trustee's discretion, all such records and documents may be destroyed at any time after[ years] from the distribution of all of the Litigation Trust Assets.

                                  ARTICLE X

                                 Miscellaneous

            Section 10.1 Notices. All notices, requests or other communications required or permitted to be made in accordance with this Litigation Trust Agreement shall be in writing and shall be delivered personally or by facsimile transmission or mailed by first-class mail or by overnight delivery service:

                  If to the Litigation Trustee, at:

                           [name]
                           [address]
                           [city, state, zip]

                  with copies to:

                           [name]
                           [address]
                           [city, state, zip]

                  If to the Reorganized Debtors, at:

                           OWENS CORNING
                           One Owens Corning Parkway
                           Toledo, OH 43659
                           Att'n:  Corporate Secretary
                           Telephone: (419) 248-7201
                           Facsimile:  (419) 248-8445

                  with copies to:

                           Law Department
                           OWENS CORNING
                           One Owens Corning Parkway
                           Toledo, OH 43659
                           Telephone:  (419) 248-8650
                           Facsimile:  (419) 325-4650

                           SAUL EWING LLP
                           222 Delaware Avenue
                           P.O. Box 1266
                           Wilmington, DE 19899-1266
                           Att'n:  Norman L. Pernick, Esq.
                           Telephone:  (301) 421-6800
                           Facsimile:  (301) 421-6813

                           100 South Charles Street
                           Baltimore, MD 21201-2773
                           Att'n:  Charles O. Monk II, Esq.
                           Telephone:  (410) 332-8600
                           Facsimile:  (410) 332-8862

                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           Four Times Square
                           New York, NY 10036-6522
                           Att'n:  Ralph Arditi, Esq.
                                      D.J. Baker, Esq. Telephone: (212)
                           735-3000 Facsimile: (212) 735-2000

            Notices sent out by facsimile transmission shall be deemed delivered when actually received, and notices sent by first-class mail shall be deemed delivered three business days after mailing and notices sent by overnight delivery service shall be deemed delivered the next business day after mailing.

            Section 10.2 Effectiveness. This Litigation Trust Agreement shall become effective on the Effective Date.

            Section 10.3 Intention of Parties to Establish Litigation Trust. This Litigation Trust Agreement is intended to create a trust, and the Litigation Trust created hereunder shall be governed and construed in all respects as a trust.

            Section 10.4 Investment Company Act. The Litigation Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Litigation Trust does not and will not hold itself out as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

            Section 10.5 Taxation. For United States federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under section 301.7701-4 of the Procedure and Administration Regulations and that such trust is owned by its beneficiaries. Accordingly, for United States federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust.

            Section 10.6 Counterparts. This Litigation Trust Agreement may be executed in one or more counterparts (via facsimile or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

            Section 10.7 Governing Law. This Litigation Trust Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of .

            Section 10.8 Headings. Sections, subheadings and other headings used in this Litigation Trust Agreement are for convenience only and shall not affect the construction of this Litigation Trust Agreement.

            Section 10.9 Severability. Any provision of this Litigation Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Litigation Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

            Section 10.10 Amendments. This Litigation Trust Agreement may be amended from time to time by the Trust Advisory Board, if any, by majority vote.

            Section 10.11 Successors. This Litigation Trust Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            Section 10.12 No Suits by Claimholders. No Claimholder shall have any right by virtue of any provision of this Litigation Trust Agreement to institute any action or proceeding in law or in equity against any party other than the Litigation Trustee on or under or with respect to the Litigation Trust Assets.

            Section 10.13 Irrevocability. The Litigation Trust is irrevocable, but is subject to amendment as provided for herein.

            Section 10.14 Litigation Trust Continuance. The death, dissolution, resignation, incompetency or removal of the Litigation Trustee shall not operate to terminate the Litigation Trust created by this Litigation Trust Agreement or to revoke any existing agency created under the terms of this Litigation Trust Agreement or invalidate any action theretofore taken by the Litigation Trustee. In the event of the resignation or removal of the Litigation Trustee, the Litigation Trustee shall promptly (a) execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) or a successor Litigation Trustee to effect the termination of the Litigation Trustee's capacity under this Litigation Trust Agreement and the conveyance of the Litigation Trust Assets then held by the Litigation Trustee to the successor, (b) deliver to the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) or the successor Litigation Trustee all documents, instruments, records and other writings related to the Litigation Trust as may be in the possession of the Litigation Trustee and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Litigation Trustee.

            Section 10.15 Enforcement and Administration. The [Bankruptcy Court] [District Court] shall enforce and administer the provisions of this Litigation Trust Agreement as set forth in the Plan.

            IN WITNESS WHEREOF, the parties hereto have executed this Litigation Trust Agreement or caused this Litigation Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                               OWENS CORNING



                               By:  _________________________________________
                                    Name:
                                    Title:


                              [LITIGATION TRUSTEE]



                               By:  _________________________________________
                                    Name:
                                    Title:

                                   EXHIBIT D

                           OWENS CORNING/FIBREBOARD

               FORM OF ASBESTOS PERSONAL INJURY TRUST AGREEMENT


                      [THE ATTACHED ASBESTOS PERSONAL INJURY TRUST
             AGREEMENT IS IN DRAFT FORM AND IS NOT COMPLETE. IT IS IN THE PROCESS OF BEING REVIEWED BY THE ASBESTOS CLAIMANTS
             COMMITTEE AND THE FUTURE CLAIMANTS' REPRESENTATIVE, AND HAS NOT BEEN APPROVED BY EITHER OF THEM OR BY THE DEBTORS. ALL RIGHTS WITH RESPECT TO THIS DOCUMENT AND EACH OF THE
             PROVISIONS THEREOF ARE FULLY RESERVED.]

                           OWENS CORNING/FIBREBOARD

              ASBESTOS PERSONAL INJURY SETTLEMENT TRUST AGREEMENT
              ---------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------



SECTION 1-- Agreement of Trust  .....................................................................          3

         1.1      Creation and Name..................................................................          3
         1.2      Purpose  ..........................................................................          3

SECTION 2-- Powers and Trust Administration .........................................................          4

         2.1      Powers  ...........................................................................          4
         2.2      General Administration.............................................................          8
         2.3      Claims Administration..............................................................          13

SECTION 3-- Accounts, Investments, and Payments  ....................................................         13

         3.1      Accounts ..........................................................................         13
         3.2      Investments .......................................................................         14
         3.3      Source of Payments ................................................................         16

SECTION 4-- Trustees.................................................................................         16

         4.1      Number ............................................................................         16
         4.2      Term of Service ...................................................................         16
         4.3      Appointment of Successor Trustees .................................................         17
         4.4      Liability of Trustees, Officers and Employees .....................................         18
         4.5      Compensation and Expenses of Trustees .............................................         18
         4.6      Indemnification of Trustees and Additional Indemnitiees ...........................         20
         4.7      Trustees' Lien ....................................................................         21
         4.8      Trustees' Employment of Experts ...................................................         21
         4.9      Trustees' Independence ............................................................         21
         4.10     Bond     ..........................................................................         21

SECTION 5-- Trust Advisory Committee.................................................................         22

         5.1      Members  ..........................................................................         22
         5.2      Duties   ..........................................................................         22
         5.3      Term of Office ....................................................................         22
         5.4      Appointment of Successor ..........................................................         23
         5.5      TAC's Employment of Professionals  ................................................         23
         5.6      Compensation and Expenses of TAC  .................................................         25
         5.7      Procedures for Consultation with and Obtaining the
                  Consent of the TAC ................................................................         25
                  (a)      Consultation Process .....................................................         25
                  (b)      Consent Process ..........................................................         26

SECTION 6-- The Future Claimants' Representative  ...................................................         27

         6.1      Duties   ........................................................................           27
         6.2      Term of Office ....................................................................         27
         6.3      Appointment of Successor ..........................................................         28
         6.4      Future Claimants' Representative's Employment of Professionals ....................         28
         6.5      Compensation and Expenses of the Future Claimants'
                  Representative ....................................................................         30
         6.6      Procedures for Consultation with and Obtaining the
                  Consent of the Future Claimants' Representative ...................................         31
                  (a)      Consultation Process  ....................................................         31
                  (b)      Consent Process ..........................................................         31

SECTION 7-- General Provisions ......................................................................         33

         7.1      Irrevocability  ...................................................................         33
         7.2      Termination  ......................................................................         33
         7.3      Amendments ........................................................................         34
         7.4      Meetings  .........................................................................         35
         7.5      Severability ......................................................................         35
         7.6      Notices  ..........................................................................         36
         7.7      Successors and Assigns ............................................................         37
         7.8      Limitation on Claim Interests for Securities Laws Purposes ........................         37
         7.9      Entire Agreement; No Waiver .......................................................         37
         7.10     Headings ..........................................................................         38
         7.11     Governing Law .....................................................................         38
         7.12     Settlor Representative and Cooperation ............................................         38
         7.13     Dispute Resolution ................................................................         38
         7.14     Enforcement and Administration ....................................................         39
         7.15     Effectiveness .....................................................................         39
         7.16     Counterpart Signatures ............................................................         40

                           OWENS CORNING/FIBREBOARD

                          ASBESTOS PI TRUST AGREEMENT



         This Owens Corning/Fibreboard Asbestos PI Trust Agreement (hereinafter referred to as the "PI Trust Agreement"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Owens Corning ("OC," the "Settlor," or the "Debtor"), a Delaware corporation, the Debtor and debtor-in-possession in Case No. 00-03837 in the United States Bankruptcy Court for the District of Delaware as Settlor; the Future Claimants' Representative; the Official Committee of Asbestos Creditors ("Committee"); and the Trustees ("Trustees") and the members of the PI Trust Advisory Committee ("TAC"), who are further identified on the signature pages hereof and appointed at Confirmation pursuant to the Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession ("Plan"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

         WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, Owens Corning ("OC")and its wholly-owned subsidiary Fibreboard Corporation ("Fibreboard") were named as a defendants in actions involving personal injury ("PI") or death claims caused by exposure to asbestos-containing products for which OC and Fibreboard, their predecessors, successors and assigns have legal liability ("OC Asbestos Personal Injury Claims" and "Fibreboard Asbestos Personal Injury Claims" as defined in the
Plan); and

         WHEREAS, OC has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Delaware, known as In re Owens Corning, et al., Debtors, Case No. 00-03837 JKF; and

         WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and

         WHEREAS, the Plan provides, inter alia, for the creation of the PI Trust; and

         WHEREAS, pursuant to the Plan, the PI Trust shall be funded with the consideration described in Section 10.3 of the Plan;

         WHEREAS, pursuant to the Plan, the PI Trust will use that consideration to establish two separate Sub-Accounts, the OC Sub-Account which shall be funded with the consideration described in Section 10.3(a) of the Plan, and the Fibreboard Sub-Account which shall be funded with the consideration described in Section 10.3(b) of the Plan;

         WHEREAS, pursuant to the Plan, OC Asbestos Personal Injury Claims shall be paid from the OC Sub-Account and Fibreboard Asbestos Personal Claims shall be paid from the Fibreboard Sub-Account;

         WHEREAS, it is the intent of OC, the Trustees, the Committee, the TAC, and the Future Claimants' Representative that the PI Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the PI Trust will satisfy all PI Trust Claims pursuant to the Owens Corning/Fibreboard Asbestos Personal Injury Trust Distribution Procedures ("TDP") that are attached to the Disclosure Statement as Exhibit D-1 in substantially the same manner, and in strict compliance with the terms of this PI Trust Agreement; and

         WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "qualified settlement fund" within the meaning of Section 1.468B-1 et seq. of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code ("IRC"); and

         WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for an injunction pursuant to Section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;

         NOW, THEREFORE, it is hereby agreed as follows:

                                   SECTION 1

                              AGREEMENT OF TRUST
                              ------------------

         1.1 Creation and Name. OC as Settlor hereby creates a trust known as the Asbestos Personal Injury Settlement Trust," which is provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name of the PI Trust.

         1.2 Purpose. The purpose of the PI Trust is to assume the liabilities of OC and Fibreboard, their predecessors and successors in interest, for all PI Trust Claims (as defined in the Plan), and to use the PI Trust Assets and income to pay the holders of all PI Trust Claims in accordance with this PI Trust Agreement and the TDP in such a way that such holders of PI Trust Claims are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in Section 524(g)(2)(B) of the Bankruptcy Code.

                                   SECTION 2

                        POWERS AND TRUST ADMINISTRATION
                        -------------------------------

         2.1      Powers.

            (a) The Trustees are and shall act as the fiduciaries to the PI Trust in accordance with the provisions of this PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the PI Trust and the PI Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.

            (b) Except as required by applicable law or otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

            (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustees shall have the power to:

                (i) receive and hold the PI Trust Share and the PI Trust Assets, vote the Reorganized OC common stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized OC that are included in the PI Trust assets, subject to any restrictions set forth in the Restated Certificate of Reorganized OC;

                (ii) invest the monies held from time to time by the PI Trust;

                (iii) sell, transfer, or exchange any or all of the PI Trust Assets at such prices and upon such terms as the Trustees may consider proper, consistent with the other terms of this PI Trust Agreement;

                (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the PI Trust to operate;

                (v) pay liabilities and expenses of the PI Trust, including, but not limited to, PI Trust expenses;

                (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;

                (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                (viii) establish, supervise and administer the PI Trust in accordance with the TDP and the terms thereof;

                (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;

                (x) pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the PI Trust in connection with its alternative dispute resolution activities, reasonable compensation;

                (xi) compensate the Trustees, the TAC members, and the Future Claimants' Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustees, the TAC members and the Future Claimants' Representative all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

                (xii) execute and deliver such instruments as the Trustees consider proper in administering the PI Trust;

                (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this PI Trust Agreement;

                (xiv) in accordance with Section 4.6 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Trustees and
(B) the TAC, the Future Claimants' Representative, the officers and employees of the PI Trust, and any agents, advisors and consultants of the PI Trust, the TAC or the Future Claimants' Representative (the "Additional Indemnitees"), to the fullest extent that a corporation or trust organized under the law of the PI Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                (xv) indemnify Reorganized OC by reason of any present or future PI Trust Claims against all expenses, costs, fee (including attorneys' fees), judgments, awards, settlements, and other liabilities incurred in connection therewith.

                (xvi) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the PI Trust Share or PI Trust Assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;

                (xvii) consult with Reorganized OC, the TAC and the Future Claimants' Representative at such times and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable; and

                (xviii) make, pursue (by litigation or otherwise), collect, compromise or settle, in the name of the PI Trust or in the name of Reorganized OC, any claim, right, action, or cause of action included in the PI Trust assets including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized OC as the case may be.

            (d) The Trustees shall not have the power to guarantee any debt of other persons.

            (e) The Trustees shall give the TAC, the Future Claimants' Representative, Reorganized OC prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.

         2.2      General Administration.

            (a) The Trustees shall adopt and act in accordance with the PI Trust Bylaws. To the extent not inconsistent with the terms of this PI Trust Agreement, the PI Trust Bylaws shall govern the affairs of the PI Trust. In the event of an inconsistency between the PI Trust Bylaws and this PI Trust Agreement, the PI Trust Agreement shall govern.

            (b) The Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid,
(ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the PI Trust as a qualified settlement fund within the meaning of Section 1.468B-1 et seq. of the Treasury Regulations promulgated under Section 468B of the IRC, and (iv) take no action that could cause the PI Trust to fail to qualify as a qualified settlement fund within the meaning of Section 1.468B-1 et seq. of the Treasury Regulations promulgated under Section 468B of the IRC.

            (c) The Trustees shall timely account to the Bankruptcy Court as follows:

                (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a balance sheet of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representative, and Reorganized OC when such reports are filed with the Bankruptcy Court.

                (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representatives, and Reorganized OC when such report is filed.

                (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Delaware.

            (d) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Future Claimants' Representative.

            (e) The Trustees shall consult with the TAC and the Future Claimants' Representative (i) on the general implementation and administration of the PI Trust; (ii) on the general implementation and administration of the TDP; and (iii) on such other matters as may be required under this PI Trust Agreement and the TDP.

            (f) The Trustees shall be required to obtain the consent of the TAC and the Future Claimants' Representative pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

                (i) To change the Claims Payment Ratio described in Section
2.5 of the TDP in the event that the requirements for such a change as set forth in said provision have been met;

                (ii) to change the Disease Levels, Medical/Exposure Criteria set forth in Section 5.3(a)(3) of the TDP, and/or the Scheduled, Average and/or Maximum Values set forth in Sections 5.3(b)(4) and 5.3(b)(5) of the TDP;

                (iii) to change the Payment Percentage described in Section
4.2 of the TDP;

                (iv) to establish and/or to change the Proof of Claim Forms and other claims materials to be provided holders of PI Trust Claims under
Section 6.1 of the TDP;

                (v) to require that claimants provide additional kinds of medical or exposure evidence pursuant to Section 5.7 of the TDP;

                (vi) to change the form of release to be provided pursuant to
Section 7.8 of the TDP;

                (vii) to terminate the PI Trust pursuant to Section 7.2 below;

                (viii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

                (ix) to change the compensation of the members of the TAC, the Future Claimants' Representative or Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

                (x) to take structural or other actions to minimize any tax on the PI Trust Assets;

                (xi) to amend the PI Trust Bylaws in accordance with the terms thereof;

                (xii) to amend any provision of the PI Trust Agreement or the TDP in accordance with the terms thereof;

                (xiii) to vote the shares of the Reorganized Debtor held by the PI Trust for purposes of electing members of the Board of Directors of the Reorganized Debtor; and

                (xiv) to merge any asbestos claims resolution organization formed by the PI Trust with another asbestos claims resolution organization that is not specifically created by this PI Trust Agreement or the TDP, or to contract with another asbestos claims resolution organization or other entity that is not specifically created by this PI Trust Agreement or the TDP, or permit any other party to join in any asbestos claims resolution organization that is formed by the PI Trust pursuant to the PI Trust Agreement or the TDP; provided that such merger, contract or joinder shall not (a) subject Reorganized OC, Fibreboard or any successors in interest thereto, to any risk of having any PI Trust Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the Section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section 2.1 of the TDP which requires that such decisions be based on the provisions of the TDP.

            (g) The Trustees shall meet with the TAC and the Future Claimants' Representative no less often than quarterly. The Trustees shall meet in the interim with the TAC and the Future Claimants' Representative when so requested by either.

            (h) The Trustees, upon notice from either the TAC or the Future Claimants' Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Future Claimants' Representative consider issues submitted by the TAC or the Future Claimants' Representative.

         2.3      Claims Administration.

            The Trustees shall promptly proceed to implement the TDP.

                                   SECTION 3

                      ACCOUNTS, INVESTMENTS, AND PAYMENTS
                      -----------------------------------

         3.1 Accounts. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of PI Trust Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

         3.2 Investments. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

            (a) The PI Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized OC, or any successor to Reorganized OC) or business enterprise if, immediately following such acquisition, the PI Trust would hold more than 5% of the equity in such entity or business enterprise. The PI Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized OC, or any successor to Reorganized OC) or business enterprise.

            (b) The PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are included in the PI Trust Share or PI Trust Assets under the Plan, (ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P's"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

            (c) The PI Trust shall not acquire or hold for longer than ninety
(90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

            (d) Excluding any securities of the Debtor, Reorganized OC, the PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by Moody's or "A" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

            (e) The PI Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the PI Trust would exceed 2% of the aggregate value of the PI Trust estate. The PI Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized OC, or any successor to Reorganized OC) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the PI Trust would exceed 5% of the aggregate value of the PI Trust Assets.

            (f) The PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.

            (g) The PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

            (h) The PI Trust shall not acquire or hold any options.

         3.3 Source of Payments. All PI Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Trustees out of the PI Trust Assets. Neither OC, Reorganized OC, or their subsidiaries, any successor in interest, or the present or former shareholders, directors, officers, employees or agents of OC, Reorganized OC, or their subsidiaries, nor the Trustees, the TAC or Future Claimants' Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any PI Trust expense or any other liability of the PI Trust.

                                   SECTION 4

                                   TRUSTEES
                                   --------

         4.1 Number. There shall be ______ (___) Trustees. The initial Trustees shall be those persons named on the signature page hereof.

         4.2  Term of Service.

            (a) The initial Trustees named pursuant to Article 4.1 above shall serve the staggered terms of three (3), four (4) and five (5) years as shown on the signature page hereof. Thereafter each term of service shall be five
(5) years. The initial Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to Section 4.2(b) below, (iv) his or her removal pursuant to Section 4.2(c) below, or (v) the termination of the PI Trust pursuant to Section 7.2 below.

            (b) A PI Trustee may resign at any time by written notice to the remaining Trustees, the TAC and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than 90 days after the date such notice is given, where practicable.

            (c) A Trustee may be removed by unanimous vote of the remaining Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

         4.3      Appointment of Successor Trustees.

            (a) In the event of a vacancy in the position of PI Trustee, whether by term expiration, resignation or removal, the remaining Trustees shall consult with the TAC and the Future Claimants' Representative concerning appointment of a successor PI Trustee. The vacancy shall be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In the event that the remaining Trustees cannot agree on a Successor PI Trustee, or a majority of the TAC or the Future Claimants' Representative vetoes the appointment of all proposed successor PI Trustees, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a PI Trustee for an additional term or terms.

            (b) Immediately upon the appointment of any Successor PI Trustee, all rights, titles, duties, powers and authority of the predecessor PI Trustee hereunder shall be vested in, and undertaken by, the Successor PI Trustee without any further act. No Successor PI Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

            (c) Each Successor PI Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor PI Trustee completed his or her term, (ii) the end of the remainder of the term of the PI Trustee whom he or she is replacing if said predecessor PI Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 4.2(b) above, (v) his or her removal pursuant to Section 4.2(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

         4.4 Liability of Trustees, Officers and Employees. The Trustees and the individuals identified as Additional Indemnitees in Section 2.1(c)(xiv) above shall not be liable to the PI Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustees and the Additional Indemnitees shall not be liable for any act or omission of any other Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Trustee or Additional Indemnitee.

         4.5      Compensation and Expenses of Trustees.

            (a) The Trustees shall receive compensation from the PI Trust for their services as Trustees in the amount of $_____________ per annum, plus a per diem allowance for meetings or other PI Trust business performed in the amount of $__________. For purposes of the per diem allowance, PI Trust business includes, but is not limited to, attendance at meetings of Reorganized OC's Board of Directors. For purposes of Section 7.4 below, the Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court.

            (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

            (c) The PI Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Future Claimants' Representative, and Reorganized OC pursuant to Section 2.2(c)(i).

         4.6      Indemnification of Trustees and Additional Indemnitees.

            (a) The PI Trust shall indemnify and defend the Trustees, as well as the Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the PI Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. Notwithstanding the foregoing, the Trustees and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately held liable under Section 4.4 above.

            (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a PI Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to Section 4.6(a) above, shall be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustees or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such PI Trustee or Additional Indemnitee is not entitled to be indemnified by the PI Trust.

            (c) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a PI Trustee or Additional Indemnitee including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a PI Trustee, TAC member, Future Claimants' Representative, or officer, employee, agent or other representative of the PI Trustees or Additional Indemnitees.

         4.7 Trustees' Lien. The Trustees and the Additional Indemnitees shall have a first priority lien upon the PI Trust Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.

         4.8 Trustees' Employment of Experts. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the written opinion of or information provided by any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

         4.9 Trustees' Independence. The Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized OC. Notwithstanding the foregoing, any PI Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the PI Trust pursuant to Section 4.5(a) above, as a director of Reorganized OC. No PI Trustee shall act as an attorney for any person who holds an asbestos claim.

         4.10 Bond. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                   SECTION 5

                           TRUST ADVISORY COMMITTEE
                           ------------------------

         5.1 Members. The TAC shall consist of ____ (___) members, who shall initially be the persons named on the signature page hereof.

         5.2 Duties. The members of the TAC shall serve in a fiduciary capacity representing all holders of present PI Trust Claims. The Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the TAC.

         5.3  Term of Office.

            (a) A member of the TAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) below,
(iii) his or her removal pursuant to Section 5.3(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

            (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Trustees and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or other good cause. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

         5.4  Appointment of Successor.

            (a) A vacancy caused by death, resignation or removal shall be filled by the unanimous vote of the remaining members of the TAC. In the event they are unable to agree on a successor, the vacancy shall be filled by the Bankruptcy Court.

            (b) Each successor TAC member shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) above, (iii) his or her removal pursuant to Section 5.3(c) above, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

         5.5  TAC's Employment of Professionals.

            (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "Professionals"). The TAC and its Professionals shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the written opinion of or information provided by the Professional.

            (b) The Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Trust to meet the need of the TAC for such expertise or advice, and (ii) the Trust has approved the TAC's request for reimbursement in writing. If the Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Trust expense, the TAC and the Trustees shall resolve their dispute pursuant to Section 7.13 below.

         5.6    Compensation and Expenses of TAC.

            The members of the TAC shall receive compensation from the PI Trust for their services as TAC members in the form of a reasonable hourly rate set by the Trustees for attendance at meetings or other conduct of PI Trust business. The members of the TAC shall also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred by the TAC members in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized OC pursuant to Section 2.2(c)(i).

         5.7 Procedures for Consultation with and Obtaining the Consent of the TAC.

              (a)  Consultation Process.

                  (i) In the event the Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                  (ii) The Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

             (b)  Consent Process.

                  (i) In the event the Trustees are required to obtain the consent of the TAC pursuant to Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                  (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Trustees, and must in any event advise the Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Trustees in writing of its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

                  (iii) If, after following the procedures specified in this
Section 5.7(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the TAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the TAC's objection and withholding of its consent shall be on the TAC.

                                   SECTION 6

                     THE FUTURE CLAIMANTS' REPRESENTATIVE
                     ------------------------------------

         6.1 Duties. The Future Claimants' Representative shall be the individual identified on the signature pages hereto. He or she shall serve in a fiduciary capacity, representing the interests of the holders of future PI Trust Claims for the purpose of protecting the rights of such persons. The Trustees must consult with the Future Claimants' Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Future Claimants' Representative on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the Future Claimants' Representative.

         6.2 Term of Office.

            (a) The Future Claimants' Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to
Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

            (b) The Future Claimants' Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) The Future Claimants' Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings.

         6.3 Appointment of Successor. A vacancy caused by resignation shall be filled with an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative, and a vacancy caused by death or removal of the Future Claimants' Representative shall be filled with an individual nominated by the Trustees, the TAC or both. In any case, the nominee shall be subject to the approval of the Court.

         6.4 Future Claimants' Representative's Employment of
Professionals.

            (a) The Future Claimants' Representative may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the Future Claimants' Representative to be qualified as experts on matters submitted to the Future Claimants' Representative (the "Professionals"). The Future Claimants' Representative and his or her experts shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the Future Claimants' Representative to be qualified as an expert on the particular matter submitted to the Future Claimants' Representative shall be full and complete authorization and protection in support of any action taken or not taken by the Future Claimants' Representative in good faith and in accordance with the written opinion of or information provided by the Professional.

            (b) The Trust shall promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of legal counsel pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of any other Professionals pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder; provided, however, that (i) the Future Claimants' Representative has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the Future Claimants' Representative desires to employ the Professional, and (B) why the Future Claimants' Representative cannot rely on Professionals retained by the Trust to meet the need of the Future Claimants' Representative for such expertise or advice, and (ii) the Trust has approved the Future Claimants' Representative's request for reimbursement in writing. If the Trust agrees to pay for the Future Claimants' Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the Future Claimants' Representative's Professional, it must set forth its reasons in writing. If the Future Claimants' Representative still desires to employ the Professional at Trust expense, the Future Claimants' Representative and the Trustees shall resolve their dispute pursuant to Section 7.13 below.

         6.5  Compensation and Expenses of the Future Claimants' Representative.

            (a) The Future Claimants' Representative shall receive compensation from the PI Trust in the form of the Future Claimants' Representative's normal hourly rate for services performed. The PI Trust will promptly reimburse the Future Claimants' Representative for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized OC pursuant to Section 2.2(c)(i).

         6.6 Procedures for Consultation with and Obtaining the Consent of the Future Claimants' Representative.

            (a) Consultation Process.

                (i) In the event the Trustees are required to consult with the Future Claimants' Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Future Claimants' Representative with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                (ii) The Trustees shall take into consideration the time required for the Future Claimants' Representative, if he or she so wishes, to engage and consult with his or her own independent financial or investment advisors as to such matter.

             (b) Consent Process.

                (i) In the event the Trustees are required to obtain the consent of the Future Claimants' Representative pursuant to Section 2.2(f) above, the Trustees shall provide the Future Claimants' Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the Future Claimants' Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professional and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such action, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                (ii) The Future Claimants' Representative must consider in good faith and in a timely fashion any request for his or her consent by the Trustees, and must in any event advise the Trustees in writing of his or her consent or objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The Future Claimants' Representative may not withhold his or her consent unreasonably. If the Future Claimants' Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Future Claimants' Representative does not advise the Trustees in writing of his or her consent or objections to the proposed action within 30 days of receiving the notice from the Trustees regarding such consent, the Future Claimants' Representative's consent shall be deemed to have been affirmatively granted.

                (iii) If, after following the procedures specified in this
Section 5.7(b), the Future Claimants' Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Future Claimants' Representative shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the Future Claimants' Representative's objection and withholding of his or her consent shall be on the Future Claimants' Representative.

                                   SECTION 7

                              GENERAL PROVISIONS
                              ------------------

         7.1    Irrevocability.  The PI Trust is irrevocable.

         7.2    Termination.

                (a) The PI Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events:

                    (i) the Trustees decide to terminate the PI Trust because
(A) they deem it unlikely that new asbestos claims will be filed against the PI Trust, (B) all PI Trust Claims duly filed with the PI Trust have been liquidated and paid to the extent provided in this PI Trust Agreement and the TDP or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the PI Trust; or

                    (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this PI Trust Agreement and the TDP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                    (iii) to the extent that any rule against perpetuities shall be deemed applicable to the PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy, Sr., of Massachusetts, father of the late President John F. Kennedy, living on the date hereof.

                (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be given to such organization(s) exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized OC within the meaning of Section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.

         7.3 Amendments. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the consent of the TAC and the Future Claimants' Representative, may modify or amend this PI Trust Agreement and the PI Trust By-laws. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the consent of the TAC and the Future Claimants' Representative, may modify or amend the TDP, provided, however, that no amendment to the TDP shall be inconsistent with the limitations on amendments provided therein, and, in particular, the provisions limiting amendment of the Claims Payment Ratio set forth in Section 2.5 of the TDP and of the Payment Percentage set forth in Section 4.2 of the TDP. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this PI Trust Agreement to the contrary, neither this PI Trust Agreement, the PI Trust Bylaws, the TDP, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of Section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the PI Trust's qualified settlement fund status under
Section 468B of the Internal Revenue Code.

         7.4 Meetings. The Trustees, the TAC, and the Future Claimants' Representative, shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, in person or by telephone conference call, on PI Trust matters with the TAC, the Future Claimants' Representative, or Trustees, as applicable. A Trustee shall also be deemed to have attended a meeting in the event he or she spends a substantial portion of the day engaging in activities related to Reorganized OC, including attendance at its Board of Directors meetings. The Trustees, the TAC and the Future Claimants' Representative shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Sections 4.5, 5.6, and 6.5 above.

         7.5 Severability. Should any provision in this PI Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this PI Trust Agreement.

         7.6 Notices. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's Future Claimants' Representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her PI Trust Claim.

                (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the PI Trust through the Trustees:


To Reorganized OC:



To the TAC:



To the Future Claimants' Representative:





                (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

         7.7 Successors and Assigns. The provisions of this PI Trust Agreement shall be binding upon and inure to the benefit of OC, Reorganized OC, the PI Trust, and the Trustees and their respective successors and assigns, except that neither OC, Reorganized OC, the PI Trust, or the Trustees may assign or otherwise transfer any of its, or their, rights or obligations under this PI Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Section 2.1 above.

         7.8 Limitation on Claim Interests for Securities Laws Purposes. PI Trust Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument;
(c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this
Section 7.8 shall not apply to the holder of a claim that is subrogated to a PI Trust Claim as a result of its satisfaction of such PI Trust Claim.

         7.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this PI Trust Agreement is contained herein and in the documents referred to herein, and this PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

         7.10 Headings. The headings used in this PI Trust Agreement are inserted for convenience only and do not constitute a portion of this PI Trust Agreement, nor in any manner affect the construction of the provisions of this PI Trust Agreement.

         7.11 Governing Law. This PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.

         7.12 Settlors' Representations and Cooperation. OC is hereby irrevocably designated as the Settlor, and is hereby authorized to take any action required of the Settlor in connection with the PI Trust Agreement. OC agrees to cooperate in implementing the goals and objectives of this PI Trust.

7.13 Dispute Resolution. Any disputes that arise under this PI Trust Agreement or under the TDP shall be resolved by submission of the matter to an alternative dispute resolution ("ADR") process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this PI Trust Agreement is inconsistent with any provision of the Plan or the TDP, the Plan or the TDP shall control.

         7.14 Enforcement and Administration. The provisions of this PI
Trust Agreement and the TDP attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.

         7.15 Effectiveness. This PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

         7.16 Counterpart Signatures. This PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties have executed this PI Trust Agreement this _____ day of ________________________, _______.

                                      SETTLOR:  Owens Corning

                                      By: ____________________________________

                                          ____________________________________
                                                     Name and Title


                                      TRUSTEES

                                          ____________________________________
                                                              (Five-year Term)

                                          ____________________________________
                                                              (Four-year Term)

                                          ____________________________________
                                                             (Three-year Term)


                                      ASBESTOS CREDITORS COMMITTEE

                                      By: ____________________________________


                                      TRUST ADVISORY COMMITTEE

                                      ____________________________________

                                      ____________________________________

                                     ____________________________________


                                      FUTURE CLAIMANTS' REPRESENTATIVE

                                      ____________________________________

                                  EXHIBIT D-1

                           OWENS CORNING/FIBREBOARD

                       FORM OF ASBESTOS PERSONAL INJURY
                    TRUST AGREEMENT DISTRIBUTION PROCEDURES



         [THE ATTACHED ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES ARE IN DRAFT FORM AND ARE NOT COMPLETE. THEY ARE IN THE PROCESS OF BEING REVIEWED BY THE ASBESTOS CLAIMANTS COMMITTEE AND THE FUTURE CLAIMANTS' REPRESENTATIVE, AND HAVE NOT BEEN APPROVED BY EITHER OF THEM OR BY THE DEBTORS. ALL RIGHTS WITH RESPECT TO THESE DOCUMENTS AND EACH OF THE PROVISIONS THEREOF ARE FULLY RESERVED.]

                           OWENS CORNING/Fibreboard

       ASBESTOS PERSONAL INJURY SETTLEMENT TRUST DISTRIBUTION PROCEDURES



                                               TABLE OF CONTENTS
                                               -----------------

                                                                                                         Page
                                                                                                         ----

SECTION I-- Introduction   ...............................................................................1

           1.1       Purpose   ...........................................................................1
           1.2       Interpretation       ................................................................1

SECTION II-- Overview                     ................................................................2

           2.1       PI Trust Goals       ................................................................2
           2.2       Claims Liquidation Procedures  ......................................................3
           2.3       Application of the Payment Percentage   .............................................5
           2.4       Determination of the Maximum Annual Payment and
                     Maximum Available Payment      ......................................................7
           2.5       Claims Payment Ratio           ......................................................8
           2.6       Indemnity and Contribution Claims  .................................................11

SECTION III-- TDP Administration ........................................................................11

           3.1       PI Trust Advisory Committee and Future Claimants'
                     Representative       ...............................................................11
           3.2       Consent and Consultation Procedures ................................................12

SECTION IV-- Payment Percentage; Periodic Estimates .....................................................12

           4.1       Uncertainty of OC's and Fibreboard's Personal Injury
                     Asbestos Liabilities           .....................................................12
           4.2       Computation of Payment Percentage ..................................................12
           4.3       Applicability of the Payment Percentage ............................................14

SECTION V-- Resolution of PI Trust Claims ...............................................................15

           5.1       Ordering, Processing and Payment of Claims .........................................15
                     (a)       Ordering of Claims   .....................................................15
                               (1)        Establishment of the FIFO Processing Queues....................15
                               (2)        Effect of Statutes of Limitations and Repose...................16
                     (b)       Processing of Claims .....................................................18
                     (c)       Payment of Claims    .....................................................18
           5.2       Resolution of Pre-Petition Liquidated PI Trust Claims ..............................19
                     (a)       Processing and Payment ...................................................19
                     (b)       Marshalling of Security ..................................................21
           5.3       Resolution of Unliquidated PI Trust Claims .........................................21
                     (a)       Expedited Review Process .................................................22
                               (1)        In General ....................................................22
                               (2)        Claims Processing under Expedited Review ......................23
                               (3)        Disease Levels, Scheduled Values
                                          and Medical/Exposure Criteria .................................23
                     (b)       Individual Review Process ................................................28
                               (1)        In General ....................................................28
                                          (A)       Review of Medical/Exposure Criteria .................28
                                          (B)       Review of Liquidated Value...........................28
                               (2)        Valuation Factors to be Considered in
                                          Individual Review .............................................29
                               (3)        Processing and Payment Limitations for Claims
                                          Involving Disease Levels III and II ...........................30
                                          (A)       Disease Level III Claims.............................30
                                          (B)       Disease Level II Claims..............................30
                               (4)        Scheduled, Average and Maximum Values .........................31
           5.4       Categorizing Claims as Extraordinary
                     and/or Exigent Hardship        .....................................................33
                     (a)       Extraordinary Claims .....................................................33
                     (b)       Exigent Hardship Claims ..................................................33
           5.5       Secondary Exposure Claims      .....................................................34
           5.6       Indirect PI Trust Claims       .....................................................35
           5.7       Evidentiary Requirements       .....................................................36
                     (a)       Medical Evidence     .....................................................36
                               (1)        In General ....................................................36
                                          (A)       Disease Levels I - IV................................36
                                          (B)       Disease Levels V - VIII..............................37
                                          (C)       Treatment of Certain Pre-Petition Claims ............38
                               (2)        Credibility of Medical Evidence ...............................38
                     (b)       Exposure Evidence    .....................................................39
                               (1)        In General ....................................................39
                               (2)        Significant Occupational Exposure .............................40
                               (3)        OC or Fibreboard Exposure  ....................................40
           5.8       Claims Audit Program           .....................................................41
           5.9       Second Disease (Malignancy) Claims .................................................42
           5.10      Arbitration  .......................................................................42
                     (a)       Establishment of ADR Procedures...........................................42
                     (b)       Claims Eligible for Arbitration...........................................43
                     (c)       Limitations on and Payment of Arbitration Awards..........................43
           5.11      Litigation  ........................................................................43

SECTION VI-- Claims Materials ...........................................................................44

           6.1       Claims Materials     ...............................................................44
           6.2       Content of Claims Materials    .....................................................44
           6.3       Withdrawal of Claims           .....................................................45
           6.4       Filing Requirements and Fees   .....................................................45

SECTION VII-- General Guidelines for Liquidating and Paying Claims ......................................46

           7.1       Showing Required     ...............................................................46
           7.2       Costs Considered     ...............................................................46
           7.3       Discretion to Vary Order and Amounts of Payments in
                     Event of Limited Liquidity     .....................................................47
           7.4       Punitive Damages               .....................................................47
           7.5       Interest  ..........................................................................48
                     (a)       In General................................................................48
                     (b)       Unliquidated PI Trust Claims..............................................48
                     (c)       Interest on Liquidated Pre-Petition Claims................................48
           7.6       Suits in the Tort System       .....................................................49
           7.7       Payment of Judgments for Money Damages .............................................49
           7.8       Releases  ..........................................................................50
           7.9       Third-Party Services           .....................................................50
           7.10      PI Trust Disclosure of Information..................................................51

SECTION VIII-- Miscellaneous  ...........................................................................51

           8.1       Amendments           ...............................................................51
           8.2       Severability         ...............................................................51
           8.3       Governing Law        ...............................................................52

                           OWENS CORNING/FIBREBOARD



            ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES



         The Asbestos Personal Injury Trust Distribution Procedures ("TDP") contained herein provide for resolving all Asbestos Personal Injury Claims for which Owens Corning ("OC ") and/or its wholly owned subsidiary, Fibreboard Corporation ("Fibreboard"), and their predecessors, successors, and assigns have legal responsibility (collectively, OC Asbestos Personal Injury Claims ("OC Claims") and Fibreboard Asbestos Personal Injury Claims ("Fibreboard Claims"), which terms are defined in the Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession ("Plan") (hereinafter referred to in this TDP as "PI Trust Claims"). The Plan and the Asbestos Personal Injury Trust Agreement ("PI Trust Agreement") establish the Asbestos Personal Injury Trust (the "PI Trust"). The Trustees of the PI Trust ("Trustees") shall implement and administer this TDP in accordance with the PI Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan and the PI Trust Agreement.

                                   SECTION I

                                 Introduction

         1.1 Purpose. This TDP has been adopted pursuant to the PI Trust Agreement. It is designed to provide fair and equitable treatment for all PI Trust Claims that may presently exist or may arise in the future in substantially the same manner.

         1.2 Interpretation. Nothing in this TDP shall be deemed to create a substantive right for any claimant.

                                  SECTION II

                                   Overview

         2.1 PI Trust Goals. The goal of the PI Trust is to treat all OC and Fibreboard claimants equitably. To achieve that goal, the PI Trust consists of two separate Sub-Accounts, an OC Sub-Account for payment of PI Trust Claims that are OC Claims and a Fibreboard Sub-Account for payment of Fibreboard Claims (together the "PI Trust Sub-Accounts"). A claimant may assert separate claims against the OC Sub-Account and the Fibreboard Sub-Account based on separate exposures to asbestos or asbestos-containing products manufactured or distributed by OC and Fibreboard, respectively ("Multiple Exposure Claims"); however, all such Multiple Exposure Claims must be filed by the claimant at the same time. To the extent a Sub-Account has separate liabilities to a claimant based on multiple exposure, the Sub-Account shall pay the claimant its several share of the liquidated value of the separate claim or claims for which it is liable, subject to applicable Payment Percentage, Maximum Annual Payment and Claims Payment Ratio limitations set forth below. Under no circumstances, however, shall any claimant receive more than the full liquidated value of his or her claim.

         This TDP sets forth procedures for processing and paying all PI Trust Claims from the two Sub-Accounts on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.(1) This TDP also establishes a single schedule of eight asbestos-related diseases ("Disease Levels"), each of which have presumptive medical and exposure requirements ("Medical/Exposure Criteria") that are applicable to both OC and Fibreboard Claims, as well as two separate schedules with liquidated values ("Scheduled Values"), anticipated average values ("Average Values"), and caps on liquidated values ("Maximum Values") that are applicable to OC Claims and Fibreboard Claims, respectively. These Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values, which are set forth in Sections 5.3 and 5.4 below, have all been selected and derived with the intention of achieving a fair allocation of the assets held by the separate OC and Fibreboard Sub-Accounts as among their respective claimants suffering from different disease processes in light of the best available information considering the settlement histories of OC and Fibreboard, and the rights that OC and Fibreboard claimants would have in the tort system absent the bankruptcy.


---------------------

(1) As used in this TDP, the phrase "in the tort system" shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to section 524(g) and/or section 105 of the Bankruptcy Code or any other applicable law.



         2.2 Claims Liquidation Procedures. PI Trust Claims shall be processed based on their place in separate FIFO Processing Queues to be established for each of the two PI Trust Sub-Accounts pursuant to Section 5.1(a) below. The PI Trust shall take all reasonable steps to resolve OC and Fibreboard Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration. To this end, the PI Trust, in its sole discretion, may conduct settlement discussions with claimants' representatives of more than one claim at a time, provided that the claimants' respective positions in the FIFO Processing Queues are maintained, and each claim is individually evaluated pursuant to the valuation factors set forth in Section 5.3(b)(2) below.. The PI Trust shall also make every effort to resolve each year at least that number of PI Trust Claims required to exhaust the Maximum Annual Payment and the Maximum Available Payment for Category A and Category B claims, as those terms are defined below.

         The PI Trust shall liquidate all OC and Fibreboard Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I - V, VII and VIII under the Expedited Review Process described in Section 5.3(a) below. PI Trust Claims involving Disease Levels I - V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the PI Trust's Individual Review Process described in Section 5.3(b) below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

         OC and Fibreboard claimants holding PI Trust Claims involving Disease Levels II - VIII may in addition or alternatively seek to establish liquidated values for their claims that are greater than their Scheduled Values by electing the PI Trust's Individual Review Process. However, the liquidated values of PI Trust Claims that undergo the Individual Review Process for valuation purposes may be determined to be less than the Scheduled Values, and in any event shall not exceed the respective Maximum Values for the Disease Levels set forth for OC and Fibreboard Claims in Section 5.3(b)(4) below, unless the claims qualify as Extraordinary Claims as defined in Section 5.4(a) below, in which case their liquidated value cannot exceed the Maximum Values specified in that provision for such claims. OC and Fibreboard Level VI (Lung Cancer 2) Claims may be liquidated only pursuant to the PI Trust's Individual Review Process.

         Based upon OC's and Fibreboard's claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, the Scheduled Values and Maximum Values set forth in
Section 5.3(b)(4) for OC and Fibreboard Claims, respectively, have been established for each of the Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review Process will result in the Average Values also set forth in that provision.

         All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim shall be subject to binding or non-binding arbitration pursuant to Section 5.10 below, at the election of the claimant, under the ADR Procedures that are provided in Attachment A hereto. PI Trust Claims that are the subject of a dispute with the PI Trust that cannot be resolved by non-binding arbitration may enter the tort system as provided in Sections 5.11 and 7.6 below. However, if and when an OC or Fibreboard claimant obtains a judgment in the tort system, the judgment will be payable (subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below) as provided in Section 7.7 below.

         2.3 Application of the Payment Percentage. After the liquidated value of an OC or Fibreboard Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment), as defined in Section 5.3(a)(3) below, is determined pursuant to the procedures set forth herein for Expedited Review, Individual Review, arbitration, or litigation in the tort system, the claimant will ultimately receive a pro-rata share of that value based on the Payment Percentages separately set for OC and Fibreboard Claims pursuant to Section 4.2 below. The Initial Payment Percentage for the OC Sub-Account has been set at ___ percent (___%), and the Initial Payment Percentage for the Fibreboard Sub-Account has been set at ____ percent (___%). These Initial Payment Percentages shall apply to all OC and Fibreboard PI Trust Voting Claims accepted as valid by the PI Trust, unless adjusted by the PI Trust pursuant to the consent of the PI Trust Advisory Committee (TAC") and the Legal Representative for Future Asbestos Claimants ("Future Claimants' Representative") (who are described in Section 3.1 below) pursuant to Section
4.2 below.

         The term "PI Trust Voting Claims" includes (i) OC Resolved Asbestos Personal Injury Claims and Fibreboard Resolved Asbestos Personal Injury Claims (which are discussed in Section 5.2(a) below and hereinafter referred to as "Pre-Petition Liquidated Claims"); (ii) OC and Fibreboard Claims filed against OC and/or Fibreboard in the tort system or actually submitted to OC and/or Fibreboard pursuant to an administrative settlement agreement prior to the Petition Date of October 5, 2000; and (iii) all OC and Fibreboard Claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (_____________________ (the "Plan Filing Date")), provided, however, that the holder of a claim described in subsection
(i), (ii) or (iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the PI Trust pursuant to
Section 6.1 below by the Initial Claims Filing Date as defined in Section 5.1(a) below.

         The Initial Payment Percentages for the OC and Fibreboard Sub-Accounts set forth above have been calculated on the assumption that the Average Values set forth in Section 5.3(b)(4) below will be achieved with respect to existing present claims and projected future claims involving Disease Levels II - VIII. However, either or both of these Payment Percentages may be adjusted upwards or downwards from time to time pursuant to Section 4.2 below by the PI Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the assets and liabilities allocable to OC and Fibreboard Claims, respectively, as well as the then-estimated value of pending and future OC and Fibreboard Claims. If the Payment Percentage for either the OC or Fibreboard Sub-Account is increased over time, claimants whose OC or Fibreboard Claims were liquidated and paid in prior periods under the TDP will not receive additional payments. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the PI Trust's assets, no guarantee can be made of any Payment Percentage for either OC or Fibreboard Claims, other than the Initial Payment Percentage of a PI Trust Voting Claim.

         2.4 Determination of the Maximum Annual Payment and Maximum Available Payment. For each of the OC and the Fibreboard Sub-Accounts, the PI Trust shall estimate or model the amount of cash flow anticipated to be necessary over the entire life of the Sub-Account to ensure that amounts will be available to treat all holders of OC and/or Fibreboard claimant as similarly as possible, given the assets and liabilities allocable to each of the two Sub-Accounts. In each year, for each Sub-Account, the PI Trust will be empowered to pay out all of the interest earned during the year by the Sub-Account, together with a portion of the Sub-Account's principal, calculated so that the application of the Sub-Account's assets over its life shall correspond with the needs created by the anticipated flow of claims to the Sub-Account (the "Maximum Annual Payment"), taking into account the Payment Percentage provisions set forth in Sections 2.3 above and 4.2 below. The PI Trust's distributions from each Sub-Account to all holders of claims against the Sub-Account for that year shall not exceed the Maximum Annual Payment determined for that year.

         In distributing the Maximum Annual Payment from each Sub-Account, the PI Trust shall first allocate the amount in question to outstanding Pre-Petition Liquidated Claims against the Sub-Account, and to liquidated claims against the Sub-Account involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "Maximum Available Payment"), if any, shall then be allocated and used to satisfy all other previously liquidated PI Trust Claims against the Sub-Account, subject to the Claims Payment Ratio for the Sub-Account set forth in Section 2.5 below.

         In the event there are insufficient amounts in any year to pay the total number of outstanding Pre-Petition Liquidated Claims and/or previously liquidated Disease Level I Claims against the Sub-Account, the available amounts allocated to that group of claims shall be paid to the maximum extent to claimants in the particular group based on their place in their Sub-Account's FIFO Payment Queue. Claims in either group for which there are insufficient amounts in the Sub-Account shall be carried over to the next year and placed at the head of the FIFO Payment Queue for that Sub-Account.

         2.5 Claims Payment Ratio. Based upon OC's and Fibreboard's claims settlement history and analysis of present and future claims, a single Claims Payment Ratio has been determined for both Sub-Accounts, which, as of the Effective Date, has been set at __% for Category A claims, which consist of PI Trust Claims against OC and/or Fibreboard involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Petition Date, and at __% for Category B claims, which are PI Trust Claims against OC and/or Fibreboard involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio shall not apply to any Pre-Petition Liquidated Claims or to any claims for Other Asbestos Disease (Disease Level I
- Cash Discount Payment) against either OC or Fibreboard. In each year, after the determination of the Maximum Available Payment described in Section 2.4 above, __% of that amount will be available to pay Category A claims and __% will be available to pay Category B claims that have been liquidated since the Petition Date.

         In the event there are insufficient amounts in either the OC or Fibreboard Sub-Accounts in any year to pay the liquidated claims within either or both of the Categories, the available amounts allocated to the particular Category within the Sub-Account shall be paid to the maximum extent to claimants in that Category based on their place in the Sub-Account's FIFO Payment Queue described in Section 5.1(c) below, which will be based upon the date of claim liquidation. Claims for which there are insufficient amounts allocated to the relevant Category within a Sub-Account shall be carried over to the next year where they will be placed at the head of the Sub-Account's FIFO Payment Queue. If there are excess amounts in either or both Categories within a Sub-Account, because there is an insufficient amount of liquidated claims to exhaust the respective Sub-Account's Maximum Available Payment amount for that Category, then the excess amounts for either or both Categories will be rolled over and remain dedicated to the respective Category to which they were originally allocated.

         The __%/__% Claims Payment Ratio and its rollover provision shall apply to all OC and Fibreboard PI Trust Voting Claims as defined in Section
2.3 above, and shall not be amended until the fifth anniversary of the Effective Date. Thereafter, the Sub-Account's Claims Payment Ratio and its rollover provision shall be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice. However, the accumulation, rollover and subsequent delay of claims against one or both Sub-Accounts resulting from the application of the Claims Payment Ratio, shall not, in and of itself, constitute such circumstances. Nor may an increase in the numbers of Category B claims against a Sub-Account beyond those predicted or expected be considered as a factor in deciding whether to reduce the percentage allocated to Category A claims.

         In considering whether to make any amendments to the Claims Payment Ratio and/or its rollover provisions for either Sub-Account, the Trustees should also consider the reasons for which the Claims Payment Ratio and its rollover provisions were adopted, the settlement histories of OC and Fibreboard that gave rise to its calculation, and the foreseeability or lack of the foreseeability of the reasons why there would be any need to make an amendment. In that regard, the Trustees should keep in mind the interplay between the Payment Percentage and the Claims Payment Ratio as it affects the net cash actually paid to claimants from either Sub-Account.

         In any event, no amendment to the Claims Payment Ratio for either Sub-Account may be made without the consent of the TAC and the Future Claimants' Representative pursuant to the consent process set forth in Sections 5.7(b) and 6.6(b) of the PI Trust Agreement. However, the Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B against either Sub-Account in return for prompter payment by the Sub-Account (the "Reduced Payment Option").

         2.6 Indemnity and Contribution Claims. As set forth in Section 5.5 below, PI Trust Claims for indemnity and contribution (defined in the Plan as OC Indirect Asbestos Personal Injury Claims and Fibreboard Indirect Asbestos Personal Injury Claims, and hereinafter referred to as "Indirect PI Trust Claims") against either the OC or the Fibreboard Sub-Accounts, if any, will be subject to the same categorization, evaluation, and payment provisions of this TDP as all other OC and Fibreboard Claims.

                                  SECTION III

                              TDP Administration

         3.1 PI Trust Advisory Committee and Future Claimants' Representative. Pursuant to the Plan and the PI Trust Agreement, the PI Trust and this TDP shall be administered by the Trustees in consultation with the TAC, which represents the interests of holders of present PI Trust Claims against OC and Fibreboard, and the Future Claimants' Representative, who represents the interests of holders of PI Trust Claims against either or both entities that will be asserted in the future. The Trustees shall obtain the consent of the TAC and the Future Claimants' Representative on any amendments to these Procedures pursuant to Section 8.1 below, and on such other matters as are otherwise required below and in Section 2.2(f) of the PI Trust Agreement. The Trustees shall also consult with the TAC and the Future Claimants' Representative on such matters as are provided below and in Section 2.2(e) of the PI Trust Agreement. The initial members of the TAC and the initial Future Claimants' Representative are identified in the PI Trust Agreement.

         3.2 Consent and Consultation Procedures. In those circumstances in which consultation or consent is required, the Trustees will provide written notice to the TAC and the Future Claimants' Representative of the specific amendment or other action that is proposed. The Trustees will not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in Sections 5.7(a) and 6.6(a), or the Consent Process described in Sections 5.7(b) and 6.6(b) of the PI Trust Agreement, respectively.

                                  SECTION IV

                    Payment Percentage; Periodic Estimates

         4.1 Uncertainty of OC's and Fibreboard's Personal Injury Asbestos Liabilities. As discussed above, there is inherent uncertainty regarding OC's and Fibreboard's total asbestos-related tort liabilities, as well as the total value of the assets available to the OC and Fibreboard Sub-Accounts to pay PI Trust Claims asserted against each Sub-Account. Consequently, there is inherent uncertainty regarding the amounts that holders of PI Trust Claims will receive. To seek to ensure substantially equivalent treatment of all present and future claims against either the OC or the Fibreboard Sub-Accounts, the Trustees must determine from time to time the percentage of full liquidated value that holders of claims against the Sub-Account will be likely to receive, i.e, the "Payment Percentage" described in Section 2.3 above and Section 4.2 below.

         4.2 Computation of Payment Percentage. As provided in Section 2.3 above, the Initial Payment Percentage for claims against the OC Sub-Account shall be __ percent (___%), and for claims against the Fibreboard Sub-Account ___ percent (___%). These percentages shall apply to all OC and Fibreboard PI Trust Voting Claims as defined in Section 2.3 above, unless the Trustees, with the consent of the TAC and the Future Claimants' Representative, determine that the Initial Payment Percentage for one or both Sub-Accounts should be changed to assure that the PI Trust will be in a financial position to pay holders of unliquidated and/or unpaid PI Trust Voting Claims and present and future PI Trust Claims against the OC and Fibreboard Sub-Accounts, respectively, in substantially the same manner. In making any such adjustment, the Trustees, the TAC and the Future Claimants' Representative shall take into account the fact that the holders of PI Trust Voting Claims voted on the Plan relying on the findings of experts that the Initial Payment Percentage for each Sub-Account represented a reasonably reliable estimate of the PI Trust's total assets and liabilities over its life based on the best information available at the time, and shall thus give due consideration to the expectations of PI Trust Voting Claimants that the Initial Payment Percentage would be applied to their PI Trust Claims.

         Except with respect to PI Trust Voting Claims to which the Initial Payment Percentage applies, the Payment Percentage for either the OC or the Fibreboard Sub-Accounts shall be subject to change pursuant to the terms of this TDP and the PI Trust Agreement if the Trustees determine that an adjustment is required. No less frequently than once every three years, commencing with the first day of January occurring after the Plan is consummated, the Trustees shall reconsider the then applicable Payment Percentage for each of the OC and Fibreboard Sub-Accounts to assure that the respective percentage is based on accurate, current information and may, after such reconsideration, change the Payment Percentage for either Sub-Account if necessary with the consent of the TAC and the Future Claimants' Representative.

         The Trustees shall also reconsider the then applicable Payment Percentages for either or both Sub-Accounts at shorter intervals if they deem such reconsideration to be appropriate or if requested to do so by the TAC or the Future Claimants' Representative. The Trustees must base their determination of the Payment Percentage on current estimates of the number, types, and values of present and future PI Trust Claims against the Sub-Account, the value of the assets then available to the Sub-Account for their payment, all anticipated administrative and legal expenses of the Sub-Account, and any other material matters that are reasonably likely to affect the sufficiency of the Sub-Account's assets to pay a comparable percentage of full value to all holders of claims against the Sub-Account. When making these determinations, the Trustees shall exercise common sense and flexibly evaluate all relevant factors. The Payment Percentage applicable to Category A or Category B claims against the Sub-Account may not be reduced to alleviate delays in payments of claims in the other Category; both Categories will receive the same Payment Percentage, but the payment from either or both Sub-Accounts may be deferred as needed pursuant to Section 7.3 below, and a Reduced Payment Option may be instituted for either Sub-Account as described in Section 2.5 above.

         4.3 Applicability of the Payment Percentage. No holder of a PI Trust Voting Claim other than a PI Trust Voting Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment) as defined in Section 5.3(a)(3) below shall receive a payment that exceeds the PI Trust's determination of the Initial Payment Percentage for the relevant Sub-Account of the liquidated value of the claim. Except as otherwise provided in Section 5.1(c) below for PI Trust Claims involving deceased or incompetent claimants for which court or probate approval of the PI Trust's offer is required, no holder of any other PI Trust Claim shall receive a payment that exceeds the Payment Percentage for the Sub-Account in effect at the time of payment. PI Trust Claims involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) shall not be subject to the Sub-Account's Payment Percentage, but shall instead be paid the full amount of their Scheduled Value as set forth in Section 5.3(a)(3) below.

         If a redetermination of the Sub-Account's Payment Percentage has been proposed in writing by the Trustees to the TAC and the Future Claimants' Representative but has not yet been adopted, the claimant shall receive the lower of the Sub-Account's current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage for the Sub-Account was the lower amount but was not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage for the Sub-Account was the higher amount and was subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.

                                   SECTION V

                        Resolution of PI Trust Claims.

         5.1 Ordering, Processing and Payment of Claims.

             5.1(a) Ordering of Claims.

                  5.1(a)(1) Establishment of FIFO Processing Queues. The PI Trust will order separately all OC and Fibreboard Claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO Processing Queues"). For all claims filed on or before the date six months after the Effective Date (the "Initial Claims Filing Date"), a claimant's position in either FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to the Petition Date (if any) that the specific claim was either filed against OC or Fibreboard in the tort system or was actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with OC or Fibreboard; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claimant submitted a ballot in OC's Chapter 11 proceeding for purposes of voting on the Plan pursuant to the voting procedures approved by the Bankruptcy Court; or (v) the date after the Effective Date but on or before the Initial Claims Filing Date that the claim was filed with the PI Trust.

         Following the Initial Claims Filing Date, the claimant's position in one of the two FIFO Processing Queues shall be determined by the date the claim was filed with the PI Trust. If any claims are filed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by date of the claimant's diagnosis of asbestos-related disease. If any claims are filed and diagnosed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the date of the claimant's birth, with older claimants given priority over younger claimants.

                  5.1(a)(2) Effect of Statutes of Limitations and Repose. To be eligible for a place in either the OC or Fibreboard FIFO Processing Queues, a claim must meet either (i) for claims first filed in the tort system against OC or Fibreboard, respectively, prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims that were not filed against either OC or Fibreboard in the tort system prior to the Petition Date, the applicable statute of limitation and repose that was in effect at the time of the filing with the PI Trust.

         However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against OC or Fibreboard prior to the Petition Date, whether in the tort system or by submission of the claim to OC or Fibreboard pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against OC or Fibreboard at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the submission by the claimant of a ballot in OC's Chapter 11 proceeding for purposes of voting on the Plan pursuant to the voting procedures approved by the Bankruptcy Court; or (E) the filing of a proof of claim with the requisite supporting documentation with the PI Trust after the Effective Date.

         If a PI Trust Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated as timely filed if it is actually filed with the PI Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the PI Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any PI Trust Claim by the PI Trust may be deferred at the election of the claimant pursuant to
Section 6.3 below.

             5.1(b) Processing of Claims. As a general practice, the PI Trust will review its claims files on a regular basis and notify all claimants whose claims are likely to come up in either the OC or Fibreboard FIFO Processing Queue in the near future. However, claims that were not filed (i) against OC or Fibreboard in the tort system or actually submitted to OC or Fibreboard pursuant to an administrative settlement agreement prior to the Petition Date, or (ii) against another defendant in the tort system prior to the Plan Filing Date, shall not be processed until after the Initial Claims Filing Date.

             5.1(c) Payment of Claims. PI Trust Claims against the OC and/or Fibreboard Sub-Accounts that have been liquidated by the Expedited Review Process as provided in Section 5.3(a) below, by the Individual Review Process as provided in Section 5.3(b) below, by arbitration as provided in Section
5.10 below, or by litigation in the tort system provided in Section 5.11 below, shall be paid in FIFO order from the relevant Sub-Account based on the date their liquidation became final (the "FIFO Payment Queue"), all such payments being subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio, except as otherwise provided herein.

         Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant's representative, an offer made by the PI Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the PI Trust has been furnished with evidence that the settlement offer has been submitted to such court or probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant's representative, the PI Trust shall pay the claim from the relevant Sub-Account in the amount so offered, multiplied by the Payment Percentage in effect for the Sub-Account at the time the offer was first made.

         If any claims are liquidated on the same date, the claimant's position in a Sub-Account's FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant's asbestos-related disease. If any claims are liquidated on the same date and the respective holders' asbestos-related diseases were diagnosed on the same date, those claimants' positions in the Sub-Account's FIFO Payment Queue shall be determined by the PI Trust based on the dates of the claimants' birth, with older claimants given priority over younger claimants.

         5.2 Resolution of Pre-Petition Liquidated PI Trust Claims.

             5.2(a) Processing and Payment. As soon as practicable after the Effective Date, the PI Trust shall pay, upon submission by the claimant of the applicable PI Trust proof of claim form (included in Attachment B) together with all documentation required thereunder, all OC Resolved Asbestos Personal Injury Claims and all Fibreboard Resolved Asbestos Personal Injury Claims (which terms are defined in the Plan and collectively referred to herein as "Pre-Petition Liquidated Claims").

         The liquidated value of a Pre-Petition Liquidated Claim shall be the unpaid amount of the claim, plus interest, if any, that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Petition Date; however, pursuant to Section 7.4 below, the liquidated value of a Pre-Petition Liquidated Claim shall not include any punitive or exemplary damages. In the absence of a Final Order of the Bankruptcy Court determining whether a settlement agreement is binding and judicially enforceable, a dispute between a claimant and the PI Trust over this issue shall be resolved pursuant to the same procedures in this TDP that are provided for resolving the validity and/or liquidated value of a PI Trust Claim (i.e., arbitration and litigation in the tort system as set forth in Sections 5.10 and 5.11 below).

         Pre-Petition Liquidated Claims shall be processed and paid from the OC and/or Fibreboard Sub-Accounts in accordance with their order in separate FIFO queues to be established for each Sub-Account by the PI Trust based on the date the PI Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions. If any Pre-Petition Liquidated Claims are filed with the PI Trust on the same date, the claimant's position in the Sub-Account's FIFO queue for such claims shall be determined by the date on which the claim was liquidated. If any Pre-Petition Liquidated Claims are both filed with the PI Trust and liquidated by a Sub-Account on the same dates, those claimants' positions in the FIFO queue shall be determined by the dates of the claimants' birth, with older claimants given priority over younger claimants.

             5.2(b) Marshalling of Security. Holders of Pre-Petition Liquidated Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the PI Trust. Only in the event that such security or surety is insufficient to pay the Pre-Petition Liquidated Claim in full shall the deficiency be processed and paid as a Pre-Petition Liquidated Claim.

         5.3 Resolution of Unliquidated PI Trust Claims. Within six months after the establishment of the PI Trust, the Trustees with the consent of the TAC and the Future Claimants' Representative shall adopt procedures for reviewing and liquidating all unliquidated PI Trust Claims, which shall include deadlines for processing such claims. Such procedures shall also require claimants seeking resolution of unliquidated PI Trust claims to first file a proof of claim form, together with the required supporting documentation, in accordance with the provisions of Sections 6.1 and 6.2 below. It is anticipated that the PI Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.

         The proof of claim form shall require the claimant to assert his or her OC and/or Fibreboard Claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all OC and Fibreboard Claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.

         Upon filing of a valid proof of claim form with the required supporting documentation, the claim shall be placed in the OC and/or Fibreboard FIFO Processing Queue in accordance with the ordering criteria described in Section 5.1(a) above, and shall advise the PI Trust whether the claim should be liquidated either under the PI Trust's Expedited Review Process described in Section 5.3(a) below or, in certain circumstances, the PI Trust's Individual Review Process described in Section 5.3(b) below.

             5.3(a) Expedited Review Process.

                  5.3(a)(1) In General. The PI Trust's Expedited Review Process is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all OC and Fibreboard Claims (except those involving Lung Cancer 2 - Disease Level VI) where the claim can easily be verified by the PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing PI Trust Claims than does the Individual Review Process described in Section 5.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

         Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value (or Values in the case of Multiple Exposure Claims) for such Disease Level set forth in Section 5.3(a)(3) below. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review shall be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding OC and/or Fibreboard Claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the PI Trust's Individual Review Process set forth in Section 5.3(b) below.

                  5.3(a)(2) Claims Processing under Expedited Review. All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the PI Trust's proof of claim form provided in Attachment B hereto. As a proof of claim form is reached in the OC or Fibreboard FIFO Processing Queue, the PI Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and shall advise the claimant of its determination. If a Disease Level is determined, the PI Trust shall tender to the claimant an offer of payment from the relevant OC or Fibreboard Sub-Account of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the PI Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the Sub-Account's FIFO Payment Queue, following which the PI Trust shall disburse payment subject to the limitations of the Maximum Available Payment and Claims Payment Ratio, if any.

                  5.3(a)(3) Disease Levels, Scheduled Values and Medical/Exposure Criteria. The eight Disease Levels covered by this TDP, together with the Medical/Exposure Criteria for each, and the separate OC and Fibreboard Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all PI Trust Voting Claims filed with the PI Trust on or before the Initial Claims Filing Date provided in
Section 5.1 above. Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Trustees may add to, change or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.


Disease Level                   OC/Fibreboard Scheduled Values           Medical/Exposure Criteria
-------------                   ------------------------------           -------------------------

Mesothelioma (Level VIII)       [to be provided]                         (1) Diagnosis(2) of mesothelioma; and (2)
                                                                         credible evidence of OC or Fibreboard
                                                                         Exposure (as defined in Section 5.7(b)(3)
                                                                         below)

Lung Cancer 1 (Level VII)       [to be provided]                         (1) Diagnosis of a primary lung cancer
                                                                         plus evidence of an underlying Bilateral
                                                                         Asbestos-Related Nonmalignant Disease(3),
                                                                         (2) six months OC or Fibreboard Exposure
                                                                         prior to December 31, 1982, (3)
                                                                         Significant Occupational Exposure to
                                                                         asbestos,(4) and (4) supporting medical
                                                                         documentation establishing asbestos
                                                                         exposure as a contributing factor in
                                                                         causing the lung cancer in question.


-----------------

2        The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in Section 5.7 below.

3        Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, V, and VII, means a report submitted by a qualified physician stating that the claimant has or had either (i) a chest X-ray read by a qualified B reader of 1/0 or higher on the ILO scale, or
(ii) a chest X-ray read by a qualified B reader or a CT scan read by a qualified physician, in either case showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification or (iii) pathology showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification, Solely for claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, if an ILO reading is not available, either (i) a chest X-ray read by a qualified B reading or a CT scan read by a qualified physician, in either case showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification, or (ii) pathology showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification, consistent with or compatible with a diagnosis of asbestos-related disease, shall be evidence of a Bilateral Asbestos-Related Nonmalignant Disease for purposes of meeting the presumptive medical requirements of Disease Levels I, II, V and VII.

4        "Significant Occupational Exposure" is defined in Section 5.7 below.


Lung Cancer 2 (Level VI)        None                                     (1) Diagnosis of a primary lung cancer;
                                                                         (2) OC or Fibreboard Exposure prior to
                                                                         December 31, 1982, and (3) supporting
                                                                         medical documentation establishing
                                                                         asbestos exposure as a contributing factor
                                                                         in causing the lung cancer in question.

                                                                         Lung Cancer 2 (Level VI) claims are claims
                                                                         that do not meet the more stringent
                                                                         medical and/or exposure requirements of
                                                                         Lung Cancer (Level VII) claims. All claims
                                                                         in this Disease Level will be individually
                                                                         evaluated. The estimated likely Average
                                                                         Value of the individual evaluation awards
                                                                         for this category for OC Claims is [to be
                                                                         provided] and for Fibreboard Claims is [to
                                                                         be provided], with such awards capped at a
                                                                         Maximum Value of [to be provided] for OC
                                                                         Claims and [to be provided] for Fibreboard
                                                                         Claims, unless the claim qualifies for
                                                                         Extraordinary Claim treatment (discussed
                                                                         in Section 5.4 below).

                                                                         Level VI claims that show no evidence of
                                                                         either an underlying Bilateral
                                                                         Asbestos-Related Non-malignant Disease or
                                                                         Significant Occupational Exposure may be
                                                                         individually evaluated, although it is not
                                                                         expected that such claims will be treated
                                                                         as having any significant value,
                                                                         especially if the claimant is also a
                                                                         Smoker.(5) In any event, no presumption of
                                                                         validity will be available for any claims
                                                                         in this category.

---------------------

5        There is no distinction between Non-Smokers and Smokers for either Lung Cancer (Level VII) or Lung Cancer
(Level VI), although a claimant who meets the more stringent requirements of Lung Cancer (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the [to be provided] Scheduled Values for Lung Cancer (Level VII) claims against OC and
Fibreboard, respectively, shown above. "Non-Smoker" means a claimant who either (a) never smoked or (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.



Other Cancer (Level V)          [to be provided]                         (1) Diagnosis of a primary colo-rectal,
                                                                         laryngeal, esophageal, pharyngeal, or
                                                                         stomach cancer, plus evidence of an
                                                                         underlying Bilateral Asbestos-Related
                                                                         Nonmalignant Disease, (2) six months OC or
                                                                         Fibreboard Exposure prior to December 31,
                                                                         1982, (3) Significant Occupational
                                                                         Exposure to asbestos, and (4) supporting
                                                                         medical documentation establishing
                                                                         asbestos exposure as a contributing factor
                                                                         in causing the other cancer in question.

Severe Asbestosis (Level IV)    [to be provided]                         (1) Diagnosis of asbestosis with ILO of
                                                                         2/1 or greater, or asbestosis determined
                                                                         by pathological evidence of asbestos(6),
                                                                         plus (a)TLC less than 65%, or (b) FVC less
                                                                         than 65% and FEV1/FVC ratio greater than
                                                                         65%, (2) six months OC or Fibreboard
                                                                         Exposure prior to December 31, 1982, (3)
                                                                         Significant Occupational Exposure to
                                                                         asbestos, and (4) supporting medical
                                                                         documentation establishing asbestos
                                                                         exposure as a contributing factor in
                                                                         causing the pulmonary disease in question.

Asbestosis/
Pleural Disease (Level III)     [to be provided]                         (1) Diagnosis of asbestosis with ILO of
                                                                         1/0 or greater or asbestosis determined by
                                                                         pathology, or bilateral pleural disease of
                                                                         B2 or greater, plus (a) TLC less than 80%,
                                                                         or (b) FVC less than 80% and FEV1/FVC
                                                                         ratio greater than or equal to 65%, and
                                                                         (2) six months OC or Fibreboard Exposure
                                                                         prior to December 31, 1982, (3)
                                                                         Significant Occupational Exposure to
                                                                         asbestos, and (4) supporting medical
                                                                         documentation establishing asbestos
                                                                         exposure as a contributing factor in
                                                                         causing the pulmonary disease in question.

Asbestosis/
Pleural Disease (Level II)      [to be provided]                         (1) Diagnosis of a Bilateral
                                                                         Asbestos-Related Nonmalignant Disease, and
                                                                         (2) six months OC or Fibreboard Exposure
                                                                         prior to December 31, 1982, and (3) five
                                                                         years cumulative occupational exposure to
                                                                         asbestos.

Other Asbestos Disease
(Level I - Cash Discount
Payment)                        [to be provided]                         (1) Diagnosis of a Bilateral Asbestos-
                                                                         Related Nonmalignant Disease or an
                                                                         asbestos-related malignancy other than
                                                                         mesothelioma, and (2) OC or Fibreboard
                                                                         Exposure prior to December 31, 1982.

--------------------------

6        Proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special
Issue of the Archives of Pathology and Laboratory Medicine, "Asbestos-associated Diseases," Vol. 106, No. 11,
App. 3 (October 8, 1982).



             5.3(b) Individual Review Process

                  5.3(b)(1) In General.

                            5.3(b)(1)(A) Review of Medical/Exposure Criteria.
The PI Trust's Individual Review Process provides an OC or Fibreboard claimant with an opportunity for individual consideration and evaluation of a PI Trust Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, and VII-VIII. In such a case, the PI Trust shall either deny the claim, or, if the PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim as defined in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

                            5.3(b)(1)(B) Review of Liquidated Value. Claimants
holding claims involving Disease Levels II - VIII shall also be eligible to seek Individual Review of the liquidated value of their OC and Fibreboard Claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments from the OC and/or Fibreboard Sub-Accounts equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any OC or Fibreboard Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII shall not exceed the Maximum Value for the relevant Disease Level set forth in
Section 5.3(b)(4) below, unless the claim meets the requirements of an Extraordinary Claim described in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their PI Trust Claims later than would have been the case had the claimant elected the Expedited Review Process.

                  5.3(b)(2) Valuation Factors to be Considered in Individual Review. The PI Trust shall liquidate the value of each OC and Fibreboard Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The PI Trust will thus take into consideration the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question;
(ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure to an asbestos-containing product for which OC or Fibreboard has legal responsibility prior to December 31, 1982 (for example, alternative causes, and the strength of documentation of injuries; (iv) the industry of exposure; and (v) settlements, verdicts, and the claimant's and other law firms' experience in the Claimant's Jurisdiction for similarly situated claims.

         For these purposes, the "Claimant's Jurisdiction" is the jurisdiction in which the claim was filed (if at all) against OC or Fibreboard in the tort system prior to the Petition Date. If the claim was not filed against OC or Fibreboard in the tort system prior to the Petition Date, the claimant may elect as the Claimant's Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the PI Trust; or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product for which OC or Fibreboard has legal responsibility.

                  5.3(b)(3) Processing and Payment Limitations for Claims Involving Disease Levels III and II. The PI Trust shall administer Individual Review for Disease Levels III and II so that Individual Review does not reduce payments to claimants electing the Scheduled Value for such PI Trust Claims under Expedited Review. As one means of implementing this requirement, the following shall apply for Disease Levels III and II claims:

                            5.3(b)(3)(A) Disease Level III Claims. No more
than 13% or 9% of Disease Level III claims paid in any year from either the OC or the Fibreboard Sub-Account, respectively, shall be PI Trust Claims allowed under Individual Review, and the total payments to such Disease Level III claims allowed under Individual Review shall be no more than 17% or 13% of payments to all Disease Level III claimants from either the OC or Fibreboard Sub-Account, respectively, during any year.

                            5.3(b)(3)(B) Disease Level II Claims. No more than
15% or 36% of Disease Level II claims paid in any year from either the OC or the Fibreboard Sub-Account, respectively, shall be PI Trust Claims allowed under Individual Review, and the total payments to such Disease Level II claims allowed under Individual Review shall be no more than 24% or 47% of payments to all Disease Level II claimants from either the OC or Fibreboard Sub-Account, respectively, during any year.

                  5.3(b)(4) Scheduled, Average and Maximum Values. The Scheduled, Average and Maximum Values for the Disease Levels compensable under this TDP from the OC and Fibreboard Sub-Accounts are the following:


                                    OC FUND

Scheduled Disease                         Scheduled Value     Average Value        Maximum Value
-----------------                         ---------------     -------------        -------------

Mesothelioma (Level VIII)                 [to be provided]    [to be provided]     [to be provided]

Lung Cancer 1 (Level VII)                 [to be provided]    [to be provided]     [to be provided]

Lung Cancer 2 (Level VI)                  None                [to be provided]     [to be provided]

Other Cancer (Level V)                    [to be provided]    [to be provided]     [to be provided]

Severe Asbestosis (Level IV)              [to be provided]    [to be provided]     [to be provided]

Asbestosis/Pleural Disease
     (Level III)                          [to be provided]    [to be provided]     [to be provided]

Asbestosis/Pleural Disease
     (Level II)                           [to be provided]    [to be provided]     [to be provided]

Other Asbestos Disease
Cash Discount Payment (Level I)           [to be provided]    None                 None



                                           Fibreboard FUND

Scheduled Disease                         Scheduled Value     Average Value        Maximum Value
-----------------                         ---------------     -------------        -------------

Mesothelioma (Level VIII)                 [to be provided]    [to be provided]     [to be provided]

Lung Cancer 1 (Level VII)                 [to be provided]    [to be provided]     [to be provided]

Lung Cancer 2 (Level VI)                  None                [to be provided]     [to be provided]

Other Cancer (Level V)                    [to be provided]    [to be provided]     [to be provided]

Severe Asbestosis (Level IV)              [to be provided]    [to be provided]     [to be provided]

Asbestosis/Pleural Disease
      (Level III)                         [to be provided]    [to be provided]     [to be provided]

Asbestosis/Pleural Disease
      (Level II)                          [to be provided]    [to be provided]     [to be provided]

Other Asbestos Disease
Cash Discount Payment (Level I)           [to be provided]         None             None



         These OC and Fibreboard Scheduled Values, Average Values and Maximum Values shall apply to all PI Trust Voting Claims filed with the PI Trust on or before the Initial Claims Filing Date as provided in Section 5.1 above. Thereafter, the PI Trust, with the consent of the TAC and the Future Claimants' Representative pursuant to Sections 5.7(b) and 6.6(b) of the PI Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

         5.4 Categorizing Claims as Extraordinary and/or Exigent Hardship

             5.4(a) Extraordinary Claims. "Extraordinary Claim" means a PI Trust Claim that otherwise satisfies the Medical Criteria for Disease Levels II - VIII, and that is held by a claimant whose exposure to asbestos (i) occurred predominately as the result of working in a manufacturing facility of OC or Fibreboard during a period in which OC or Fibreboard was manufacturing asbestos-containing products at that facility, or (ii) was at least 75% the result of exposure to an asbestos-containing product for which OC or Fiberboard has legal responsibility, and in either case there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels II - V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage.

         Any dispute as to Extraordinary Claim status shall be submitted to a special Extraordinary Claims Panel to be established by the PI Trust with the consent of the TAC and the Future Claimants' Representative. All decisions of the Extraordinary Claims Panel shall be final and not subject to any further administrative or judicial review. An Extraordinary Claim, following its liquidation, shall be placed in the Trust's FIFO Queue ahead of all other PI Trust Claims except Exigent Hardship Claims, which shall be first in said Queue, based on its date of liquidation and shall be subject to the Maximum Available Payment and Claims Payment Ratio described above.

             5.4(b) Exigent Hardship Claims. At any time the PI Trust may liquidate and pay certain PI Trust Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the relevant Sub-Account's FIFO Payment Queue ahead of all other liquidated claims, and shall be subject to the Maximum Available Payment and Claims Payment Ratio described above. A PI Trust Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the PI Trust, in its sole discretion, determines
(i) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (ii) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

         5.5 Secondary Exposure Claims. If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her OC and/or Fibreboard Claim pursuant to Section 5.3(b) above. In such a case, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this TDP that would have been applicable had that person filed a direct claim against the PI Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels described in
Section 5.3(a)(3) above, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to asbestos products produced by OC or Fibreboard, and that such secondary exposure to OC or Fibreboard products was a cause of the claimed disease. The proof of claim form included in Attachment B hereto contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under this TDP shall be applicable to such claims.

         5.6 Indirect PI Trust Claims. Indirect PI Trust Claims asserted against either the OC or Fibreboard Sub-Accounts based upon theories of contribution or indemnification under applicable law, may not be processed or paid by the PI Trust unless (a) such claim satisfied the requirements of the Bar Date for such claims established by the Bankruptcy Court, if applicable, and is not otherwise discharged by Section 502(e) of the Code, and (b) the holder of such claim (the "Indirect Claimant") establishes to the satisfaction of the Trustees that (i) the Indirect Claimant has paid in full the liability and obligations of the Trust to the individual claimant to whom the PI Trust would otherwise have had a liability or obligation under these Procedures (the "Direct Claimant"), (ii) the Direct Claimant and the Indirect Claimant have forever released the Trust from all liability to the Direct Claimant, and
(iii) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law. In no event shall any Indirect Claimant have any rights against the PI Trust superior to the rights of the related Direct Claimant against the PI Trust, including any rights with respect to the timing, amount or manner of payment. In addition, no Indirect Claim may be liquidated and paid an amount that exceeds what the Indirect Claimant has actually paid the related Direct Claimant.

         The PI Trust shall not pay any Indirect Claimant unless and until the Indirect Claimant's aggregate liability for the Direct Claimant's claim has been fixed, liquidated and paid fully by the Indirect Claimant by settlement (with an appropriate full release in favor of the PI Trust) or a Final Order (as defined in the Plan) provided that such claim is valid under the applicable state law. In any case where the Indirect Claimant has satisfied the claim of a Direct Claimant against the PI Trust under applicable law by way of a settlement, the Indirect Claimant shall obtain for the benefit of the PI Trust a release in form and substance satisfactory to the Trustees. The Trustees may develop and approve a separate proof of claim form for Indirect PI Trust Claims.

         Indirect PI Trust Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Bankruptcy Court shall be processed in accordance with procedures to be developed and implemented by the Trustees, which procedures (a) shall determine the validity, allowability and enforceability of such claims; and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the PI Trust would have afforded the holders of the underlying valid PI Trust Claims.

         5.7 Evidentiary Requirements

             5.7(a) Medical Evidence.

                  5.7(a)(1) In General. All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or
(ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the PI Trust as a diagnosis.

                            5.7(a)(1)(A). Disease Levels I-IV. Except for
claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) either an X-ray reading by a certified B-reader showing bilateral pleural disease or bilateral interstitial fibrosis or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis, and (C) pulmonary function testing(7) if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level
IV)(8), and (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) either an X-ray reading by a certified B reader showing bilateral pleural disease or bilateral interstitial fibrosis or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis.

--------------

7       "Pulmonary Function Testing" shall mean spirometry testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration.

8        All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III)
not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the PI Trust may rebut such presumptions.


                            5.7(a)(1)(B). Disease Levels V-VIII. Except for
claims filed against OC, Fibreboard or another asbestos defendant in the tort system prior to the Petition Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the malignant asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

                            5.7(a)(1)(C). Treatment of Certain Pre-Petition
Claims. If the holder of a claim that was filed against OC or Fibreboard or another defendant in the tort system prior to the Petition Date has available the medical evidence described in Sections 5.7(a)(1)(A) and 5.7(a)(1)(B), or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the holder shall provide such medical evidence to the PI Trust notwithstanding the exceptions in Sections 5.7(a)(1)(A) and 5.7(a)(1)(B).

                  5.7(a)(2) Credibility of Medical Evidence. Before making any payment to a claimant, the PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards. The PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to OC to settle for payment similar disease cases prior to OC's bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the PI Trust may seek to rebut the presumption.

         In addition, claimants who otherwise meet the requirements of this TDP for payment of a PI Trust Claim shall be paid irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system involving another defendant, other than any findings of fact, a verdict, or a judgment, may be introduced by either the claimant or the PI Trust in any Individual Review proceeding conducted pursuant to 5.3(b) or any Extraordinary Claim proceeding conducted pursuant to 5.4(a).

             5.7(b) Exposure Evidence

                  5.7(b)(1) In General. As set forth in Section 5.3(a)(3) above, to qualify for any Disease Level, the claimant must demonstrate a minimum exposure to an asbestos-containing product manufactured or distributed by OC or Fibreboard. Claims based on conspiracy theories that involve no exposure to an asbestos-containing product produced by OC or Fibreboard are not compensable under this TDP. To meet the presumptive exposure requirements of Expedited Review set forth in Section 5.3(a)(3) above, the claimant must show (i) for all Disease Levels, OC or Fibreboard Exposure as defined in
Section 5.7(b)(3) below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months OC or Fibreboard Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level
VII), the claimant must show six months OC or Fibreboard Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos as defined below. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review pursuant to Section 5.3(b) above of his or her exposure to an asbestos-containing product for which by OC or Fibreboard has legal responsibility.

                  5.7(b)(2) Significant Occupational Exposure. "Significant Occupational Exposure" means employment for a cumulative period of at least five years, with a minimum of two years prior to December 31, 1982 in an industry and an occupation in which the claimant (a) handled raw asbestos fibers on a regular basis; (b) fabricated asbestos-containing products so that the claimant in the fabrication process was exposed on a regular basis to raw asbestos fibers; (c) altered, repaired or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to asbestos fibers; or (d) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (a), (b) and/or (c).

                  5.7(b)(3) OC or Fibreboard Exposure. All PI Trust claimants must demonstrate meaningful and credible exposure, which occurred prior to December 31, 1982, to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained , or repaired by either OC or Fibreboard, and/or any entity, including an OC or Fibreboard contracting unit, for which OC or Fibreboard has legal liability. That meaningful and credible exposure evidence may be established by an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the PI Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The specific exposure information required by the PI Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the PI Trust, which is attached as Attachment B hereto. The PI Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary.

         5.8 Claims Audit Program. The PI Trust with the consent of the TAC and the Future Claimants' Representative may develop methods for auditing the reliability of medical evidence, including additional reading of X-rays, CT scans and verification of pulmonary function tests, as well as the reliability of evidence of exposure to asbestos, including exposure to asbestos-containing products manufactured or distributed by OC or Fibreboard prior to December 31, 1982. In the event that the PI Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Trust, it may decline to accept additional evidence from such provider in the future.

         Further, in the event that an audit reveals that fraudulent information has been provided to the PI Trust, the PI Trust may penalize any claimant or claimant's attorney by disallowing the PI Trust Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants' PI Trust Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant's attorney for presenting a fraudulent claim in violation of 18 U.S.C. ss.152, and seeking sanctions from the Bankruptcy Court.

         5.9 Second Disease (Malignancy) Claims. The holder of a PI Trust Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) may file a new PI Trust Claim against the PI Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant was paid with respect to his or her original claim involving the non-malignant disease.

         5.10 Arbitration.

             5.10(a) Establishment of ADR Procedures. The PI Trust, with the consent of the TAC and the Future Claimants' Representative, shall institute binding and non-binding arbitration procedures in accordance with the ADR Procedures included in Attachment A hereto for resolving disputes concerning whether a Pre-Petition settlement agreement with AWI is binding and judicially enforceable in the absence of a Final Order of the Bankruptcy Court determining the issue, whether the PI Trust's outright rejection or denial of a claim was proper, or whether the claimant's medical condition or exposure history meets the requirements of this TDP for purposes of categorizing a claim involving Disease Levels I - VIII. Binding and non-binding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels II - VIII.

         In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in Section 5.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels II - VIII, the arbitrator shall consider the same valuation factors that are set forth in Section 5.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the PI Trust, may elect either non-binding or binding arbitration. The ADR Procedures set forth in Attachment A hereto may be modified by the PI Trust with the consent of the TAC and the Future Claimants' Representative.

             5.10(b) Claims Eligible for Arbitration. In order to be eligible for arbitration, the claimant must first complete the Individual Review Process set forth in Section 5.3(b) above, as well as either the Pro-Bono Evaluation or the Mediation processes set forth in the ADR Procedures included in Attachment A, with respect to the disputed issue. Individual Review will be treated as completed for these purposes when the claim has been individually reviewed by the PI Trust, the PI Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the PI Trust of the rejection in writing.

             5.10(c) Limitations on and Payment of Arbitration Awards. In the case of a non-Extraordinary Claim involving Disease Levels II - VIII, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate Disease Level as set forth in Section 5.3(a)(4) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the Maximum Extraordinary Value for such a claim as set forth in Section 5.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who accepts the Trust's original valuation of the claim.

         5.11 Litigation. Claimants who elect non-binding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the PI Trust pursuant to Section 7.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the PI Trust's available cash only as provided in Section 7.7 below.

                                  SECTION VI

                               Claims Materials

         6.1 Claims Materials. The PI Trust shall prepare suitable and efficient claims materials ("Claims Materials") for all PI Trust Claims, and shall provide such Claims Materials upon a written request for such materials to the PI Trust. The proof of claim form to be submitted to the PI Trust shall require the claimant to assert the highest Disease Level for which the claim qualifies at the time of filing, and shall include a certification by the claimant or his or her attorney sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. A copy of the proof of claim forms to be used by the PI Trust for OC and Fibreboard Pre-Petition Liquidated Claims and unliquidated PI Trust Claims are included in Attachment B hereto. The proof of claim forms may be changed by the PI Trust with the consent of the TAC and the Future Claimants' Representative.

         6.2 Content of Claims Materials. The Claims Materials shall include a copy of this TDP, such instructions as the Trustees shall approve, and a detailed proof of claim form. If feasible, the forms used by the PI Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant's attorney, the PI Trust may also obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the PI Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the PI Trust. If requested by the claimant, the PI Trust shall accept information provided electronically. The claimant may, but will not be required to, provide the PI Trust with evidence of recovery from other asbestos defendants and claims resolution organizations.

         6.3 Withdrawal of Claims. A claimant can withdraw a PI Trust Claim at any time upon written notice to the PI Trust and file another claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based the date of such subsequent filing. A claimant can also request that the processing of his or her PI Trust Claim by the PI Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for PI Trust Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the PI Trust's offer is required, or a PI Trust Claim for which deferral status has been granted, a claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the PI Trust's offer of payment or rejection of the claim. Upon written request and good cause, the PI Trust may extend either the deferral or withdrawal period for an additional six months.

         6.4 Filing Requirements and Fees. The Trustees shall have the discretion to determine, with the consent of the TAC and the Futures Representative, (a) whether a claimant must have previously filed the PI Trust Claim in the tort system to be eligible to file the claim with the PI Trust and (b) whether a filing fee should be required for any PI Trust claims.

                                  SECTION VII

             General Guidelines for Liquidating and Paying Claims

         7.1 Showing Required. To establish a valid PI Trust Claim, a claimant must meet the requirements set forth in this TDP. The PI Trust may require the submission of X-rays, CT scans, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the PI Trust Claim, and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

         7.2 Costs Considered. Notwithstanding any provisions of this TDP to the contrary, the Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid PI Trust Claims so that the payment of valid PI Trust Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a PI Trust Claim. The Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the PI Trust so that valid PI Trust Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustees, in appropriate circumstances, from contesting the validity of any claim against the PI Trust whatever the costs, or declining to accept medical evidence from sources that the Trustees have determined to be unreliable pursuant to the Claims Audit Program described in Section 5.7 above.

         7.3 Discretion to Vary the Order and Amounts of Payments in Event of Limited Liquidity. Consistent with the provisions hereof and subject to the FIFO Processing and Liquidation Queues, the Maximum Annual Payment, the Maximum Available Payment and the Claims Payment Ratio requirements set forth above, the Trustees shall proceed as quickly as possible to liquidate valid PI Trust Claims, and shall make payments to holders of such claims in accordance with this TDP from the OC and/or Fibreboard Sub-Accounts promptly as monies become available and as claims are liquidated, while maintaining sufficient assets within each Sub-Account to pay future valid claims in substantially the same manner.

         Because the PI Trust's income over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment for claims against either Sub-Account. However, the Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Trustees, the purposes of the PI Trust, the established allocation of monies to claims in Categories A and B, and the practical limitations imposed by the inability to predict the future with precision. In the event that either or both of the OC or the Fibreboard Sub-Accounts face temporary periods of limited liquidity, the Trustees may, with the consent of the TAC and the Future Claimants' Representative, suspend the normal order of payment from such Sub-Account, may temporarily limit or suspend payments from such Sub-Account altogether, and may offer a Reduced Payment Option for the Sub-Account as described in Section 2.5 above.

         7.4 Punitive Damages. In determining the value of any liquidated or unliquidated PI Trust Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

         7.5 Interest.

             7.5(a) In General. Except for PI Trust Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, interest shall be paid on all PI Trust Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant shall receive interest for a period in excess of seven (7) years. The applicable interest rate shall be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the PI Trust shall have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.

             7.5(b) Unliquidated PI Trust Claims. Interest shall be payable on the Scheduled Value of any unliquidated PI Trust Claim that meets the requirements of Disease Levels II - V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unliquidated PI Trust Claim that meets the requirements of Disease Level VI shall be based on the Average Value of such a claim. Interest on all such unliquidated claims shall be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against OC or Fibreboard prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; or (c) the claim was filed with the PI Trust after the Effective Date.

             7.5(c) Interest on Liquidated Pre-Petition Claims. Interest shall also be payable on the liquidated value of all Pre-Petition Liquidated Claims described in Section 5.2(a) above. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest shall be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of Pre-Petition Liquidated Claims liquidated by a binding, judicially enforceable settlement, interest shall be measured from the date of payment back to the date that is one year after the Petition Date.

         7.6 Suits in the Tort System. If the holder of a disputed claim disagrees with the PI Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration as provided in Section 5.10 above, the holder may file a lawsuit in the Claimant's Jurisdiction as defined in Section 5.3(b)(2) above. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the PI Trust, all defenses which could have been asserted by OC or Fibreboard) shall be available to both sides at trial; however, the PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed with the PI Trust, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

         7.7 Payment of Judgments for Money Damages. If and when an OC or Fibreboard claimant obtains a judgment in the tort system, the claim shall be placed in the relevant FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant shall receive from the OC or Fibreboard Sub-Account an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the PI Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions set forth above).

         In the case of non-Extraordinary claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in Section 5.3(b)(4). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the Maximum Value for such claims set forth in Section 5.4(a) above. Under no circumstances shall interest be paid pursuant to
Section 7.5 or under any statute on any judgments obtained in the tort system.

         7.8 Releases. The Trustees shall have the discretion to determine the form and substance of the releases to be provided to the PI Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the PI Trust. As a condition to making any payment to a claimant, the PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

         7.9 Third-Party Services. Nothing in this TDP shall preclude the PI Trust from contracting with another asbestos claims resolution organization to provide services to the PI Trust so long as decisions about the categorization and liquidated value of PI Trust Claims are based on the relevant provisions of this TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.

         7.10 PI Trust Disclosure of Information. Periodically, but not less often than once a year, the PI Trust shall make available to claimants and other interested parties, the number of claims by disease levels that have been resolved both by the Individual Review Process and by arbitration as well as by litigation in the tort system, indicating the amounts of the awards and the averages of the awards by jurisdiction.

                                 SECTION VIII

                                 Miscellaneous

         8.1 Amendments. Except as otherwise provided herein, the Trustees may amend, modify, delete, or add to any provisions of this TDP (including, without limitation, amendments to conform this TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the TAC and the Future Claimants' Representative pursuant to the Consent Process set forth in Sections 5.7(b) and 6.6(b) of the PI Trust Agreement, except that the right to amend the Claims Payment Ratio is governed by the restrictions in Section 2.5 above, and the right to adjust the Payment Percentage is governed by Section 4.2 above.

         8.2 Severability. Should any provision contained in this TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this TDP. Should any provision contained in this TDP be determined to be inconsistent with or contrary to OC's or Fibreboard's obligations to any insurance company providing insurance coverage to OC and/or Fibreboard in respect of claims for personal injury based on exposure to asbestos-containing products manufactured or produced by OC or Fibreboard, the PI Trust with the consent of the TAC and the Future Claimants' Representative may amend this TDP and/or the PI Trust Agreement to make the provision of either or both documents consistent with the duties and obligations of AWI to said insurance company.

         8.3 Governing Law. Except for purposes of determining the liquidated value of any PI Trust Claim, administration of this TDP shall be governed by, and construed in accordance with, the laws of the State of Delaware. The law governing the liquidation of PI Trust Claims in the case of Individual Review, arbitration or litigation in the tort system shall be the law of the Claimant's Jurisdiction as described in Section 5.3(b)(2) above.

                                   EXHIBIT E

                                  FIBREBOARD
              ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST AGREEMENT

         This Trust Agreement is among Fibreboard Corporation, a Delaware corporation and debtor-in-possession ("FB"), and [insert name of Trustee], as Trustee ("Trustee"), pursuant to the Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-In-Possession, dated January 17, 2003 (the "Plan").

         WHEREAS, at the time of the entry of the order for relief in the Chapter 11 Cases, FB was named as a defendant in property damage actions seeking recovery for damages allegedly caused by the presence of asbestos or asbestos-containing products in buildings and other property, and

         WHEREAS, FB has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Delaware and administratively consolidated with In re Owens Corning, et al., Case No. 00-3837 (JKF) ("Chapter 11 Cases"), and

         WHEREAS, the Plan, filed by the Debtors, the Official Committee for Asbestos Claimants ("Asbestos Claimants' Committee"), and the Legal Representative for Future Claimants appointed by the Bankruptcy Court pursuant to its order of September 28, 2001 ("Future Representative"), has been confirmed by the Bankruptcy Court, and

         WHEREAS, the Plan provides, inter alia, for the creation of the Fibreboard Asbestos Property Damage Settlement Trust (the "FB Property Damage Trust"), and

         WHEREAS, pursuant to the Plan, the FB Property Damage Trust is to be funded in whole by the FB Asbestos Property Damage Insurance Assets, and

         WHEREAS, pursuant to the Plan, the FB Property Damage Trust is to use its assets or income to pay FB Asbestos Property Damage Claims, and

         WHEREAS, the Plan provides, among other things, for the complete settlement and satisfaction of all liabilities and obligations of FB with respect to FB Asbestos Property Damage Claims; and

         WHEREAS, pursuant to the Plan, the FB Property Damage Trust is intended to qualify as a "Qualified Settlement Fund" within the meaning of
Section 1 468B-1 of the Treasury Regulations promulgated under Section 468B of the Internal Revenue Code, and

         WHEREAS, pursuant to the Plan, all Fibreboard Asbestos Property Damage Claims will be channeled to the FB Property Damage Trust and all Persons shall otherwise be permanently and forever stayed, restrained, and enjoined from taking any Enjoined Actions for the purposes of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any FB Asbestos Property Damage Claims,

         NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

         As used herein, the following terms shall have the meanings specified below:

         1.1 "Affiliate" of, or a Person "Affiliated" with, a specified Person, is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, that with respect to an "Affiliate" of a Debtor or a Person "Affiliated" with a Debtor, such term shall include, without limiting the foregoing definition, the meaning ascribed thereto in
Section 101(2) of the Bankruptcy Code.

         1.2 "Assets" means the FB Asbestos Property Damage Insurance Assets, as that term is defined in Section 1.92 of the Plan.

         1.3 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Case to the extent of any reference made to it by the District Court pursuant to 28 U.S.C. ss.157 as a unit of such District Court pursuant to 28 U.S.C. ss.151.

         1.4 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Federal Rule of Bankruptcy Procedure 9006(a)), on which commercial banks are open for business in New York, New York.

         1.5 "Claim" means a claim as defined in Section 101(5) of the Bankruptcy Code against the Debtors, or any of them, whether or not asserted.

         1.6 "Class" means a category of holders of Claims or Interests, as described in Articles II and III of the Plan.

         1.7 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         1.8 "Disallowed Claim" means a FB Asbestos Property Damage Claim that is disallowed in its entirety pursuant to the FB Asbestos Property Damage Trust Distribution Procedures.

         1.9 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in
Article XII of the Plan, and is the effective date of the Plan.

         1.10 "Encumbrance" means, with respect to any property, tangible or intangible, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any nature in respect of such property (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         1.11 "Enjoined Action" means (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order;
(iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance; (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

         1.12 "Entity" means an individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

         1.13 "FB Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy, or liability against, or debt or obligation of, any FB Person, whether or not the facts or legal basis for such right, claim, remedy, liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise for, relating to, or arising by reason of, directly or indirectly, damage to property, including, without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person prior to the Petition Date, or for which any FB Person is liable due to the acts or omissions of any FB Person, including, without express or implied limitation, any right, claim, remedy, liability against, or debt or obligation for compensatory damages (such as proximate, consequential, general and special damages) and including punitive damages. FB Asbestos Property Damage Claims include FB Indirect Asbestos Property Damage Claims.

         1.14 "FB Asbestos Property Damage Claims Procedures" means the FB Asbestos Property Damage Trust Distribution Procedures to be implemented by the FB Property Damage Trustee pursuant to the terms and conditions of the Plan and the FB Asbestos Property Damage Trust Agreement to process, liquidate, and pay FB Asbestos Property Damage Claims, and attached hereto as Annex A.

         1.15 "FB Asbestos Property Damage Trustee" means the Person confirmed by the Bankruptcy Court to serve as the trustee of the FB Property Damage Trust, pursuant to the terms of the FB Asbestos Property Damage Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the FB Asbestos Property Damage Trust Agreement.

         1.16 "FB Indirect Asbestos Property Damage Claim" means any present or future right to payment, claim, remedy or liability against, or debt or obligation of, any FB Person, whether or not the facts of or legal basis for such right, claim, remedy or liability, debt or obligation are known or unknown, under any theory of law, equity, admiralty, or otherwise that is (i) asserted by (A) any Person (other than (I) an FB Person or (II) a Related Person of the Debtors or Reorganized Debtors entitled to indemnification pursuant to Section 7.5 of the Plan) who has been, is, or may be a defendant in an action seeking damages for, relating to, or arising by reason of, directly or indirectly, damage to property, including without limitation, diminution in the value thereof, or environmental damage or economic loss related thereto, caused or allegedly caused, directly or indirectly, in whole or in part by the presence in buildings or other systems or structures of asbestos or asbestos-containing products for which any FB Person may be legally liable, including, without limitation, the presence of, or exposure to, asbestos or asbestos-containing products that were manufactured, installed, fabricated, sold, supplied, produced, distributed, released or in any way at any time marketed or disposed of by any FB Person, prior to the Petition Date, or for which any FB Person is otherwise liable due to the acts or omissions of any FB Person or (B) any assignee or transferee of such Person, and (ii) on account of alleged liability of any FB Person for reimbursement, contribution, subrogation or indemnification of any portion of any damages such Person has paid or may pay to the plaintiff in such action.

         1.17 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.18 "Petition Date" means October 5, 2000, the date of the Filing.

         1.19 "Proof of Claim" means the proof of claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of claims or interests against the Debtors.

         1.20 "Related Parties" means (a) any past or present affiliate of any of the Debtors or the Reorganized Debtors, (b) any predecessor in interest of any of the Debtors or the Reorganized Debtors, or (c) any Entity that owned a financial interest in any of the Debtors or the Reorganized Debtors, any past or present affiliate of any of the Debtors or the Reorganized Debtors, or any predecessor in interest of any of the Debtors or the Reorganized Debtors.

         All capitalized terms used herein and not defined in this Article I or in another provision of this Trust Agreement shall have the meanings assigned to them in the Plan and/or the Bankruptcy Code, which definitions are incorporated by reference herein.

                                  ARTICLE 2

                              AGREEMENT OF TRUST
                              ------------------

         2.1 Creation and Name. The Settlors hereby create a trust known as the "Fibreboard Asbestos Property Damage Settlement Trust," which is the FB Property Damage Trust provided for and referred to in the Plan. The Trustee of the FB Property Damage Trust may transact the business and affairs of the FB Property Damage Trust in the name, "Fibreboard Asbestos Property Damage Settlement Trust."

         2.2 Purpose. The purpose of the FB Property Damage Trust is to assume any and all liabilities of Fibreboard or its Affiliates, with respect to any and all FB Asbestos Property Damage Claims, and to use the FB Property Damage Trust's assets and income to promptly pay holders of valid FB Asbestos Property Damage Claims. This purpose shall be fulfilled through the provisions of this Trust Agreement and the FB Asbestos Property Damage Claims Procedures attached hereto as Annex A.

         2.3 Transfer of Assets. The Settlors hereby transfer and assign to the FB Property Damage Trust the property set forth in Section 11.3 of the Plan (herein the "Assets").

         2.4 Acceptance of Assets and Assumption of Liabilities.

         (a) In furtherance of the purposes of the FB Property Damage Trust, the Trustee, on behalf of the FB Property Damage Trust, hereby expressly accepts the transfer and assignment to the FB Property Damage Trust of the Assets.

         (b) In furtherance of the purposes of the FB Property Damage Trust, and subject to Article 5.4 hereof, the Trustee, on behalf of the FB Property Damage Trust, expressly assumes all liability for all FB Asbestos Property Damage Claims as provided for in Section 11.4 of the Plan. Except as otherwise provided in the FB Asbestos Property Damage Claims Procedures, the FB Property Damage Trust shall have all defenses, cross-claims, offsets, and recoupments regarding FB Asbestos Property Damage Claims that FB has or would have had under applicable law.

         (c) Nothing in this section or any other section of this Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the general injunction issued in connection with the Plan or the FB Property Damage Trust's assumption of all liability with respect to FB Asbestos Property Damage Claims.

                                   ARTICLE 3

                        POWERS AND TRUST ADMINISTRATION
                        -------------------------------

         3.1 Powers.

         (a) Subject to the limitations set forth in this Trust Agreement, the Trustee shall have the power to take any and all actions that, in the judgment of the Trustee, are necessary or proper to fulfill the purposes of the FB Property Damage Trust, including, without limitation, each power expressly granted in this Article 3.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.

         (b) Except as otherwise specified herein, the Trustee needs not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

         (c) Without limiting the generality of Article 3.1(a) above, the Trustee shall have the power to

         (i) receive and hold the Assets,

         (ii) invest the monies held from time to time by the FB Property Damage Trust,

         (iii) sell, transfer or exchange any or all of the Assets at such prices and upon such terms as they may consider proper, consistent with the other terms of this Trust Agreement,

         (iv) pay liabilities and expenses of the FB Property Damage Trust,

         (v) change the state of domicile of the FB Property Damage Trust,

         (vi) establish such funds, reserves and accounts within the FB Property Damage Trust estate, as deemed by the Trustee to be useful in carrying out the purposes of the FB Property Damage Trust,

         (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitral or other proceeding,

         (viii) amend the Bylaws, a copy of which is annexed hereto as Annex B (the "Bylaws"),

         (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment and other advisors, alternative dispute resolution panelists, and agents as the business of the FB Property Damage Trust requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deem advisable or necessary in order to carry out the terms of this FB Property Damage Trust,

         (x) pay employees, legal, financial, accounting, investment and other advisors and agents reasonable compensation, including without limitation, compensation at rates approved by the Trustee for services rendered prior to the execution hereof,

         (xi) reimburse the Trustee, subject to Article 5.5, and reimburse such officers, employees, legal, financial, accounting, investment and other advisors and agents all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder, including without limitation, costs and expenses incurred prior to the execution hereof,

         (xii) execute and deliver such deeds, leases and other instruments as the Trustee considers proper in administering the FB Property Damage Trust,

         (xiii) enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the FB Property Damage Trust, provided such arrangements do not conflict with any other provision of this Trust Agreement,

         (xiv) in accordance with Article 5.6, indemnify (and purchase insurance indemnifying) the Trustee and PD Advisory Committee members (as hereinafter defined), and officers, employees, agents, advisers and representatives of the FB Property Damage Trust or the PD Advisory Committee to the fullest extent that a corporation or trust organized under the law of the FB Property Damage Trust's domicile is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisers and representatives,

         (xv) indemnify (and purchase insurance indemnifying) the Additional Indemnitees as defined in Article 5.6 hereof,

         (xvi) delegate any or all of the authority therein conferred with respect to the investment of all or any portion of the Assets to any one or more reputable individuals or recognized institutional investment advisers or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Article 5.4,

         (xvii) consult with FB or its Affiliates at such times and with respect to such issues relating to the conduct of the FB Property Damage Trust as the Trustee considers desirable,

         (xviii) make, pursue (by litigation or otherwise), collect, compromise or settle any claim, right, action or cause of action included in the Assets, and

         (xix) merge or contract with other claims resolution facilities that are not specifically created by this Agreement or the FB Asbestos Property Damage Claims Procedures, subject to Article 3.2(e) of this Agreement, provided that such merger or contract shall not (a) alter the FB Asbestos Property Damage Claims Procedures; (b) subject the FB Property Damage Trust to any additional liabilities for FB Asbestos Property Damage Claims, (c) subject the Reorganized Debtors or any successor in interest to any risk of having any Asbestos Property Damage Claim asserted against it or them; or (c) otherwise jeopardize the validity or enforceability of the General Injunction.

         (d) The Trustee shall not have the power to guaranty any debt of other persons.

         3.2 General Administration.

         (a) The Trustee shall act in accordance with the Bylaws. To the extent not inconsistent with the terms of this Trust Agreement, the Bylaws govern the affairs of the FB Property Damage Trust.

         (b) The Trustee shall timely file such income tax and other returns and statements and comply with all withholding obligations, as required under the applicable provisions of the Internal Revenue Code and of any state law and the regulations promulgated thereunder.

         (c) (i) The Trustee shall cause to be prepared and filed with the Bankruptcy Court as soon as available, and in any event within ninety (90) days following the end of each fiscal year an annual report containing financial statements of the FB Property Damage Trust (including, without limitation, a balance sheet of the FB Property Damage Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustee and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustee shall provide a copy of such report to the PD Advisory Committee and to Reorganized FB.

         (ii) Simultaneously with delivery of each set of financial statements referred to in Article 3.2(c)(i) above, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of Claims disposed of during the period covered by the financial statements.

         (iii) All materials requested to be filed with the Bankruptcy Court by this Article 3.2 shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.

         (d) The Trustee shall cause to be prepared and submitted to the PD Advisory Committee as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years.

         (e) The Trustee shall consult with the PD Advisory Committee (as hereinafter defined) on the appointment of a successor Trustee and the implementation and administration of the FB Asbestos Property Damage Claims Procedures. The Trustee shall be required to obtain the consent of a majority of the members of the PD Advisory Committee in order:

            (i) to amend materially the FB Asbestos Property Damage Claims Procedures, unless such amendment relates to the specific amounts or percentages to be paid to holders of Asbestos Property Damage Claims who have not elected discounted payment, in which case, PD Advisory Committee consent is not required, or

            (ii) to merge or participate with any claims resolution facility that was not specifically created under this Trust Agreement or the FB Asbestos Property Damage Claims Procedures, or

            (iii) to amend any provision of Article 6 herein; or

            (iv) to terminate the FB Property Damage Trust pursuant to Article 7.2(a)(iii) herein.

The PD Advisory Committee shall not unreasonably withhold any consent required hereunder, and if ever the PD Advisory Committee shall withhold any consent required hereunder, at the election of the Trustee, the dispute between the Trustee and the PD Advisory Committee shall be resolved through the implementation of binding alternative dispute resolution procedures mutually agreed to by the Trustee and the PD Advisory Committee.

         3.3 Claims Administration.

         (a) General Principles. The Trustee shall proceed quickly to implement the FB Asbestos Property Damage Claims Procedures. The FB Property Damage Trust shall pay holders of valid Asbestos Property Damage Claims in accordance with the provisions hereof as promptly as funds become available. In his or her administration of the FB Asbestos Property Damage Claims Procedures, the Trustee shall favor settlement over arbitration, and fair and efficient resolution of Claims in all cases, while endeavoring to preserve and enhance the FB Property Damage Trust estate.

         (b) FB Asbestos Property Damage Claims.

         (i) The Trustee shall administer the processing and payment of FB Asbestos Property Damage Claims in accordance with the FB Asbestos Property Damage Claims Procedures, a copy of which is annexed hereto as Annex A, as the same may be amended from time to time, in accordance with the provisions hereof and thereof.

         (c) Bankruptcy Court Claims Bar Date Orders

         (i) As provided herein, the Trustee shall enforce the Bankruptcy Court's claims bar date orders that are applicable to Asbestos Property Damage Claims.

         (ii) The Trustee shall disallow any Asbestos Property Damage Claim if they determine the claimant inexcusably failed to comply with an applicable claims bar date order entered by the Bankruptcy Court, and any such decision shall be final and non-appealable.

         (iii) The Trustee shall have complete discretion to determine whether a claimant inexcusably failed to comply with an applicable claims bar date order. In making this determination, the Trustee may be guided by the "excusable neglect" standard developed under federal bankruptcy law in connection with the adjudication of late filed proofs of claim in bankruptcy cases.

                                  ARTICLE 4

                      ACCOUNTS, INVESTMENTS, AND PAYMENTS
                      -----------------------------------

         4.1 Accounts. The Trustee may, from time to time, create such accounts and reserves within the FB Property Damage Trust estate as they may deem necessary, prudent or useful in order to provide for the payment of expenses and valid Asbestos Property Damage Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

         4.2 Investments. Investment of monies held in the FB Property Damage Trust shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

    (a) Except with respect to entities owned and controlled by the FB Property Damage Trust for purposes of carrying out provisions of this Trust Agreement, the FB Property Damage Trust shall not acquire or hold any equity in any Person or business enterprise unless such equity is in the form of securities that are traded on a national securities exchange or major international securities exchange or over the National Association of Securities Dealers Automated Quotation System.

    (b) The FB Property Damage Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.

         4.3 Source of Payments. All FB Property Damage Trust expenses, payments and all liabilities with respect to FB Asbestos Property Damage Claims shall be payable solely out of the FB Property Damage Trust estate. Neither FB, its Affiliates, its subsidiaries, any successor in interest or the present or former directors, officers, employees or agents of FB, its Affiliates, or its subsidiaries, nor the Trustee, the PD Advisory Committee, or any of their officers, agents, advisers or employees shall be liable for the payment of any FB Property Damage Trust expenses or any Asbestos Property Damage Claim or any other liability of the FB Property Damage Trust.

                                   ARTICLE 5

                                  THE TRUSTEE
                                  -----------

         5.1 Number. There shall be one (1) Trustee. The Trustee shall be the person named on the signature page hereof.

         5.2 Term of Service.

         (a) The Trustee shall serve until the earlier of (i) the termination of the FB Property Damage Trust pursuant to Article 7.2 below, (ii) his or her death, (iii) his or her resignation pursuant to Article 5.2(c) below, or (iv) his or her removal pursuant to Article 5.2(c) below, at which time his or her term shall terminate automatically.

         (b) The Trustee may resign at any time by written notice to the PD Advisory Committee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given, where practicable.

         (c) The Trustee may be removed in the event that the Trustee becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any failure to comply with Article 5.9, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustee hereunder, or repeated nonattendance at scheduled meetings. Such removal shall require the unanimous decision of the PD Advisory Committee. Such removal shall take effect at such time as the PD Advisory Committee shall determine.

         5.3 Appointment of Successor Trustee.

         (a) In the event of a vacancy in the position of Trustee, the vacancy shall be filled by majority vote of the PD Advisory Committee who shall refrain from making an appointment that may result in the appearance of impropriety.

         (b) Immediately upon the appointment of a successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

         5.4 Liability of the Trustee. No Trustee, officer, or employee of the FB Property Damage Trust shall be liable to the FB Property Damage Trust, to any person holding an Asbestos Property Damage Claim, or to any other Person except for such Trustee's, officer's or employee's own breach of trust committed in bad faith or for willful misappropriation. No Trustee, officer, or employee of the FB Property Damage Trust shall be liable for any act or omission of any other officer, agent, or employee of the FB Property Damage Trust, unless the FB Trustee acted with bad faith or willful misconduct in the selection or retention of such officer, agent, or employee.

         5.5 Compensation and Expenses of the Trustee.

         (a) The Trustee shall receive compensation from the FB Property Damage Trust for his or her services as Trustee in the amount of $_________ per annum, plus a per diem allowance for meetings attended in the amount of $1,000. The Trustee shall determine the scope and duration of activities that constitute a meeting and may provide for partial payment of per diem amounts for activities of less than a full day's duration. The per annum compensation payable to the Trustee hereunder may only be increased annually by the PD Advisory Committee proportionately with any increase in the Consumer Price Index -- All Cities (or any successor index) for the corresponding annual period. Any increase in excess of that amount may be made only with the approval of the Bankruptcy Court.

         (b) The FB Property Damage Trust will promptly reimburse the Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of his or her duties hereunder.

         5.6 Indemnification of the Trustee and Others.

         (a) The FB Property Damage Trust shall indemnify and defend the Trustee, the FB Property Damage Trust's officers, agents, advisers or employees, to the fullest extent that a corporation or trust organized under the laws of the FB Property Damage Trust's domicile is from time to time entitled to indemnify and defend its directors, trustees, officers, employees, agents or advisers against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder. Notwithstanding the foregoing, the Trustee shall not be indemnified or defended in any way for any liability, expense, claim, damage or loss for which he or she is liable under Article 5.4. Additionally, each member of the PD Advisory Committee (collectively "Additional Indemnitees") who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, administrative or arbitral, by reason of any act or omission of such Additional Indemnitees with respect to (i) the Chapter 11 Cases, (ii) the liquidation of any Asbestos Property Damage Claims, or (iii) the administration of the FB Property Damage Trust and the implementation of the FB Asbestos Property Damage Claims Procedures, shall be indemnified and defended by the FB Property Damage Trust against expenses, costs and fees (including attorneys' fees), judgments, awards, costs, amounts paid in settlement, and liabilities of all kinds incurred by each Additional Indemnitee in connection with or resulting from such action, suit, or proceeding, except for bad faith or willful misconduct.

         (b) Reasonable expenses, costs and fees (including attorney's fees) incurred by or on behalf of the Trustee or any Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitral from which they are indemnified by the FB Property Damage Trust pursuant to this Article 5.6, may be paid by the FB Property Damage Trust in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Trustee or Additional Indemnitee to repay such amount unless it shall be determined ultimately that such Trustee or Additional Indemnitee is entitled to be indemnified by the FB Property Damage Trust.

         (c) The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee, officer, employee, agent or representative of the FB Property Damage Trust or Additional Indemnitee against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or representative.

         5.7 The Trustee's and Additional Indemnitees' Lien. The Trustee and any Additional Indemnitee shall have a prior lien upon the FB Property Damage Trust corpus to secure the payment of any amounts payable to them pursuant to Articles 5.5 and 5.6.

         5.8 The Trustee's Employment of Experts. The Trustee may, but shall not be required to, consult with counsel, accountants, appraisers and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them (regardless of whether any such party is affiliated with the Trustee in any manner, except as otherwise expressly provided in this Trust Agreement), and the opinion of any such parties on any matters submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of any such party.

         5.9 The Trustee's Independence. The Trustee shall not, during the term of his or her service, hold a position with or financial interest in an insurance company identified in Schedule XVI to the Plan, or act as attorney or advisor for any person who holds an Asbestos Property Damage Claim.

         5.10 The Trustee's Service as Officer or Consultant to the FB Property Damage Trust. The Trustee may, but is not required to, serve as an officer or manager of the FB Property Damage Trust or as a consultant to the FB Property Damage Trust. In the event the Trustee serves the FB Property Damage Trust in such a capacity, the FB Property Damage Trust shall compensate the Trustee in an amount determined by the PD Advisory Committee. Compensation for the Trustee's service as an officer or manager of the FB Property Damage Trust or as a consultant to the FB Property Damage Trust shall be in addition to compensation paid pursuant to Article 5.5.

         5.11 Bond. The Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                  ARTICLE 6

                      PROPERTY DAMAGE ADVISORY COMMITTEE
                      ----------------------------------

         6.1 Formation; Duties. A Property Damage Advisory Committee (the "PD Advisory Committee") shall be formed. The Trustee shall consult with the PD Advisory Committee on the appointment of a successor Trustee and the implementation and administration of the FB Asbestos Property Damage Claims Procedures. The Trustee may consult with the PD Advisory Committee on any matter affecting the FB Property Damage Trust, and certain actions by the Trustee are subject to the prior consent of the PD Advisory Committee as provided in Article 3.2(e) hereof. The PD Advisory Committee shall endeavor to act in the best interests of the holders of all Asbestos Property Damage Claims.

         6.2 Number; Chairperson.

         (a) There shall be three members of the PD Advisory Committee. The initial PD Advisory Committee members shall be , ______________ and _____________. The PD Advisory Committee shall act in all cases by majority vote.

         (b) There shall be a Chairperson of the PD Advisory Committee. The Chairperson of the PD Advisory Committee shall be ____________. The Chairperson shall act as the PD Advisory Committee's liaison, he or she shall coordinate and schedule meetings of the PD Advisory Committee, and he or she shall handle all administrative matters that come before the PD Advisory Committee.

         6.3 Term of Office.

         (a) Each member of the PD Advisory Committee shall serve for the duration of the FB Property Damage Trust, subject to the earlier of his or her death, resignation, or removal.

         (b) Subject to Article 6.4(b) hereof, any member of the PD Advisory Committee may resign at any time by written notice to each of the remaining members specifying the date when such resignation shall take place.

         (c) Any member of the PD Advisory Committee may be removed in the event such member becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated nonattendance at scheduled meetings. Such removal shall be made by the unanimous decision of the other members of the PD Advisory Committee, and it shall be effective at such time as all other members of the PD Advisory Committee determine.

         6.4 Appointment of Successor.

         (a) A vacancy in the PD Advisory Committee caused by the resignation of a PD Advisory Committee member shall be filled with an individual nominated by the resigning PD Advisory Committee member and approved by the unanimous vote of all PD Advisory Committee members. The resigning PD Advisory Committee member's resignation shall not be effective until such approval is obtained and the successor PD Advisory Committee member has accepted the appointment.

         (b) In the event of a vacancy in the membership of the PD Advisory Committee other than one caused by resignation, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the PD Advisory Committee.

         6.5 Compensation and Expenses of PD Advisory Committee Members.

         (a) Each member of the PD Advisory Committee shall receive compensation from the FB Property Damage Trust for his or her services in the amount of $3,000 per diem for meetings attended by such member, payable as determined by the Trustee, but not less frequently than quarterly. Such per diem amount shall be increased or decreased annually pro rata with the amount that the per diem for meetings paid to the Trustee is increased or decreased pursuant to Article 5.5(a). For purposes of determining the per diem amount hereunder, the same definition of "meeting" shall apply to the PD Advisory Committee as is adopted by the Trustee for meetings of the Trustee.

         (b) All reasonable out-of-pocket costs and expenses incurred by PD Advisory Committee members in connection with the performance of their duties hereunder will be promptly reimbursed to such members by the FB Property Damage Trust.

         6.6 Procedure for Obtaining Consent of PD Advisory Committee. In the event a matter is subject to the consent of the PD Advisory Committee pursuant to the terms hereof, the Trustee shall provide the PD Advisory Committee with the appropriate information regarding the matter in question. Upon receipt of such information, the PD Advisory Committee shall be given a period of twenty
(20) days to respond to the Trustee's request for consent. This twenty (20) day period may be extended with the consent of the Trustee. In the event that the PD Advisory Committee does not respond to the Trustee within such twenty
(20) day period, or any extension thereof, as to their approval or non-approval to such matter, then approval by the PD Advisory Committee shall be deemed to have been granted. The members of the PD Advisory Committee must consider in good faith any request by the Trustee prior to any non-approval thereof, and no member of the PD Advisory Committee may withhold his consent unreasonably.

                                  ARTICLE 7

                              GENERAL PROVISIONS
                              ------------------

         7.1 Irrevocability. The FB Property Damage Trust is irrevocable during the term of the trust, but is subject to amendment as provided in
Article 7.3.

         7.2 Termination.

         (a) The FB Property Damage Trust shall automatically terminate on the date (the "Termination Date") 90 days after the first occurrence of any of the following events:

            (i) the Trustee in his or her sole discretion decides to terminate the FB Property Damage Trust because (A) he or she deems it unlikely that new Asbestos Property Damage Claims will be filed against the FB Property Damage Trust and (B) all Asbestos Property Damage Claims duly filed with the FB Property Damage Trust have been liquidated and satisfied and two years have elapsed since the Effective Date; or

            (ii) if the Trustee has procured and has in place irrevocable insurance policies or coverage in place agreements and has established claims handling agreements and other necessary arrangements adequate to discharge all expected remaining obligations and expenses of the FB Property Damage Trust in a manner consistent with this Trust Agreement and the FB Asbestos Property Damage Claims Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes final; or

            (iii) if in the judgment of the Trustee, with the consent of the PD Advisory Committee (which consent shall not be unreasonably withheld), the continued administration of the FB Property Damage Trust is uneconomic or inimical to the best interests of the persons holding Asbestos Property Damage Claims and the termination of the FB Property Damage Trust will not expose or subject FB, its Affiliates, or any other Reorganized Debtor or any successor in interest to any increased or undue risk of having any Asbestos Property Damage Claims asserted against it or them or in any way jeopardize the validity or enforceability of the General Injunction; or

            (iv) 21 years less 91 days pass after the death of the last survivor of all the descendants of George Herbert Walker Bush of Texas living on the date hereof.

         (b) On the Termination Date, after payment of all the FB Property Damage Trust's liabilities have been provided for, the remaining FB Asbestos Property Damage Insurance Assets shall be transferred and assigned to Reorganized OC; all monies, if any, remaining in the FB Property Damage Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501 (c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research, or the relief of suffering of individuals suffering from asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to FB or its Affiliates within the meaning of Section 468(d)(3) of the Internal Revenue Code.

         7.3 Amendments. The Trustee, after consultation with the PD Advisory Committee, and subject to the PD Advisory Committee's consent when so provided herein, may modify or amend this Trust Agreement or any document annexed to it, including, without limitation, the By Laws, or the FB Asbestos Property Damage Claims Procedures, except that Articles 2.2 (Purpose), 2.4 (Acceptance of Assets and Assumption of Liabilities), 3.1(d) (Precluding Guaranty of Certain Debt), 3.2(e) (Trustee's consultation with PD Advisory Committee), 3.3(a)-(c) (Claims Administration), 5.1 (Number of Trustees), 5.2 (Term of Service), 5.3 (Appointment of a Successor Trustee), 5.5 (Compensation and Expenses of FB Property Damage Trust ), 5.6 (Indemnification of the Trustee and Others), 5.9 (Trustee's Disinterestedness), 6.1 (PD Advisory Committee Formation and Duties), 6.2 (PD Advisory Committee Number and Chairperson), 6.4 (Appointment of Successor (PD Advisory Committee)), 7.1 (Irrevocability), 7.2 (Termination) and 7.3 (Amendments) herein shall not be modified or amended in any respect. No consent from the Settlors shall be required to modify or amend this Trust Agreement or any document annexed to it. Any modification or amendment made pursuant to this section must be done in writing. Notwithstanding anything contained herein to the contrary, neither this Trust Agreement nor the FB Asbestos Property Damage Claims Procedures shall be modified or amended in any way that would jeopardize the efficacy or enforceability of the General Injunction.

         7.4 Meetings. For purposes of Articles 5.5 and 6.5 of this Trust Agreement, a PD Advisory Committee member or the Trustee shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, by phone or in person, on FB Property Damage Trust matters with PD Advisory Committee members, the Trustee, or advisors hired by the FB Property Damage Trust. The Trustee shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Articles 5.5 and 6.5.

         7.5 Severability. Should any provision in this Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement.

         7.6 Notices. Notices to persons asserting claims shall be given at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the FB Property Damage Trust with respect to his or her Asbestos Property Damage Claim. Any notices or other communications required or permitted hereunder shall be in writing and delivered at the addresses designated below, or sent by telecopy pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by any of Reorganized FB, the Trustee or the PD Advisory Committee to the others in compliance with the terms hereof:

To the FB Property
  Damage Trust or
  the Trustee:             _____________________
                           _____________________
                           _____________________

                           and

                           _____________________

                           _____________________
                           _____________________



To the PD Advisory
  Committee                _____________________
                           _____________________
                           _____________________

                           and

                           _____________________
                           _____________________
                           _____________________

                           and

                           _____________________
                           _____________________
                           _____________________

To [________]              _____________________
                           _____________________
                           _____________________
                           _____________________

                           and

                           _____________________
                           _____________________
                           _____________________
                           _____________________
                           _____________________

         All such notices and communications shall be effective when delivered at the designated addresses or when the telecopy communication is received at the designated addresses and confirmed by the recipient by return telecopy in conformity with the provisions hereof.

         7.7 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         7.8 Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Settlors, the FB Property Damage Trust, and the Trustee and their respective successors and assigns, except that neither the Settlors nor the FB Property Damage Trust nor the Trustee may assign or otherwise transfer any of its, or his or her rights or obligations under this Trust Agreement except, in the case of the FB Property Damage Trust and the Trustee, as contemplated by Articles 3.1 or 7.2(b).

         7.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Trust Agreement is contained herein and in the documents referred to herein, and this Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of other rights under law or in equity.

         7.10 Headings. The headings used in this Trust Agreement are inserted for convenience only and neither constitute a portion of this Trust Agreement nor in any manner affect the construction of the provisions of this Trust Agreement.

         7.11 Governing Law. This Trust Agreement shall be governed by, and construed in accordance with. the laws of the State of Delaware.

         7.12 Settlors' Representative. FB is hereby irrevocably designated as the representative of the Settlors, and it is hereby authorized to take any action required of the Settlors in connection with the Trust Agreement.

         7.13 Dispute Resolution. Any disputes that arise under this Agreement or under the Annexes hereto shall be resolved by the Bankruptcy Court pursuant to Article XIII of the Plan, except as otherwise provided herein or in the Annexes hereto. Notwithstanding anything else herein contained, to the extent any provision of this Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

         7.14 Enforcement and Administration. The parties hereby acknowledge the Bankruptcy Court's continuing exclusive jurisdiction to interpret and enforce the terms of this Trust Agreement and the Annexes hereto, pursuant to
Article XIII of the Plan.

         7.15 Effectiveness. This Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto and until the Effective Date.


         IN WITNESS WHEREOF, the parties have executed this Trust Agreement this ___ day of ________, 2003.

                                   SETTLORS

                                   _______________________


                                   By:  ___________________________________
                                        Name_______________________________
                                        Title______________________________


                                   By:  ___________________________________
                                        Name_______________________________
                                        Title______________________________


                                   By:  ___________________________________
                                        Name_______________________________
                                        Title______________________________


                                   TRUSTEE

                                   _______________________
                                   Name

             FIBREBOARD ASBESTOS PROPERTY DAMAGE SETTLEMENT TRUST

                                    BYLAWS
                                    ------

                                   ARTICLE 1

                                    OFFICES
                                    -------

         1.1 . Principal Office. The initial principal office of the Fibreboard Asbestos Property Damage Settlement Trust (the "FB Property Damage Trust") shall be in Wilmington, Delaware or at such other place as the Trustee shall from time to time select.

         1.2 . Other Offices. The FB Property Damage Trust may have such other offices at such other places as the Trustee may from time to time determine to be necessary for the efficient and cost effective administration of the FB Property Damage Trust.

                                   ARTICLE 2

                                  THE TRUSTEE
                                  -----------

         2.1 . Control of Property, Business and Affairs. The property, business and affairs of the FB Property Damage Trust shall be managed by or under the discretion of the Trustee, provided that certain decisions of the Trustee shall be subject to the consent of the PD Advisory Committee as provided in the Trust Agreement to which these Bylaws are attached as Annex B.

         2.2 . Number, Resignation and Removal. The number of Trustee[s] and the provisions governing the' resignation and removal of the Trustee and the appointment of a successor Trustee shall be governed by the provisions of
Article 5 of the Trust Agreement.

         2.3 . Quorum and Manner of Acting. All of the Trustees shall be required for the transaction of business. In the absence of all Trustees, the Trustee[s] present may adjourn the meeting from time to time until all shall be present. The unanimous vote, at a meeting at which all Trustees are present, shall be an act of the Trustees.

         2.4 . Regular Meetings. Regular meetings of the Trustee may be held at such time and place as shall from time to time be determined by the Trustee provided that the Trustee shall meet at least once per calendar quarter. After there has been such determination, and a notice thereof has been once given to the PD Advisory Committee, regular meetings may be held without further notice being given. The PD Advisory Committee members shall be entitled to attend every regular meeting of the Trustee unless the Trustee reasonably determines that their attendance at all or part of a regular meeting would compromise a privileged communication or that a confidential discussion among the Trustee and his or her advisors is required.

         2.5 . Special Meetings. Special meetings of the Trustee shall be held whenever called by the Trustee. Notice of each such meeting, unless impracticable, shall be sent to each member of the PD Advisory Committee at his or her residence or usual place of business by personal delivery or by telephone or telecopy not later than two (2) days before the day on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the member of the PD Advisory Committee entitled to receive such notice, whether before or after the meeting shall be deemed equivalent thereto for purposes of this
Section 5. The PD Advisory Committee shall be entitled to attend every special meeting of the Trustee, unless the Trustee reasonably determines that their attendance at all or part of a special meeting would compromise a privileged communication or that a confidential discussion among the Trustee and his or her advisors is required. No notice or waiver by the Trustee, or any PD Advisory Committee member with respect to any special meeting shall be required if such person shall be present at said meeting. In the event a special meeting of the Trustee is held without notice to or the presence of the PD Advisory Committee, the PD Advisory Committee shall be given prompt notice after the fact of any resolution adopted by the Trustee at such special meeting.

         2.6 . Action Without a Meeting: Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the Trustee may be taken without a meeting if the Trustee consents thereto in writing, and the writing is filed with the minutes of proceedings of the Trustee.

         The Trustee also may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment, provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

         In the event the Trustee takes any action pursuant to this Section 6, the PD Advisory Committee shall be given prompt notice after the fact of any resolution adopted by the Trustee in writing.

         2.7 . Minutes of Proceedings of Trustees. Minutes of the meetings of the Trustee shall be maintained by the FB Property Damage Trust. The PD Advisory Committee shall receive copies of the minutes promptly after they have been approved by the Trustee.

         2.8 . Notice Recipient. The PD Advisory Committee members shall designate a representative to receive the notices and minutes required to be provided by this Article II. The Trustee's delivery of the notices and minutes to such designated notice recipient shall suffice for all purposes of this
Article II.

                                   ARTICLE 3

                                   OFFICERS
                                   --------

         3.1 . Principal Officers. The principal officer of the FB Property Damage Trust shall be an Executive Director. The FB Property Damage Trust may also have such other officers as the Trustee may appoint after determining, that such appointment will promote the efficient and cost-effective administration of the FB Property Damage Trust.

         3.2 . Election and Term of Office. The principal officer(s) of the FB Property Damage Trust shall be chosen by the Trustee. Each such officer shall hold office until his successor shall have been duly chosen and qualified or until his earlier death, resignation or removal.

         3.3 . Subordinate Officers. In addition to the principal officer enumerated in 3.1 of this Article 3, the FB Property Damage Trust may have such other subordinate officers, agents and employees as the Trustee may deem necessary for the efficient and cost-effective administration of the FB Property Damage Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustee may from time to time determine. The Trustee may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

         3.4 . Removal. The Executive Director or any other officer may be removed with or without cause, at any time, by resolution adopted by the Trustee at any regular meeting of the Trustee or at any special meeting of the Trustee called for that purpose.

         3.5 . Resignations. Any officer may resign at any time by giving written notice to the Trustee. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.6 . Powers and Duties. The officers of the FB Property Damage Trust shall have such powers and perform such duties as may be conferred upon or assigned to them by the Trustee.

                                   ARTICLE 4

                             PD ADVISORY COMMITTEE
                             ---------------------

         4.1 . Regular Meetings. Regular meetings of the PD Advisory Committee may be held at such time and place as shall from time to time be determined by the PD Advisory Committee, provided it shall meet as often as is necessary to respond promptly to matters referred to it for consultation or consent by the Trustee. After a schedule for regular meetings has been determined, and a notice thereof has been once given to each PD Advisory Committee member, regular meetings may be held without further notice being given.

         4.2 . Special Meeting; Notice. Special meetings of the PD Advisory Committee shall be held whenever called by one or more of the PD Advisory Committee members. Notice of each such meeting shall be delivered by overnight courier to each PD Advisory Committee member, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the date on which the meeting is to be held, or shall be sent to him or her at such place by personal delivery or by telephone or telecopy, not later than two (2) days before the date on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the PD Advisory Committee members entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this 4.2. No notice to or waiver by any PD Advisory Committee member with respect to any special meeting shall be required if such PD Advisory Committee member shall be present at such meeting.

         4.3 . Action Without a Meeting; Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the PD Advisory Committee may be taken without a meeting if all members of the PD Advisory Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the PD Advisory Committee.

         The PD Advisory Committee may take any action required or permitted to be taken at any meeting by means of conference telephone or similar communication equipment provided that all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

         4.4 . Reimbursement of Expenses. All reasonable out-of-pocket expenses incurred by each member of the PD Advisory Committee in connection with the performance of his or her duties hereunder will be paid directly or reimbursed promptly to such member by the FB Property Damage Trust upon presentation of appropriate documentation.

                                   ARTICLE 5

                                  AMENDMENTS
                                  ----------

         The Bylaws of the FB Property Damage Trust, other than Article II,
Article IV and Article V, may be amended by the Trustee at any meeting of the Trustee, provided that notice of the proposed amendment is contained in the notice of such meeting. The remaining Bylaws may be amended by the Trustee only after receipt of the consent of the PD Advisory Committee to the proposed amendment.

                             ANNEX A to the FB Property Damage Trust Agreement


                                  EXHIBIT E-1

                         FIBREBOARD ASBESTOS PROPERTY
                      DAMAGE CLAIMS RESOLUTION PROCEDURES


         These Fibreboard Asbestos Property Damage Claims Resolution Procedures ("FB Property Damage Claims Procedures") have been prepared in connection with the Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-possession, dated as of January 17, 2003 (the "Plan"), and in connection with the Fibreboard Asbestos Property Damage Settlement Trust Agreement (the "Trust Agreement") filed in connection with the Plan.

         These Property Damage Claims Procedures provide for the exclusive means of processing, liquidating, paying and satisfying all Fibreboard Asbestos Property Damage Claims as provided in and required by the Plan and the Trust Agreement. The trustee (the "Trustee") of the Fibreboard Asbestos Property Damage Trust (the "FB Property Damage Trust") shall implement and administer these Property Damage Claims Procedures in accordance with the Trust Agreement.

                                   ARTICLE 1

                                  Definitions
                                  -----------

         Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Trust Agreement and if not defined herein nor defined in the Trust Agreement, but defined in the Plan shall have the meanings ascribed to them in the Plan.

         1.1 Abatement. "Abatement" shall mean and refer to the removal, enclosure, encapsulation or repair of asbestos containing products.

         1.2 Abatement Costs. "Abatement Costs" shall mean and refer to the reasonable and customary costs of Abatement, including, by way of example, costs for the Abatement itself, design, consultant and laboratory fees and costs in connection with the Abatement, and, except for Abatement upon Demolition, the reasonable costs of replacement, as allowed in these Property Damage Claims Procedures, of the asbestos containing products with a non-asbestos containing product.

         1.3 Allowed Claim. "Allowed Claim" shall mean and refer to any Claim allowed for payment under the terms of these FB Property Damage Claims Procedures. An Allowed Claim shall be, and be deemed to be, a judgment against the FB Property Damage Trust (as successor for all purposes to the liabilities of Fibreboard in respect of FB Asbestos Property Damage Claims), in the Allowed Amount of such Claim.

         1.4 Allowed Costs. "Allowed Costs" are those costs actually incurred that are reasonably and customary in the circumstances and which are allowed under these FB Property Damage Claims Procedures.

         1.5 Approved Laboratory. "Approved Laboratory" shall mean and refer to a laboratory competent to perform constituent analysis of bulk samples of asbestos containing products approved by the Trustee with the concurrence of the PD Advisory Committee.

         1.6 Asbestos Coordinator. "Asbestos Coordinator" shall mean and refer to Claimant's employee or agent who has primary responsibility for the Claimant's asbestos abatement, management and control activities.

         1.7 Claim. "Claim" shall mean a Fibreboard Asbestos Property Damage Claim.

         1.8 Claimant. "Claimant" shall mean an Entity holding a Fibreboard Asbestos Property Damage Claim.

         1.9 Convincing Evidence. "Convincing Evidence" shall mean and refer to sufficient evidence to be a preponderance of the evidence.

         1.10 Cost Model. "Cost Model" shall mean and refer to an appropriate model or formula developed by the Trustee with the advice and concurrence of the PD Advisory Committee for the purpose of estimating Past and Future Abatement Costs.

         1.11 Demolition. "Demolition" shall mean and refer to the deliberate removal or destruction of a building or a part thereof, or a building system or component thereof, for any purpose by its owner or operator, by those acting for or on behalf of the owner or operator, or by a government agency, undertaken at least in principal part for reasons not related to asbestos management or control.

         1.12 Disallowed Claim. "Disallowed Claim" shall mean and refer to any Claim that has been determined by the Trustee to not qualify for payment under these FB Property Damage Claims Procedures.

         1.13 Discounted Payable Costs. "Discounted Payable Costs" shall mean and refer to the Abatement Costs payable to a Category 2 Claimant calculated in accordance with Exhibit 1.

         1.14 Effective Date. "Effective Date" shall mean the Business Day on which all conditions to the consummation of the Plan have been satisfied or waived as provided in Article XII of the Plan, and is the effective date of the Plan.

         1.15 Future Abatement Costs. "Future Abatement Costs" shall mean and refer to estimated Abatement Costs to be incurred by the Claimant based upon the Cost Model. Future Abatement Costs shall include the Abatement Costs for removal of previously encapsulated or enclosed asbestos containing products.

         1.16 Homogeneous Area. "Homogeneous Area" shall mean and refer to a section of asbestos-containing product within a building that appears uniform in color and texture.

         1.17 Past Abatement Costs. "Past Abatement Costs" shall mean and refer to Abatement Costs actually incurred by the Claimant prior to the date of submission of its Claim to the Property Damage Facility, or, at the Claimant's option, costs for such Abatement as calculated by application of the Cost Model.

         1.18 Payment Percentage. "Payment Percentage" shall mean and refer to the percentage of the Allowed Amount of all Asbestos Property Damage Claims that the Trustee, from time to time, determine pursuant to the requirements set forth in Section 7.1(c) of the FB Property Damage Claims Procedures.

         1.19 Pre-Existing Claims. "Pre-Existing Claims" shall mean and refer to those claims on behalf of a Claimant who prior to the Bar Date filed or intervened in a lawsuit in a court of general jurisdiction against Fibreboard ("Fibreboard Pre-Existing Claimant).

         1.20 Product Identification. "Product Identification" shall mean and refer to Convincing Evidence that the asbestos-containing product which is the subject of a Claim is a Fibreboard asbestos-containing product.

         1.21 Property Damage Claim Form. "PD Claim Form" or "Claim Form" shall mean and refer to the form(s) and supporting instructions approved by the Trustee to be used by Claimants in the proper submission of Claims to the Property Damage Facility.

         1.22 Property Damage Facility. "Property Damage Facility" shall mean and refer to the mechanism or system established by the Trustee for the disposition and payment of Claims pursuant to these FB Property Damage Claims Procedures.

         1.23 Qualified Person. "Qualified Person" shall mean and refer to a trained industrial hygienist, engineer, contractor, consultant and/or asbestos coordinator who is certified, licensed and/or specially trained and experienced to identify and assess asbestos-containing products and to select appropriate Abatement.

                                   ARTICLE 2

                          Purpose and Interpretation
                          --------------------------

         2.1 Purpose. These FB Property Damage Claims Procedures are adopted pursuant to the Trust Agreement. They are designed to provide fair, prompt payment to holders of valid FB Property Damage Claims and to provide a low transaction cost method of effectuating the resolution of such Claims.

         2.2 Interpretation. Nothing in these FB Property Damage Claims Procedures shall be deemed to create a substantive right for any Claimant. Without limiting the foregoing, these FB Property Damage Claims Procedures specifically shall not create any substantive right for any claimant to be afforded now, or in the future, a discounted cash payment election, as described in Section 4.3(b) herein, in any amount. These FB Property Damage Claims Procedures are procedural, and they may be amended, deleted, or added to pursuant to the terms of the Trust Agreement and the terms of these FB Property Damage Claims Procedures.

                                  ARTICLE 3

                      Property Damage Advisory Committee
                      ----------------------------------

         There shall be a Property Damage Advisory Committee (the "PD Advisory Committee") composed of three persons selected by the Trustee. The Trustee shall participate and consult with the PD Advisory Committee on all major policy and administrative decisions affecting, and the interpretation and implementation of, the FB Property Damage Claims Procedures. Where consultation is required under the Trust Agreement or these FB Property Damage Claims Procedures, the Trustee need only seek advice and counsel from the PD Advisory Committee and are independent and free to accept or reject any recommendation of the PD Advisory Committee. In addition to any provisions in the Trust Agreement that may require the consent of the PD Advisory Committee, the Trustee shall obtain the consent of the PD Advisory Committee regarding
(i) participation or merger with another claim resolution organization or contracting the operation of the FB Property Damage Trust (as defined herein) to another claim resolution organization; (ii) material changes other than any changes related to specific amounts to be paid or percentages to be paid in these FB Property Damage Claims Procedures in respect of Allowed Asbestos Property Damage Claims; (iii) the designation of approved laboratories; and
(iv) the approval of a Cost Model for Past and Future Abatement Costs (as defined herein) under these FB Property Damage Claims Procedures.

                                  ARTICLE 4

                               Claims Categories
                               -----------------

         4.1 Categories of Asbestos Property Damage Claims. All FB Asbestos Property Damage Claims shall be divided into two categories:

         (a) Category 1 Claims. Category 1 Claims shall include those Claims for Individual Review which are filed within twelve months of the Effective Date.

         (b) Category 2 Claims. Category 2 Claims shall include those Claims for Discounted Payable Costs which are filed within twelve months of the Effective Date.

         (c) No Claimant may file a Claim in more than one category.

         4.2 Allowed Asbestos Property Damage Claims. For a Category 1 Claim or a Category 2 Claim to be Allowed, the Claimant must provide Convincing Evidence of each of the following:

         (a) The asbestos containing product for which the Claim is submitted is a Fibreboard asbestos-containing product; and

         (b) A legally viable cause of action; and

         (c) A Category 1 Claim, only, must also provide Convincing Evidence of compensable injury and damages.

         4.3 Allowed Amounts.

         (a) Category 1 Claims shall be Allowed in the amount of the Allowed Costs, as adjusted to take into account the historical difficulty of proving such claims in the tort system and in no event shall the Allowed amount be greater than 50% of the Allowed Costs.

         (b) Category 2 Claims shall be Allowed in the amount of their Discounted Payable Costs as provided in Exhibit 1.

         4.4 Disallowed Asbestos Property Damage Claims. The Property Damage Facility will disallow any Asbestos Property Damage Claim:

         (a) for which the Claimant did not file a timely Proof of Claim within the meaning of the Bankruptcy Code and Bankruptcy Rules, such determination shall be made consistent with Section 3.3(c) of the Trust Agreement requiring the Trustee to enforce the Bankruptcy Court's bar date orders;

         (b) for which the Claimant did not file a Property Damage Claim Form within twelve months of the Effective Date;

         (c) where there has been a prior judicial determination or stipulation that the asbestos containing product for which the Asbestos Property Damage Claim was filed is not a Fibreboard asbestos-containing product;

         (d) by any Claimant where there is Convincing Evidence that Fibreboard would have been able to obtain summary judgment on the ground that the claim would have been barred as a matter of law or factually time-barred under the laws of the applicable jurisdiction if considered on the Petition Date, unless such claim has been revived or reinstated by reason of legislative enactment in the applicable jurisdiction; provided, however, there is a presumption that Pre-Existing Claims are not factually time-barred; or

         (e) where there has been a prior adjudication by Final Order (as defined in the Plan) that an Asbestos Property Damage Claim has been time-barred and may not be brought in any other jurisdiction or otherwise revived by the holder of such Claim.

         4.5 Fibreboard Indirect Asbestos Property Damage Claim. Fibreboard Indirect Asbestos Property Damage Claims asserted against the FB Property Damage Trust that fall within the Plan's definition of Fibreboard Indirect Asbestos Property Damage Claims, and which have not been disallowed, discharged, or otherwise resolved, shall be processed, allowed or disallowed, liquidated, paid, and satisfied in accordance with procedures to be developed and implemented by the Trustee, which procedures (a) shall determine the validity and allowance of such claims consistent with Section 502(e) of the Bankruptcy Code, (b) shall require binding arbitration for the resolution of all disputes and thereby foreclose resort to the tort system for dispute resolution, and (c) shall otherwise provide the same processing and payment to the holders of such claims that are allowed as the FB Property Damage Trust would have afforded the holders of any underlying valid Fibreboard Asbestos Property Damage Claims under this Section IV.

                                  ARTICLE 5

           Processing and Review of Asbestos Property Damage Claims.
           ---------------------------------------------------------

         5.1 Submission of Asbestos Property Damage Claims. All Asbestos Property Damage Claims shall be submitted on the Property Damage Claim Form within twelve (12) months of the Effective Date, and shall include all of the documentation (as set forth in Section VI below) required to substantiate the Claim.

         The Property Damage Facility may establish procedures designed to reduce administrative costs, which do not prejudice the Claimants' substantive rights. The Property Damage Facility also may establish guidelines to prevent abuse of the Property Damage Facility's objective of providing for cost-effective and reasonable methods of Abatement which do not prejudice the Claimants' substantive rights and which are not inconsistent with these FB Property Damage Claims Procedures. The Property Damage Facility may negotiate and compromise Claims in the best interests of the Category 1 and Category 2 Claims pursuant to these FB Property Damage Claims Procedures.

         5.2 Review of Asbestos Property Damage Claims. Upon receipt of a Property Damage Claim Form, the Property Damage Facility shall review the Property Damage Claim Form to determine whether the necessary documentation (as set forth in Section VI) has been submitted. If additional documentation is required in order to evaluate the Claim, the Property Damage Facility shall notify the Claimant in writing within 90 days of receipt of such Property Damage Claim Form by the Facility. Any Claim requiring additional documentation as to which no such further documentation is provided within 60 days from the date of such notification, or such reasonable extension as may be granted by the Trustee (but which, in no event, shall exceed an additional 30 days), shall be a Disallowed Claim, provided that the Claimant shall have the right to request reconsideration and binding dispute resolution pursuant to the procedures set forth in Sections 5.3 and 5.4 below.

         Once all of the necessary documentation pertinent to a Claim is received, the Property Damage Facility will determine whether the Claim will be Allowed. The Property Damage Facility shall notify the Claimant in writing by mail of its determination within 120 days of receipt of all necessary documentation.

         Where Product Identification evidence under Section 6.2(c) is submitted, the Property Damage Facility shall have the right, upon reasonable notice to the Claimant, to inspect Claimant's building(s) or structure(s) and conduct non-invasive or non-destructive tests reasonably necessary for the evaluation of the Claim. Such inspection and/or testing shall be limited to visual inspection, photography, bulk sample collection and constituent analysis by an approved laboratory under these FB Property Damage Claims Procedures, and other such reasonable tests, and shall be done at times reasonably convenient to the Claimant and in accordance with all applicable federal, state and local rules or regulations regarding safe practices and the Claimant's operations and maintenance program, if any. Unless otherwise agreed, inspection or testing shall not extend the time for making a determination with respect to a Claim. For the purposes of this Section, the requirement that any testing by the Property Damage Facility be non-invasive or non-destructive shall not preclude securing bulk samples, provided, however, that the sampling shall be conducted in accordance with all applicable federal, state and local rules or regulations regarding safe practices and the Claimant's operations and maintenance program, if any, and further that the Property Damage Facility shall repair, including cosmetically, the material from which the sample is taken.

         The Property Damage Facility's official determination of a Claim shall include the dollar amount of Abatement Costs. If the Property Damage Facility determines that the claim amount for Abatement Costs of a Claim, as filed, is greater than the reasonable and customary costs of the allowable action undertaken under the circumstances, it shall allow only such reasonable and customary costs. If the dollar amount allowed is less than the total amount of the Claim filed by the Claimant for any reason, the Property Damage Facility's notification shall include the reason for its determination, a response to any contention previously raised by the Claimant in support of its Claim, copies of all reports of any inspection and/or testing, and a full disclosure of the Claimant's rights to request reconsideration and binding dispute resolution. If the Claimant accepts the determination of the Property Damage Facility as to the amount of such Claimant's Allowed Claim, that decision will be final and binding on both parties and may not be reopened.

         5.3 Reconsideration of Asbestos Property Damage Claim. A Claimant shall have 60 days from the date of receipt of the Property Damage Facility's notice of its official determination to file with the Property Damage Facility a written request for reconsideration of that determination. The Claimant must state in writing the reason(s) for seeking reconsideration and include any additional materials not theretofore submitted which the Claimant wishes to be considered in connection with the reconsideration.

         Once the Property Damage Facility has received a request for reconsideration, it shall review the Asbestos Property Damage Claim, the supporting documentation, Claimant's reason for seeking reconsideration and arguments in support thereof, any newly submitted material, the notice of determination and reasons therefor, and any other relevant material. The review shall be conducted de novo by a panel consisting of two Property Damage Facility claims analysts and one otherwise disinterested member of the PD Advisory Committee. The claims analyst who made the original determination shall not sit on the reconsideration panel. Neither the Property Damage Facility nor the panel members may raise or rely on any reasons not stated in the Notice of Determination as a basis for denying the request for reconsideration. The panel shall have 90 days from the date of receipt of Claimant's request for reconsideration to issue a final determination. If no final determination is issued within said 90-day time period, the Asbestos Property Damage Claim shall be Allowed as originally submitted.

         The reconsideration panel shall issue its final determination in writing to the Claimant. The Allowed Amount shall include the amount of the Abatement Costs, if any. If the amount allowed is less that the Claim as filed by the Claimant for any reason or the Claim is disallowed in whole or in part, the final determination shall include a detailed, written statement supporting the panel's finding, including a response to any contention previously raised by the Claimant in support of its Claim, as well as a full disclosure of Claimant's right to request binding dispute resolution.

         5.4 Binding Dispute Resolution. A final determination upon reconsideration by the panel which denies either in full or in part a Claim may be submitted to an arbitrator for binding dispute resolution. A Claimant shall have 60 days from the date of receipt of the Property Damage Facility's final determination upon reconsideration to file with the Property Damage Facility a written request for binding dispute resolution.

         The Property Damage Facility shall maintain a list of a minimum of 15 independent arbitrators who are available to hear disputes between the Property Damage Facility and Claimants. Once a request for Binding Dispute Resolution is received by the Property Damage Facility, the Property Damage Facility shall, within 10 days of receipt of such request, send to the Claimant the names and addresses of 10 independent arbitrators which shall have been selected by a random process. Claimant shall have 30 days from the date the list is received to strike five arbitrators, and to return that information to the Property Damage Facility.

         The Property Damage Facility, once it has received Claimant's choices, shall select one of the five potential arbitrators not stricken by the Claimant and then arrange a mutually acceptable date and location for the binding dispute resolution to take place. The binding dispute resolution shall be commenced within 90 days of receipt by the Property Damage Facility of Claimant's choices of arbitrators. Upon confirmation of the date that binding dispute resolution is to commence, the Property Damage Facility shall notify the Claimant in writing of the identity of the arbitrator and the date and location of commencement of the binding dispute resolution. Telephone arbitrations may be conducted by the Property Damage Facility, where requested by the Claimant.

         The arbitrator shall review the Claim de novo pursuant to the standards set forth in these FB Property Damage Claims Procedures. In no event shall the arbitrator's determination be an amount lower than the amount of the final determination by the Property Damage Facility upon reconsideration, unless the arbitrator determines that the Claim is a Disallowed Claim. The Property Damage Facility shall pay the arbitrators' fees, provided, however, that, in the event a Claimant fails to obtain an award in an amount equal to or greater than 125% of the Property Damage Facility's final determination of its Claim, such fees shall be borne by the Claimant.

                                  ARTICLE 6

                            Required Documentation
                            ----------------------

         6.1 Requirements. Except as otherwise may be provided for herein, no Asbestos Property Damage Claim shall be Allowed unless the following documentation is submitted to the Property Damage Facility in support of the Asbestos Property Damage Claim. All documentation provided by a Claimant must be sufficient to constitute Convincing Evidence as required by these FB Property Damage Claims Procedures. The absence of one or more of the categories of documents set forth below shall not prejudice the allowance of, or constitute the basis for the disallowance of, a Claim if the Claimant certifies that, despite reasonable efforts, the required material could not be located. In such case, alternative documents or testimony that provides Convincing Evidence of the necessary facts to support the Claim shall be accepted. Claimants may also use evidence submitted and determinations made by the claims processing facilities in other asbestos bankruptcies to constitute Convincing Evidence, as appropriate, of the quantity of asbestos-containing product in their buildings or structures and/or their costs of Abatement.

         6.2 Category 1 Claims. The following documentation must be supplied:

         (a) A completed PD Claim Form, describing the location, type and quantity of asbestos-containing product and the installation date thereof, including a certification of the information contained therein; and

         (b) Copies of all bulk sample analysis results and/or records thereof (existing as of the Effective Date) showing that abated material contained asbestos. The bulk sample analysis technique must be polarized light microscopy or another generally acceptable method, including those acceptable to the United States Environmental Protection Agency. A minimum of one sample from each Homogeneous Area for which Abatement Costs are claimed must have been analyzed; and

         (c) Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product, which the Trustee may confirm by any method and which confirmation shall be at the expense of the Claimant. Identification of Fibreboard asbestos-containing product may be established by any of the following, among others:

            (i) constituent analysis of representative bulk sample(s) showing that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product; or

            (ii) a sworn affidavit of an individual with personal knowledge that Fibreboard asbestos-containing product was used in the building or structure for which the Claim is made, setting forth the individual's conclusion that Fibreboard is the designer, manufacturer, supplier, distributer or seller of the asbestos-containing product and the factual basis for that conclusion; or

            (iii) documentation evidencing that Fibreboard asbestos-containing product was used in the building or structure for which the Claim is made including, without limitation, sales invoices; purchase orders; architectural specifications and records; bid documents; contracts and subcontracts; change orders; material approvals; maintenance, repair and renovation records; complaints to contractors; installation records; advertisements; insurance claims; supplier records; documents from discovery in lawsuits; and Fibreboard records. For this purpose, a specification without some additional substantiating proof that Fibreboard asbestos-containing product was used shall not sustain a Claim; or

            (iv) A prior judicial determination or stipulation entered into by Fibreboard that the asbestos-containing product that is the subject of the Claim is Fibreboard asbestos-containing product; and

         (d) Convincing Evidence supporting a Claim for Abatement Costs including one or more of the following:

            (i) a copy of a report from a Qualified Person or Asbestos Coordinator describing the type, location, and quantity of asbestos-containing product, and type and scope of Abatement which was performed; or

            (ii) copies of receipted bills, or vouchers or other proof of all Abatement Costs; or

            (iii) copies of bid specifications and contracts for all Abatement work performed by persons other than the Claimant's employees; or

            (iv) copies of all special insurance policies purchased directly by Claimant to cover risks resulting from Abatement or copies of receipted bills, vouchers, or other proof of special insurance; or

            (v) with respect to costs attributable to Abatement performed by Claimant's employees, copies of personnel contracts or other proof of the salary of Claimant's employees and the number of hours spent by them on Abatement, including a breakdown of those activities. Such proof shall include a sworn statement by Claimant setting forth the basis for attributing such employee costs to and/or Abatement and the job description and qualifications of each such employee; and

         (e) Claimants submitting a Claim for Future Abatement Costs must supply a copy of the report of a Qualified Person or an Asbestos Coordinator detailing information sufficient for the Trustee to apply the Cost Model based on the type, location and quantity of Fibreboard or asbestos-containing product and type and scope of Abatement to be performed.

         6.3 Category 2 Claims. The following documentation must be provided:

         (a) A completed Property Damage Claim Form, describing the location, type and quantity of asbestos-containing product and the installation date thereof, including a certification of the information contained therein; and

(b) Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product, which the Trustee may confirm by any method and which confirmation shall be at the expense of the Claimant.

                                  ARTICLE 7

                  Payment of Asbestos Property Damage Claims
                  ------------------------------------------

         7.1 Payment Procedures.

         (a) To the extent that Claims, as a part of a voluntary procedure, have not already been liquidated during the these Reorganization Cases, or are not in the process of being liquidated, the Trustee shall use these procedures to process all Claims as quickly as practicable after the Effective Date. Claims shall be processed on a first-in-first-out ("FIFO") order.

         (b) As soon as all Claims submitted to the FB Property Damage Trust according to these FB Property Damage Claims Procedures have been finally determined to be Allowed Claims or Disallowed Claims, the Trustee, in consultation with the PD Advisory Committee, shall calculate the total Allowed Amount of all Allowed Category 1 Claims and the total Allowed Amount of all Allowed Category 2 Claims.

         (c) The FB Asbestos Property Damage Trust is funded with Assets primarily consisting of rights to insurance recoveries (the "Recoveries") under liability insurance policies issued to Fibreboard for FB Asbestos Property Damage Claims and identified in Schedule XVI to the Plan. The Trust shall use the Recoveries to pay holders of Allowed Claims pursuant to these FB Property Damage Claims Procedures.

         (d) Upon receiving all of the Recoveries from the Assets, or 5 years from the Effective Date, whichever occurs first, the Trustee shall determine the amounts to be paid to holders of Allowed Claims based on the total amount of Recoveries available at that time ("Available Recoveries").

            (i) Allowed Category 1 Claims shall be paid based on the following calculations: The Trustee shall subtract the total Allowed Amount of all Allowed Category 2 Claims from the Available Recoveries to determine the Available Recoveries remaining to compensate holders of Allowed Category 1 Claims ("Remaining Available Recoveries"). The Trustee, in consultation with the PD Advisory Committee, shall then determine the Payment Percentage to be used to pay holders of Allowed Category 1 Claims based on the Remaining Available Recoveries. Holders of Allowed Category 1 Claims shall then receive payment calculated on the basis of the Payment Percentage multiplied by the Allowed Amount of their Claim.

            (ii) Allowed Category 2 Claims shall be paid their Discounted Payable Costs calculated in accordance with Exhibit 1; except that, if the Remaining Available Recoveries are insufficient to pay holders of Allowed Category 1 Claims at least as much as they would have received had they submitted their Claim as a Category 2 Claim, then all of the holders of Allowed Claims, regardless of claim category, shall receive their pro rata share of all Available Recoveries.

            (iii) Should additional recoveries ("Additional Recoveries") from the Assets become available after payment has been made to holders of Allowed Claims pursuant to Sub-sections 7.1(d)(i) - (ii), as soon as practicable after they become available, the Additional Recoveries shall be distributed to holders of Allowed Claims pursuant to Sub-sections 7.1(d)(i)-(ii); provided that holders of Allowed Category 2 Claims shall not be entitled to receive more than their Discounted Payable Costs, such that any Additional Recoveries that become available after all holders of Allowed Category 2 Claims have received their total Allowed Amounts shall be paid only to holders of Allowed Category 1 Claims based on the Payment Percentage; provided further that holders of Allowed Category 1 Claims shall not be entitled to receive more than their Allowed Amount.

         (e) Notwithstanding any other provision above, if the Claimant has previously received payment through any other lawsuit or bankruptcy case for damages that would qualify as Allowed Costs under these procedures for the same asbestos-containing product for which it is now seeking payment from the Trust, the amount actually received from the Trust attributable to that asbestos-containing product shall be adjusted. The payment that would otherwise have been received from the Trust shall be reduced to the extent necessary to ensure that the amount received herein, when combined with the payment received in the prior lawsuit or bankruptcy, will not allow the Claimant to receive more than 100% of its Allowed Costs for said asbestos-containing product.

         7.2 Timing of Payments. Payments to holders of Allowed Claims shall be made as soon as practicable after Available Recoveries or Additional Recoveries become available.

EXHIBIT 1
---------


         1. Except as otherwise may be the case pursuant to sections 2 and 3, below, Claimants who elect Category 2 treatment for their claims shall receive Discounted Payable Costs based upon the quantity of asbestos-containing product identified in the building(s) or structure(s) specified in their respective Property Damage Claim Forms. Any such Claim must be supported by the documentation required in Section 6.3 and shall be reviewed and approved by the Property Damage Facility using the procedures set forth in Section V. One-hundred percent (100%) of the quantity of asbestos-containing product approved by the Property Damage Facility shall be used in computing a Claimant's Allowed Claim where Past Abatement Costs have been incurred for the relevant asbestos-containing product; sixty-five percent (65%) of the quantity of approved asbestos-containing product shall be used in computing a Claimant's Allowed Claim where such Past Abatement Costs have not been incurred.

         2. After determining the aggregate allowed amounts of the quantity of asbestos-containing product as provided in paragraph 1, hereof, and subject to the provisions of paragraph 3, below, the Trustee shall Allow each Category 2 Claimant Discounted Payable Costs in the amount of $1.00 times each linear and/or square foot of asbestos-containing product. If there are not sufficient funds to pay all Discounted Payable Costs in full, the available funds will be distributed, pro rata, among the holders of the Category 2 Claims.

         3. To further encourage the efficient and consensual resolution of Claims, a Claimant may propose to the Trustee, within six months of the Effective Date, that, in lieu of the provisions of paragraph 1, that its Discounted Payable Cost be determined on the basis of a lump-sum settlement, based on either evidence of a relevant settlement history, an extrapolation of the quantity of asbestos-containing product for the type or types of asbestos-containing product for which it seeks payment, or a combination of the two methods. The following procedures then shall apply:

         (a) The Claimant's proposal must be accompanied by supporting information, including, at a minimum:

         (i) the relevant history of prior settlements in the tort system (whether or not this is the basis for Claimant's proposal); and

         (ii) amounts the Claimant has received in connection with other asbestos bankruptcies and the basis upon which those payments were made.

         The Claimant may, but need not, include a specific amount it proposes for settlement.

         (b) Upon receiving a proposal to settle for a lump-sum, the Trustee may either accept the initial specific amount proposed by the Claimant or enter into good-faith negotiations with the Claimant to determine such a lump-sum settlement amount. The Trustee's initial response to the proposal must be made to the Claimant within two months after receiving the Claimant's proposal.

         (c) If within two months after the Trustee's initial response they have not agreed with the Claimant upon a lump-sum settlement, the Trustee may, but need not, declare an impasse, in which case, the parties may continue to negotiate until such time as the Trustee declares an impasse. Thereafter, the Claimant will be given a minimum of an additional four months to file a Category 2 Claim, pursuant to the provisions of paragraph 1, above.

         (d) In their negotiations with the Claimant, the Trustee shall take into account all matters they deem relevant including, but not limited to, prior settlements reached by the Claimant in the tort system; amounts the Claimant has received in connection with other asbestos bankruptcies and the basis upon which those payments were made; the amount of Past Abatement Costs incurred by the Claimant versus the Future Abatement Costs to be incurred by the priority accorded to Past Abatement Costs herein; the total quantity of asbestos-containing product present in the Claimant's buildings or structures as determined by extrapolation or other means as compared with the aggregate quantity submitted by all other Category 2 Claimants; the limitation of total payments per square or linear foot of asbestos-containing product set forth in paragraph 2 above; and the Discounted Payable Costs being sought by the other Category 2 Claimants.

         (e) The Trustee's offer to the Claimant of a lump sum settlement may be expressed in terms of an allowed amount of Discounted Payable Costs and/or an actual cash payment the Claimant may expect to receive.

         (f) If the Trustee and the Claimant agree upon an Allowed Amount based upon Discounted Payable Costs, that amount will be included in the aggregate amount of Discounted Payable Costs described in paragraph 2, above, and the Claimant will receive its appropriate pro rata share from the funds available.

         (g) Notwithstanding any other provision herein, the Trustee has the discretion to defer making any settlement offer for an actual cash payment until he or she has processed and determined the aggregate quantity of asbestos-containing product used in computing all other Claims submitted by the Category 2 Claimants.

                                  Schedule I
                        Schedule of Subsidiary Debtors

CDC Corporation
Engineered Yarns America, Inc.
Exterior Systems, Inc.
Falcon Foam Corporation
Fibreboard Corporation
HOMExperts LLC
Integrex
Integrex Professional Services LLC
Integrex Testing Systems LLC
Integrex Supply Chain Solutions LLC
Integrex Ventures LLC
Jefferson Holdings, Inc.
Owens-Corning Fiberglas Technology Inc.
Owens Corning HT, Inc.
Owens-Corning Overseas Holdings, Inc.
Owens Corning Remodeling Systems, LLC
Soltech, Inc.

                                  Schedule II
                        List of Non-Debtor Subsidiaries


Commercial Owens Corning Chile Limitada
Crown Manufacturing Inc.
Engineered Pipe Systems, Inc.
EPS Holding AS
Eric Company
European Owens-Corning Fiberglas, S.A.
Flowtite Offshore Services Ltd.
Goodman Ventures, Inc.
IPM, Inc.
LMP Impianti Srl
Norske EPS Botswana AS
OC (Belgium) Holdings, Inc.
OC Celfortec Inc.
O.C. Funding B.V.
OCW Acquisition Corporation
Owens-Corning Britinvest Limited
Owens-Corning Capital Holdings I, Inc.
Owens-Corning Capital Holdings II, Inc.
Owens-Corning Capital L.L.C.
Owens-Corning Cayman Limited
Owens-Corning Fiberglas Deutschland GmbH
Owens-Corning Fiberglas (G.B.) Ltd.
Owens-Corning Fiberglas Espana, S.A.
Owens-Corning Fiberglas France S.A.
Owens-Corning Fiberglas Norway A/S
Owens-Corning Fiberglas S.A.
Owens-Corning Fiberglas Sweden Inc.
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.
Owens-Corning FSC, Inc.
Owens-Corning Funding Corporation
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.
Owens-Corning Holdings Limited
Owens-Corning Real Estate Corporation
Owens-Corning (Sweden) AB
Owens-Corning Veil Netherlands B.V.
Owens-Corning Veil U.K. Ltd.
Owens Corning (Anshan) Fiberglass Co., Ltd.
Owens Corning Argentina Sociedad de Responsabilidad Limitada
Owens Corning Australia Pty. Limited
Owens Corning Building Materials Espana, S.A.
Owens Corning Canada Inc.
Owens Corning Cayman (China) Holdings
Owens Corning (China) Investment Company, Ltd.
Owens Corning Commercial Insulation Systems, LLC
Owens Corning Composites Italia S.r.l.
Owens Corning Composites SPRL
Owens Corning Espana SA
Owens Corning Fiberglas A.S. Limitada
Owens Corning (India) Limited
Owens Corning (Japan) Ltd.
Owens Corning Integrated Acoustic Systems, LLC
Owens Corning Korea
Owens Corning Mexico, S.A. de C.V.
Owens Corning (Nanjing) Foamular Board Co. Ltd.
Owens Corning NRO Inc.
Owens Corning NRO II Inc.
Owens Corning (Shanghai) Fiberglas Co., Ltd.
Owens Corning (Singapore) Pte Ltd.
Owens Corning VF Holdings, Inc.
Palmetto Products, Inc.
Quest Industries, LLC
Scanglas Ltd.
Trumbull Asphalt Co. of Delaware
Vytec Corporation
Wall Technology, Inc.
Willcorp,Inc.
Wrexham A.R. Glass Ltd.

                                  Schedule V
            Schedule of Avoidance Actions Commenced by the Debtors

Owens Corning, et al. v. A.C. Leadbetter & Son, Inc. (Case No. A-02-5810).

Owens Corning, et al. v. AT Plastics Corporation (Case No. A-02-5811).

Owens Corning, et al. v. Nextiraone, LLC, f/k/a Williams Communications Solutions, LLC and Williams Communications, LLC f/k/a Williams Communications Solutions, LLC (Case No. A-02-5817).

Owens Corning and Fibreboard Corporation v. John D. Roach, et al. (Case No. A-02-5826).

Owens Corning v. Bank of America Corp. (Case No. A-02-5819).

Owens Corning v. Sanford C. Bernstein & Co. LLC, et al. (Case No. A-02-5820).

Owens Corning v. The Northern Trust Company (Case No. A-02-5818).

Owens Corning, et al. v. Credit Suisse First Boston, et al. (Case No.
A-02-5829).

Owens Corning, Fibreboard Corporation and Integrex v. The Estate of David T. Cobb and Official Committee of Unsecured Creditors (Case No. A-02-5832).

Owens Corning, Fibreboard Corporation and Integrex v. Duke Law Firm, P.C. and Official Committee of Unsecured Creditors (Case No. A-02-5875).

Owens Corning, Fibreboard Corporation and Integrex v. Ness Motley Loadholt Richardson & Poole, Ness Motley LLC and Official Committee of Unsecured Creditors (Case No. A-02-5830).

Owens Corning, Fibreboard Corporation and Integrex v. Lewis & Lewis, P.A., Michael T. Lewis and Official Committee of Unsecured Creditors (Case No. A-02-5876).

Owens Corning, Fibreboard Corporation and Integrex v. Terrence M. Johnson, Esquire and Official Committee of Unsecured Creditors (Case No. A-02-5872).

Owens Corning, Fibreboard Corporation and Integrex v. Law Office of Peter T. Nicholl and Official Committee of Unsecured Creditors (Case No. A-02-5879).

Owens Corning, Fibreboard Corporation and Integrex v. Peyton Parenti & Whittington, Peyton Law Firm and Official Committee of Unsecured Creditors (Case No. A-02-5831).

Owens Corning, Fibreboard Corporation and Integrex v. Provost Umphrey Law Firm LLP and Official Committee of Unsecured Creditors (Case No. A-02-5873).

Owens Corning, Fibreboard Corporation and Integrex v. Reaud, Morgan & Quinn, Inc., The Reaud Law Firm and Official Committee of Unsecured Creditors (Case No. A-02-5874).

Owens Corning, Fibreboard Corporation and Integrex v. Roxie Huffman Viator and Official Committee of Unsecured Creditors (Case No. A-02-5871).

Owens Corning, Fibreboard Corporation and Integrex v. Vonachen, Lawless, Trager & Slevin and Official Committee of Unsecured Creditors (Case No. A-02-5878).

                                  Schedule VI
    Schedule of Purchasers and Transferees Treated as Protected Parties(1)

The following parties are Protected Parties for purposes of the Asbestos Personal Injury Permanent Channeling Injunction only to the extent the alleged liability of the Protected Party with respect to an Asbestos Personal Injury Claim derives from the purchase of assets or businesses or stock from one or more of the Debtors or one or more Related Persons of the Debtors.

493989 B.C. Ltd.
901065 Ontario Limited
A.J. Gerrard & Co.
Advanced Glassfiber Yarns LLC
Advanced Glassfiber Yarns LLC
AG Yarns Canada Inc.
AGY Holdings, Inc.
Alcoa Home Exteriors, Inc.
Alcopor Holding AC
Alpha Corporation of Tennessee
ALSCO Metals Corporation f/k/a ALSCO Acquisition Corp.
American Builders & Contractors Supply
Apache Building Products Company
Archway Manufacturing and Warehousing, Inc.
Armstrong World Industries Canada Ltd.
Armstrong World Industries, Inc.
Asahi Glass Company Limited
Ashland Chemical Canada, Ltd.
Asphalt Roofing & Supplies
Asphalt Roofing & Supplies, Inc.
Atco Rubber products, inc.
Atlantic Air Products
Atlas Roofing Corporation
Atlas Roofing Corporation
Australian Fiber Glass, ACI Fiberglass & New Zealand Fiber Glass
Blue Ridge Investments, LLC
Booth Creek Ski Holdings, Inc.
Bristol Composite Materials Inc.
Bundy Corporation
Caliste-Ruston, Inc. (an affiliate of Calsilite Manufacturing Corp., Inc.) Cambridge Industrial do Brazil, Ltda
Central Industrial Center
Chan Hwa Trading Corporation
City of Millersburg, Oregon
C-K Communications, Inc.
Companice Colombiana de Assesorices e Inversiones
Derbit-Belgium, S.A.
Erom Second Corporation
Fastening Systems Acquisition Corporation
Fiberglas South Africa
Fiber-Lite Corporation
Florida Metal Products, Inc.
Flowtite as, Norway
Fluid Containment, Inc. (f/k/a Octens, Inc.)
Foam Fabricators, Inc.
Gaylord Container Corp.
Gewestelijke-Steuben Partners
Glasfiber AS
Great Lakes Terminal & Transport Corporation
H.H.M. Van Gilse, Trustee
IIG Minwool, LLC
Industry Factory Rentals
J. Aron & Co.
Jeffrey Wilson
Koch Fuels, Inc. (through Koch Materials Company Division)
Koch Materials Company
Kroy Building Products, Inc.
LA County Transportation Commission
Lance, Inc. (assigned to Vista Bakery, Inc.)
Leeway & Co.
Manufacturing Hanover
Mellon Bank, N.A.
Mesa Insulation, Inc. (a Division of Johns Manville Corporation)
Metro Boston Contracting Co., Inc.
Mogens Hogsted
Molded Fiber Glass Body Company
Montedison S.P.A. and Granmont, Inc.
National Filtration Corporation
Newport Mineral Ventures, Inc. (Borate Distribution Company)
Newport Mineral Ventures/James H. Sparks
NGF Canada Ltd
NHP, Inc.
North River Partners
Oregon Metallurgical Corporation (ESOP)
Outboard Marine Company
Owens Corning (Anshan) Fiberglass Co., Ltd
Package Deal Inc.
Parker Hannifin Corporation
Performance Contracting Group, Inc.
Performance Contracting, Inc.
Performance Materials Supply Inc.
Platres Fafarge
PST Corporation (wholly owned by Industiras Perdura)
Roan Selection Trust International Limited
Rockefeller Foundation - Transaction Two
Rockfibras do Brasil Industria e Comercio Ltda.
S&D Realty, LLC
Sampco, Inc.
Saudi Arabian Amiantit Co.
Schuller International, Inc.
Schuller International, Inc.
Sheffield Insulations Limited
Shell Oil
Siam Cement
Sierra Pacific Industries
Simonton Building Products, Inc.
Simonton Building Products, Inc.
Southern Silica Inc.
Spieker-French-Foster Partnership
Sterling Faucet Company
Sunnybrook Conference Center, Inc.
Taiyo Kogyo Corporation
The Aviation Works (Newark Airport)
The Detroit Salt Company, L.C.
The Image Source, Inc.
Therm-All Insulation Inc.
Tibbet
TKV Containers, Inc.
Trade & Development Offshore Properties
VCFA Inv. I-MBW
Veroc Technology
W.M. Cameron
W.M. Cameron Company
Wiley Organics, Inc.
Wohlstadter-Hyperion
WPI Acquisition Company
Yapi Merkezi


A Protected Party identified or described in this Schedule is a Protected Party only to the extent its alleged liability for an Asbestos Personal Injury Claim is derived from its relationship with OCD, Fibreboard, an OC Person, an FB Person or a Related Person of the foregoing. No such Person shall be a Protected Party by virtue of this Plan to the extent its asbestos liability is independent of and not derived from the foregoing relationships.


--------

1 The within Schedule is subject to further review by the Official Committee of Asbestos Claimants and the Legal Representative for Future Claimants and may be revised any time prior to ten (10) Business days prior to the Objection Deadline.

                                Schedule VIII(1)
                     Schedule of FB Persons and OC Persons


The Plan identifies categories of Persons that are FB Persons and OC Persons. FB Persons are limited to the following:

(i) Fibreboard and its direct or indirect Subsidiaries,

(ii) Fibreboard's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(iii) Fibreboard's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(iv) Fibreboard's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(v) the respective former and present employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv), acting in such capacity.

Although the Debtors intend to attempt to specifically identify and name as many FB Persons as possible under category (v), it may be impracticable to identify all such individuals and it is the intent of including such individuals by identification of the category even if not named.


--------------

1 The within Schedule is subject to further review by the Official Committee of Asbestos Claimants and the Legal Representative for Future Claimants and may be revised any time prior to ten (10) Business days prior to the Objection Deadline.

OC Persons are limited to the following:

(i) OCD and its direct or indirect Subsidiaries,

(ii) OCD's and its direct or indirect Subsidiaries' respective predecessors in interest, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(iii) OCD's and its direct or indirect Subsidiaries' respective successors in interest, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(iv) OCD's and its direct or indirect Subsidiaries' respective controlled Affiliates, but solely to the extent they appear on the following list:

     [THIS LIST IS BEING PREPARED BY THE DEBTORS AND MAY BE AMENDED UP TO TEN
     (10) BUSINESS DAYS PRIOR TO THE OBJECTION DEADLINE]

(v) the respective former and present employees, directors or officers of the Persons identified in clauses (i), (ii), (iii) and (iv), acting in such capacity.

Although the Debtors intend to attempt to specifically identify and name as many OC Persons as possible under category (v), it may be impracticable to identify all such individuals and it is the intent of including such individuals by identification of the category even if not named.

                                 Schedule X(1)
                         Schedule of Protected Parties

The following are Protected Parties to the extent identified on this Schedule, but only to the extent its alleged liability for an Asbestos Personal Injury Claim is derived from its relationship with OC, Fibreboard, and OC Person, FB Person or a Related Person:

(a) any Debtor and its Related Persons;

(b) any Reorganized Debtor and its Related Persons,

(c) any Person to the extent such Person is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the Asbestos Personal Injury Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following: (a) such Person's ownership of a financial interest in any of the Debtors or Reorganized Debtors, a past or present Affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors, (b) such Person's involvement in the management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors, or (c) such Person's service as an officer, director, or employee of any of the Debtors, the Reorganized Debtors or any Interested Party.

The Debtors intend to attempt to investigate and identify as many Protected Parties as possible under the above categories , and will begin filing such list no later than ten (10) Business Days prior to the approval of the Disclosure Statement, but this Schedule may be amended up to ten (10) Business Days prior to the Objection Deadline. Nonetheless the Debtors intend that all Related Persons who are individuals that are alleged to be liable for Asbestos Personal Injury Claims by virtue of service as officers or directors or involvement in management of the Debtors, their Affiliates or other Related Person be Protected Parties as defined in this Plan.

A Protected Party identified or described in this Schedule is a Protected Party only to the extent its alleged liability for an Asbestos Personal Injury Claim is derived from its relationship with OCD, Fibreboard, an OC Person, an FB Person or a Related Person of the foregoing. No such Person shall be a Protected Party by virtue of this Plan to the extent its asbestos liability is independent of and not derived from the foregoing relationships.

------------------

1 The within Schedule is subject to further review by the Official Committee of Asbestos Claimants and the Legal Representative for Future Claimants and may be revised any time prior to ten (10) Business days prior to the Objection Deadline.

                                 Schedule XII
                         Combined Distribution Package

The Combined Distribution Package consists of:

1. Available Cash, less $7 million in Cash as the Cash component of the FB Sub-Account Settlement Payment;

2. Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims and (b) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment;

3. 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less 2.8 million shares, with an estimated value of $70 million, as the New OCD Common Stock component of the FB Sub-Account Settlement Payment; and

4.   The Litigation Trust Recoveries

                                Schedule XIII
                      Combined Net Distribution Package

The Combined Net Distribution Package consists of:

1. Available Cash, less the sum of (a) $20 million in Cash as the Cash component of Guarantee Settlement Payment and (b) $7 million in Cash as the Cash component of the FB Sub-Account Settlement Payment;

2. Senior Notes in the aggregate principal amount of $1,400 million, less the sum of (a) the amount of any deferred portion of the Allowed Priority Tax Claims, (b) Senior Notes in the aggregate principal amount of $180 million as the Senior Notes component of the Guarantee Settlement Payment and (c) Senior Notes in the aggregate principal amount of $63 million as the Senior Notes component of the FB Sub-Account Settlement Payment;

3. 76 million shares of New OCD Common Stock, with an estimated value of $1,900 million, less the sum of (a) 8 million shares of New OCD Common Stock, with an estimated value of $200 million, as the New OCD Common Stock component of the Guarantee Settlement Payment and (b) 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million, as the New OCD Common Stock component of the FB Sub-Account Settlement Payment; and

4.   The Litigation Trust Recoverie

                                 Schedule XIV
                Schedule of Exclusions from Intercompany Claims

The O.C. Funding B.V. Claim will be paid as a Class 6 Claim.

                                 SCHEDULE XVI


Insurer                                              Policy Period                      Policy Number
-------                                              -------------                      -------------

Lloyd's of London                             Sept. 15, 1950  to Sept. 15, 1953          564/155055
Lloyd's of London                             Sept. 15, 1953  to Sept. 15, 1956          564/477688
Lloyd's of London                             Sept. 15, 1953  to Sept. 15, 1954          53/8540D
Lloyd's of London                             Sept. 15, 1954  to Sept. 15, 1955          54/83850
Lloyd's of London                             Sept. 15, 1955  to Sept. 15, 1956          55/7871D
Employers Reinsurance Corp.                   Sept. 15, 1956  to Sept. 15, 1959          C-2033
Lloyd's of London                             Sept. 15, 1956  to Sept. 15, 1959          564/500671
Lloyd's of London                             Sept. 15, 1956  to Sept. 15, 1958          56/8706D
Lloyd's of London                             Sept. 15, 1958  to Sept. 15, 1959          58/10666D
Employers Surplus Lines Ins. Co.              Sept. 15, 1959  to Sept. 15, 1962          E50072
Lloyd's of London                             Sept. 15, 1959  to Sept. 15, 1962          564/510503
Lloyd's of London                             Sept. 15, 1959  to Sept. 15, 1962          59/9335D
Truck Ins. Exchange                            April 1, 1977  to Oct. 1, 1978            350 41 55
Ins. Co. Of The State Of Pa                     June 1, 1977  to July 1, 1977            4177 8005
Central National Insurance Co.                  July 1, 1977  to June 1, 1978            CNU 12 65 73
Mission Insurance                               July 1, 1977  to June 1, 1978            M 835766
Pine Top                                        June 1, 1978  to Aug. 1, 1978            MLP 101015
Lexington                                       June 1, 1978  to Aug. 3, 1978            5513494
Puritan Insurance Co.                          April 1, 1979  to April 1, 1980           ML 650521
Granite State                                   Jan. 1, 1980  to April 1, 1980           6579 5818
Granite State                                   Jan. 1, 1980  to April 1, 1980           6579 0962
Granite State                                  April 1, 1980  to April 1, 1981           6580 7157
Granite State                                  April 1, 1980  to April 1, 1981           6580 2060
New England Reinsurance Corp.                  April 1, 1980  to April 1, 1981           791297
California Union Ins. Company                  April 1, 1980  to April 1, 1981           ZCX 004028
Allianz Underwriters Inc.                      April 1, 1980  to April 1, 1981           AUX 5200051
Granite State                                  April 1, 1981  to April 1, 1982           6581 8194
Granite State                                  April 1, 1981  to April 1, 1982           6581 2956
New England Reinsurance Corp.                  April 1, 1981  to April 1, 1982           791604
California Union Ins. Company                  April 1, 1981  to April 1, 1982           ZCX 004437
Allianz Underwriters Inc.                      April 1, 1981  to April 1, 1982           AUX 5201138
Granite State                                  April 1, 1982  to April 1, 1983           6582 9385
New England Reinsurance Corp.                  April 1, 1982  to April 1, 1984           791794
California Union Ins. Company                  April 1, 1982  to April 1, 1983           ZCX 006186
Allianz Underwriters Inc.                      April 1, 1982  to April 1, 1983           AUX 5201505
Century Indemnity Co.                          April 1, 1982  to April 1, 1984           CIZ 425553
Central National Insurance Co.                 April 1, 1982  to April 1, 1985           CNZ 006802
Granite State                                  April 1, 1983  to April 1, 1984           6583 0372
California Union Ins. Company                  April 1, 1983  to April 1, 1984           ZCX 006526
Allianz Underwriters Inc.                      April 1, 1983  to April 1, 1984           AUX 5201071
Granite State                                  April 1, 1984  to April 1, 1985           6584 1255
Aetna Insurance Co.                            April 1, 1984  to April 1, 1985           EX 09 1011
Constitution State                             April 1, 1984  to April 1, 1985           CE 874 F6883



                                 SCHEDULE XVII


Insurer                                       Policy Period                     Policy Number
-------                                       -------------                     -------------

Midland                            June 18, 1974 to Oct. 22, 1976                  XL 1110170544

National Union Fire                June 18, 1974 to Oct. 22, 1976                  CE 1011835

Affiliated FM                      July 9, 1974  to Oct. 22, 1976                  XL 72515

INA                                July 9, 1974 to Oct. 22, 1976                   XCP 6638

Lexington                          Oct. 22, 1975 to Oct. 22, 1976                  GC 5502955

Midland                            Oct. 22, 1976 to Oct. 22, 1977                  XL 151996

National Union Fire                Oct. 22, 1976 to Oct. 22, 1977                  1189233

Allianz                            March 9, 1979 to Sept. 1, 1979                  UMB 599515

Midland                            Sept. 1, 1979 to Sept. 1, 1980                  XL 153013
                                                                                   XL 153014

Transit Casualty                   Sept. 1, 1979 to Sept. 1, 1980                  SCU 955271
                                                                                   SCU 955258

Gibraltar                          Sept. 1, 1979 to Sept. 1, 1980                  GMX 00232
                                                                                   GMX 00236

Granite State                      Sept. 1, 1979 to Sept. 1, 1980                  6179-1549
                                                                                   6179-1662

Integrity                          Sept. 1, 1979 to Sept. 1, 1980                  XL 201337

National Union Fire                Sept. 1, 1979 to Sept. 1, 1980                  1224753
                                                                                   1224754

Allianz                            Sept. 1, 1979 to Sept. 1, 1980                  AU 5003102

Birmingham Fire                    Sept. 1, 1979 to Sept. 1, 1980                  SE 6073551

Landmark                           Sept. 1, 1979 to Sept. 1, 1980                  FE 4000221

Royale Belge                       Sept. 1, 1979 to Sept. 1, 1980                  1250965/79

Southern American                  Sept. 1, 1979 to Sept. 1, 1980                  XX 800201

Zurich International               Sept. 1, 1979 to Sept. 1, 1980                  ZI 7162

Midland                            Sept. 1, 1980 to Sept. 1, 1981                  XL 706744
                                                                                   XL 706745

Transit Casualty                   Sept. 1, 1980 to Sept. 1, 1981                  MUX 967039
                                                                                   MUX 967040

Allianz                            Sept. 1, 1980 to Sept. 1, 1981                  AUX 5200169
                                                                                   AUX 5200178

Gibraltar                          Sept. 1, 1980 to Sept. 1, 1981                  GMX 00719
                                                                                   GMX 00720

Granite State                      Sept. 1, 1980 to Sept. 1, 1981                  6180-2514
                                                                                   6180-2515

Integrity                          Sept. 1, 1980 to Sept. 1, 1981                  XL 201765

National Union Fire                Sept. 1, 1980 to Sept. 1, 1981                  122 60 49
                                                                                   122 60 50

Birmingham Fire                    Sept. 1, 1980 to Sept. 1, 1981                  SE 6073686

Royale Belge                       Sept. 1, 1980 to Sept. 1, 1981                  1250965/80

Southern American                  Sept. 1, 1980 to Sept. 1, 1981                  XX 800360

Zurich International               Sept. 1, 1980 to Sept. 1, 1981                  ZIB 7458/2

Midland                            Sept. 1, 1981 to Sept. 1, 1982                  XL 724521
                                                                                   XL 724522

Transit Casualty                   Sept. 1, 1981 to Sept. 1, 1982                  MUX 967065
                                                                                   MUL 967066

Allianz                            Sept. 1, 1981 to Sept. 1, 1982                  AUX 5201229
                                                                                   AUX 5201230

Gibraltar                          Sept. 1, 1981 to Sept. 1, 1982                  GMX 01308
                                                                                   GMX 01309

Integrity                          Sept. 1, 1981 to Sept. 1 1982                   XL 203363
                                                                                   XL 203364

National Union Fire                Sept. 1, 1981 to Sept. 1, 1982                  118 64 21
                                                                                   118 64 22

Birmingham Fire                    Sept. 1, 1981 to Sept. 1, 1982                  SE 6073042

Central Nat'l of Omaha             Sept. 1, 1981 to Sept. 1, 1982                  CNZ 0066019

Continental                        Sept. 1, 1981 to Dec. 17, 1981                  SRX 3196793

Royale Belge                       Sept. 1, 1981 to Sept. 1, 1982                  1250965-81

Southern American                  Sept. 1, 1981 to Sept. 1, 1982                  XX 800472

Transit Casualty                   Sept. 1, 1982 to Sept. 1, 1983                  UMB 950250

Midland                            Sept. 1, 1982 to Sept. 1, 1983                  XL 739665
                                                                                   XL 739666
                                                                                   XL 739667

Birmingham Fire                    Sept. 1, 1982 to Sept. 1, 1983                  SE 607 3986
                                                                                   SE 607 3985

Gibraltar                          Sept. 1, 1982 to Sept. 1, 1983                  GMX 01828
                                                                                   GMX 01829

Integrity                          Sept. 1, 1982 to Sept. 1, 1983                  XL 206444
                                                                                   XL 206445

National Union Fire                Sept. 1, 1982 to Sept. 1, 1983                  118 64 37
                                                                                   118 64 38

Central Nat'l of Omaha             Sept. 1, 1982 to Sept. 1, 1983                  CNZ 008086

Granite State                      Sept. 1, 1982 to Sept. 1, 1983                  6682-3495

Harbor Insurance Co.               Sept. 1, 1982 to Sept. 1, 1983                  HI 163017

London Guarantee & Accd.           Sept. 1, 1982 to Sept. 1, 1983                  LX 18988076

Pacific Employers                  Sept. 1, 1982 to Sept. 1, 1983                  XCC 003198

Royal Indemnity                    Dec. 10, 1982 to Sept. 1, 1983                  ED 101856

Royale Belge                       Sept. 1, 1982 to Sept. 1, 1983                  1250965/82

Central Nat'l of Omaha             Sept. 1, 1983 to Sept. 1, 1984                  CNZ 008414

Gibraltar                          Sept. 1, 1983 to Sept. 1, 1984                  GMX 02346
                                                                                   GMX 02347

Midland                            Sept. 1, 1983 to Sept. 1, 1984                  XL 749124
                                                                                   XL 749125
                                                                                   XL 749143

Royal Indemnity                    Sept. 1, 1983 to Sept. 1, 1984                  ED 102134

Birmingham Fire                    Sept. 1, 1983 to Sept. 1, 1984                  SE 6074148
                                                                                   SE 6074149

Granite State                      Sept. 1, 1983 to Sept. 1, 1984                  6683-4149
                                                                                   6683-4150

INA Underwriters                   Sept. 1, 1983 to Sept. 1, 1984                  XCP 145412
                                                                                   XCP 145413

Integrity                          Sept. 1, 1983 to Sept. 1, 1984                  XL 207790

National Union Fire                Sept. 1, 1983 to Sept. 1, 1984                  9605001
                                                                                   9605002

Royal Indemnity                    Sept. 1, 1983 to Sept. 1, 1984                  ED 102135

Harbor Insurance Co.               Sept. 1, 1983 to Feb. 10, 1984                  HI 176858

London Guarantee & Accd.           Sept. 1, 1983 to Sept. 1, 1984                  LX 2107865

Royale Belge                       Sept. 1, 1983 to Sept. 1, 1984                  1250965/83



                                Schedule XVIII
                 Schedule of FB Sub-Account Settlement Payment


The FB Sub-Account Settlement Payment shall be $140 million consisting of the following:

1.   $7 million in Cash;

2.   Senior Notes in the principal amount of $63 million; and

3. 2.8 million shares of New OCD Common Stock, with an estimated value of $70 million.